Exhibit 2.1

AGREEMENT AND PLAN OF MERGER

among:

GILEAD SCIENCES, INC.,

a Delaware corporation;

APEX MERGER SUB, INC.,

a Delaware corporation; and

CV THERAPEUTICS, INC.,

a Delaware corporation

Dated as of March 12, 2009

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (“Agreement”) is made and entered into as of March 12, 2009, by and among: GILEAD SCIENCES, INC., a Delaware corporation (“Parent”); APEX MERGER SUB, INC., a Delaware corporation and a wholly owned subsidiary of Parent (“Acquisition Sub”); and CV THERAPEUTICS, INC., a Delaware corporation (the “Company”). Certain capitalized terms used in this Agreement are defined in Exhibit A.

RECITALS

A.    Parent, Acquisition Sub and the Company have determined that it is in the best interests of their respective stockholders for Parent to acquire the Company upon the terms and subject to the conditions set forth in this Agreement.

B.    In furtherance of the contemplated acquisition of the Company by Parent, on the terms and subject to the conditions set forth in this Agreement: (a) Acquisition Sub shall make a cash tender offer (such cash tender offer, as it may be amended from time to time, being referred to in this Agreement as the “Offer”) to acquire all of the issued and outstanding shares of Company Common Stock at a price of $20.00 per share (such dollar amount, or any greater dollar amount per share paid pursuant to the Offer, being referred to in this Agreement as the “Offer Price”), net to the seller in cash; and (b) after acquiring shares of Company Common Stock pursuant to the Offer, Acquisition Sub shall merge into the Company (the merger of Acquisition Sub into the Company being referred to in this Agreement as the “Merger”).

C.    In order to induce Parent and Acquisition Sub to enter into this Agreement and to consummate the Contemplated Transactions, concurrently with the execution and delivery of this Agreement a stockholder of the Company is executing and delivering a stockholder agreement in favor of Parent and Acquisition Sub (the “Stockholder Agreement”).

AGREEMENT

The parties to this Agreement, intending to be legally bound, agree as follows:

Section 1. THE OFFER

1.1    Conduct of the Offer.

(a)    Parent shall cause Acquisition Sub to, and Acquisition Sub shall, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer as promptly as practicable after the date of this Agreement. Without limiting the preceding sentence, if the Company (i) shall have reasonably cooperated with Parent in connection with the Offer and the preparation of the Offer Documents (as defined below), and (ii) shall be prepared to file its Schedule 14D-9 (as defined below) with the SEC contemporaneously with or immediately following the filing by Parent of the Offer Documents with the SEC, then Parent shall cause Acquisition Sub to, and Acquisition Sub shall, commence (within the meaning of Rule 14d-2 under the Exchange Act) the Offer within five business days after the date of this Agreement. The date on which Acquisition Sub commences the Offer, within the meaning of Rule 14d-2 under the Exchange Act, is referred to in this Agreement as the “Offer Commencement Date.”

(b)    The obligation of Acquisition Sub to accept for payment (and the obligation of Parent to cause Acquisition Sub to accept for payment) shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer shall be subject to (i) the condition (the “Minimum Condition”) that there shall be validly tendered (and not withdrawn) a number of shares of Company Common Stock that, together with any shares of Company Common Stock owned by Parent or Acquisition Sub immediately prior to the acceptance for payment of shares of Company Common Stock pursuant to the Offer, represents more than 50% of the Adjusted

Outstanding Share Number (as defined below) and (ii) the other conditions set forth in Exhibit B. The Minimum Condition and the other conditions set forth in Exhibit B are referred to collectively as the “Offer Conditions.” For purposes of this Agreement, the “Adjusted Outstanding Share Number” shall be the sum of (1) the aggregate number of shares of Company Common Stock issued and outstanding immediately prior to the Acceptance Time, plus (2) at the election of Parent, an additional number of shares up to (but not exceeding) the sum of (A) the aggregate number of shares of Company Common Stock issuable upon the exercise of all Company Options, Company Warrants and other rights to acquire Company Common Stock that are outstanding immediately prior to the acceptance of shares of Company Common Stock for payment pursuant to the Offer and that are vested and exercisable or will be vested and exercisable prior to the Effective Time, plus (B) the aggregate number of shares of Company Common Stock issuable upon conversion of all Convertible Debt Securities that are outstanding immediately prior to the Acceptance Time and that are convertible into such shares or will be convertible into such shares prior to the Effective Time.

(c)    Acquisition Sub expressly reserves the right, in its sole discretion, to (i) increase the Offer Price and (ii) waive or make any other changes to the terms and conditions of the Offer; provided, however, that without the prior written consent of the Company: (A) the Minimum Condition may not be amended or waived; and (B) no change may be made to the Offer that (1) changes the form of consideration to be delivered by Acquisition Sub pursuant to the Offer, (2) decreases the Offer Price, (3) decreases the number of shares of Company Common Stock to be purchased by Acquisition Sub in the Offer, (4) imposes conditions to the Offer in addition to the Offer Conditions, (5) amends the Offer Conditions so as to broaden the scope of the Offer Conditions, (6) except as provided in Section 1.1(d), extends the expiration time of the Offer beyond the initial expiration time of the Offer or (7) otherwise amends any other term or condition of the Offer in a manner materially adverse to the holders of shares of Company Common Stock. Subject to the terms and conditions of the Offer and this Agreement, Acquisition Sub shall, and Parent shall cause Acquisition Sub to, (x) accept for payment all shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer as soon as practicable after Acquisition Sub is permitted to do so under applicable Legal Requirements (and in any event in compliance with Rule 14e-1(c) of the Exchange Act) and (y) pay the Offer Price in exchange for each share of Company Common Stock accepted for payment pursuant to the Offer.

(d)    The Offer shall initially be scheduled to expire 20 business days following the Offer Commencement Date (calculated as set forth in Rule 14d-1(g)(3) and Rule 14e-1(a) under the Exchange Act). Notwithstanding anything to the contrary contained in this Agreement, but subject to the parties’ respective termination rights under Section 8.1, (i) if, at the time as of which the Offer is scheduled to expire, any Offer Condition is not satisfied and has not been waived, then, subject to the parties’ respective termination rights under Section 8.1, Acquisition Sub shall extend the Offer on one or more occasions, for additional successive periods of up to 20 business days per extension (with the length of such periods to be determined by Parent), until all Offer Conditions are satisfied or validly waived in order to permit the Acceptance Time to occur; provided, however, that in no event shall Acquisition Sub be required to extend the Offer to a date later than August 31, 2009, and (ii) Acquisition Sub shall extend the Offer from time to time for any period required by any rule, regulation, interpretation or position of the SEC or the staff of the SEC applicable to the Offer. If less than 90% of the number of outstanding shares of Company Common Stock are accepted for payment pursuant to the Offer, Acquisition Sub may, in its sole discretion (and without the consent of the Company or any other Person), elect to provide for a subsequent offering period (and one or more extensions thereof) in accordance with Rule 14d-11 under the Exchange Act. Subject to the terms and conditions of this Agreement, Acquisition Sub shall promptly accept for payment, and pay for, all shares of Company Common Stock that are validly tendered during any such subsequent offering period (or any extension thereof). Acquisition Sub shall not terminate or withdraw the Offer prior to August 31, 2009, unless this Agreement is validly terminated.

(e)    On the Offer Commencement Date, Parent and Acquisition Sub shall: (i) cause to be filed with the SEC a Tender Offer Statement on Schedule TO with respect to the Offer, which will include as exhibits (A) Acquisition Sub’s offer to purchase shares of Company Common Stock pursuant to the Offer (the “Offer to Purchase”) and (B) forms of the related letter of transmittal and summary advertisement; and (ii) cause the Offer to Purchase and related documents to be disseminated to holders of shares of Company Common Stock. Parent and Acquisition Sub shall use commercially reasonable efforts to cause such Tender Offer Statement on Schedule TO and all exhibits, amendments and supplements thereto (collectively, the “Offer Documents”) and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Legal Requirements. The Company and its legal counsel shall be given reasonable opportunity to review and comment on the Offer Documents (including all amendments and supplements thereto) prior to the filing thereof with the SEC, and Parent and Acquisition Sub shall include all additions, deletions or changes thereto suggested by the Company and its legal counsel that Parent reasonably determines to be appropriate. Parent and Acquisition Sub shall promptly provide the Company and its legal counsel with a copy of any written comments and a description of any oral comments received by Parent, Acquisition Sub or their legal counsel from the SEC or its staff with respect to the Offer Documents and shall use commercially reasonable efforts to respond promptly to any such comments. To the extent required by the applicable requirements of the Exchange Act and the rules and regulations thereunder or by other Legal Requirements, (i) each of Parent, Acquisition Sub and the Company shall use commercially reasonable efforts to correct promptly any information provided by it for use in the Offer Documents to the extent such information shall be or shall have become false or misleading in any material respect and (ii) each of Parent and Acquisition Sub shall take all steps necessary to cause the Offer Documents, as supplemented or amended to correct such information, to be filed with the SEC and, if required by applicable Legal Requirements, to be disseminated to holders of shares of Company Common Stock. The Company shall promptly furnish to Parent and Acquisition Sub all information concerning the Acquired Corporations and the Company’s stockholders that may be required or reasonably requested in connection with any action contemplated by this Section 1.1(e).

(f)    If, between the date of this Agreement and the date on which any particular share of Company Common Stock is accepted for payment pursuant to the Offer, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, or if a record date with respect to any such event shall occur during such period, then the Offer Price shall be appropriately adjusted.

1.2    Company Actions.

(a)    The Company consents to the Offer and represents and warrants to Parent and Acquisition Sub that the Company’s board of directors, at a meeting duly called and held, has by the unanimous vote of all directors of the Company (i) determined that this Agreement and the Contemplated Transactions, including the Offer and the Merger, are fair to and in the best interests of the Company’s stockholders, (ii) approved this Agreement and approved the Contemplated Transactions, the Offer and the Merger, in accordance with the requirements of the Delaware General Corporation Law (the “DGCL”), (iii) declared that this Agreement is advisable, (iv) resolved to recommend that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and adopt this Agreement, and (v) to the extent necessary, adopted a resolution having the effect of causing the Company not to be subject to any restriction set forth in any state takeover law or similar Legal Requirement that would otherwise apply to the Offer, the Merger or any of the other Contemplated Transactions. Subject to and without limiting Sections 1.2(b) and 1.2(c): (1) the Company consents to the inclusion of the Company Board Recommendation in the Offer Documents; and (2) the Company agrees that the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent or Acquisition Sub, and that no resolution of the board of directors of the Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub shall be adopted.

(b)    Notwithstanding anything in this Agreement to the contrary, the Company Board Recommendation may be withdrawn or modified in a manner adverse to Parent and Acquisition Sub at any time prior to the Acceptance Time if: (i) an Acquisition Proposal is made that did not result directly or indirectly from a breach of this Section 1.2 or Section 5.3; (ii) on or prior to the later of (A) the date two business days prior to the date of any meeting of the Company’s board of directors at which such board of directors will consider whether such Acquisition Proposal may constitute a Superior Offer or whether such Acquisition Proposal may require the Company to withdraw or modify the Company Board Recommendation, or (B) the date on which any director of the Company is first notified of any such meeting, the Company provides Parent with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a description of such Acquisition Proposal; (iii) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), (A) that such Acquisition Proposal would, if this Agreement or the Offer were not amended or an alternative transaction with Parent were not entered into, constitute a Superior Offer and (B) that in light of such Acquisition Proposal, the failure to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub would, if this Agreement or the Offer were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Company’s board of directors’ fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; (iv) the Company delivers to Parent a Superior Offer Notice in accordance with Section 5.3(f) with respect to such Acquisition Proposal (including as an attachment the Specified Definitive Acquisition Agreement (as defined in Section 5.3(f)) relating to such Acquisition Proposal) and otherwise complies fully with the notice, negotiation and other requirements set forth in Section 5.3(f); and (v) following the negotiation period(s) described in Section 5.3(f), the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), and after taking into account any definitive written proposal submitted to the Company by Parent or Acquisition Sub to amend this Agreement or the Offer or enter into an alternative transaction as a result of any negotiations contemplated by Section 5.3(f), that (A) such Acquisition Proposal constitutes a Superior Offer, and (B) in light of such Acquisition Proposal, the failure to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub would still be inconsistent with the Company’s board of directors’ fiduciary obligations to the Company’s stockholders under applicable Legal Requirements.

(c)    Notwithstanding anything in this Agreement to the contrary, the Company Board Recommendation may also be withdrawn or modified in a manner adverse to Parent and Acquisition Sub at any time prior to the Acceptance Time if: (i) there shall occur or arise after the date of this Agreement a material development or material change in circumstances that relates to the Acquired Corporations but does not relate to any Acquisition Proposal (any such material development or material change in circumstances unrelated to an Acquisition Proposal being referred to as an “Intervening Event”); (ii) the Company did not have Knowledge, as of the date of this Agreement, that there was a reasonable possibility that such Intervening Event would occur or arise after the date of this Agreement; (iii) on or prior to the later of (A) the date two business days prior to the date of any meeting of the Company’s board of directors at which such board of directors will consider whether such Intervening Event may require the Company to withdraw or modify the Company Board Recommendation, or (B) the date on which any director of the Company is first notified of any such meeting, the Company provides Parent with a written notice specifying the date and time of such meeting, the reasons for holding such meeting and a description of such Intervening Event; (iv) the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), that, in light of such Intervening Event, the failure to withdraw or modify the Company Board Recommendation in a manner adverse to Parent or Acquisition Sub would, if this Agreement or the Offer were not amended or an alternative transaction with Parent were not entered into, be inconsistent with the Company’s board of directors’ fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; (v) the Company Board Recommendation is not withdrawn or modified in a manner adverse to Parent or Acquisition Sub at any time within the period of five business days after Parent receives written notice from the Company confirming that the Company’s board of directors has determined that the failure to withdraw or modify the Company Board Recommendation in light of such Intervening Event would be inconsistent with its fiduciary obligations to the Company’s stockholders under applicable Legal Requirements; (vi) during such five business day period, if requested by Parent, the Company engages in good faith negotiations with Parent to amend this Agreement or the Offer or enter into an alternative transaction so that no withdrawal or modification of the Company Board Recommendation is legally required as a result of such Intervening Event; and (vii) at the end of such five business day period, the Company’s board of directors reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), that the failure to withdraw or modify the Company Board Recommendation would still be inconsistent with the fiduciary obligations of the Company’s board of directors to the Company’s stockholders under applicable Legal Requirements in light of such Intervening Event (taking into account any definitive written proposal submitted to the Company by Parent or Acquisition Sub to amend this Agreement or the Offer or enter into an alternative transaction as a result of the negotiations contemplated by clause “(vi)” above).

(d)    Contemporaneously with the filing of the Schedule TO or as promptly as practicable thereafter on the Offer Commencement Date (provided that Parent shall have reasonably cooperated with the Company in connection with the preparation of the Schedule 14D-9 (as defined below)), the Company shall file with the SEC and (following or contemporaneously with the dissemination of the Offer to Purchase and related documents) disseminate to holders of shares of Company Common Stock a Solicitation/Recommendation Statement on Schedule 14D-9 (together with any amendments or supplements thereto, the “Schedule 14D-9”) that, subject to Sections 1.2(b) and 1.2(c), shall reflect the Company Board Recommendation. The Company shall use commercially reasonable efforts to cause the Schedule 14D-9 and the filing and dissemination thereof to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Legal Requirements. Parent and its legal counsel shall be given reasonable opportunity to review and comment on the Schedule 14D-9 (including any amendment or supplement thereto) prior to the filing thereof with the SEC, and the Company shall include all additions, deletions or changes thereto suggested by Parent and its legal counsel that the Company reasonably determines to be appropriate. The Company shall promptly provide Parent and its legal counsel with a copy of any written comments and a description of any oral comments received by the Company or its legal counsel from the SEC or its staff with respect to the Schedule 14D-9 and shall use commercially reasonable efforts to respond promptly to any such comments. To the extent required by the applicable requirements of the Exchange Act and the rules and regulations thereunder or by other Legal Requirements, (i) each of Parent, Acquisition Sub and the Company shall use commercially reasonable efforts to promptly correct any information provided by it for use in the Schedule 14D-9 to the extent that such information shall be or shall have become false or misleading in any material respect, and (ii) the Company shall take all steps necessary to cause the Schedule 14D-9, as supplemented or amended to correct such information, to be filed with the SEC and, if required by applicable Legal Requirements, to be disseminated to holders of shares of Company Common Stock. Parent and Acquisition Sub shall promptly furnish to the Company upon the Company’s written request all information concerning Parent, Acquisition Sub and the Offer that may be required or reasonably requested in connection with any action contemplated by this Section 1.2(d).

(e)    The Company shall promptly provide to Parent (i) a list of the Company’s stockholders as well as mailing labels and any available listing or computer file containing the names and addresses of all record holders of shares of Company Common Stock and lists of securities positions of shares of Company Common Stock held in stock depositories, in each case accurate and complete as of the most recent practicable date, and (ii) such additional information (including updated lists of stockholders, mailing labels and lists of securities positions) and such other assistance as Parent may reasonably request in connection with the Offer or the Merger. Except as may be required by applicable Legal Requirements or legal process, and except as may be necessary to disseminate the Offer Documents, Parent and Acquisition Sub shall hold in confidence, in accordance with the terms of the Confidentiality Agreement and this Agreement, any information contained in any such labels, listings and files provided by the Company to Parent.

1.3    Directors.

(a)    Effective upon the Acceptance Time and from time to time thereafter, Parent shall be entitled to designate, to serve on the Company’s board of directors, the number of directors, rounded up to the next whole number, determined by multiplying: (i) the total number of directors on the Company’s board of directors (giving effect to any increase in the size of the Company’s board of directors effected pursuant to this Section 1.3(a)); by (ii) a fraction having a numerator equal to the aggregate number of shares of Company Common Stock then beneficially owned by Parent or Acquisition Sub (including all shares of Company Common Stock accepted for payment pursuant to the Offer), and having a denominator equal to the total number of shares of Company Common Stock then issued and outstanding. Promptly following a request from Parent, the Company shall use commercially reasonable efforts to cause Parent’s designees to be elected or appointed to the Company’s board of directors, including seeking and accepting resignations of incumbent directors and, if such resignations are not obtained, increasing the size of the Company’s board of directors. From and after the Acceptance Time, to the extent requested by Parent, the Company shall also use commercially reasonable efforts, as permitted by all applicable Legal Requirements (including the rules of the Nasdaq Global Select Market), to: (A) obtain and deliver to Parent the resignation of each individual who is an officer of any of the Acquired Corporations; and (B) cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (1) each committee of the Company’s board of directors and (2) the board of directors of each Subsidiary of the Company (and each committee thereof) that represents at least the same percentage as individuals designated by Parent represent on the board of directors of the Company. Notwithstanding the provisions of this Section 1.3, at all times prior to the Effective Time (as defined in Section 2.3), at least two of the members of the Company’s board of directors designated by the Company prior to the Acceptance Time shall be individuals who were directors of the Company on the date of this Agreement (“Continuing Directors”); provided, however, that if at any time prior to the Effective Time there shall be only one Continuing Director serving as a director of the Company for any reason, then the Company’s board of directors shall, subject to the following sentence, cause an individual selected by the remaining Continuing Director to be appointed to serve on the Company’s board of directors (and such individual shall be deemed to be a Continuing Director for all purposes under this Agreement). The Company shall designate, prior to the Acceptance Time, two alternate Continuing Directors that the board of directors of the Company shall appoint in the event of death, disability or resignation of the Continuing Directors, each of whom shall, following such appointment to the Company’s board of directors, be deemed to be a Continuing Director of the Company.

(b)    In connection with the performance of its obligations to cause Parent’s designees to be elected or appointed to the Company’s board of directors, each of the Company and Parent shall use its commercially reasonable efforts to promptly take all actions, and the Company shall cause to be included in the Schedule 14D-9 such information with respect to the Company and its officers and directors, as Section 14(f) of the Exchange Act and Rule 14f-1 thereunder require (subject to the Company’s receipt of the information with respect to Parent and its nominees, officers, directors and affiliates required by Section 14(f) of the Exchange Act and Rule 14f-1 thereunder).

(c)    Following the election or appointment of Parent’s designees to the Company’s board of directors pursuant to Section 1.3(a) and until the Effective Time (the “Interim Period”), each of the following actions may be effected only if there are on the Company’s board of directors one or more Continuing Directors and such action is approved by a majority of such Continuing Directors: (i) action by the Company with respect to any amendment, supplement, modification or waiver of any term or condition of this Agreement, the Merger, or the certificate of incorporation or bylaws of the Company; (ii) termination of this Agreement by the Company; (iii) extension by the Company of the time for the performance of any of the obligations or other acts of Parent or Acquisition Sub, or any waiver or assertion of any of the Company’s rights under this Agreement; or (iv) other consent or action by the Company with respect to the Offer, the Merger or any of the other Contemplated Transactions. To the extent permitted under applicable Legal Requirements, during the Interim Period, (x) the approval of any of the foregoing actions by a majority of the Continuing Directors shall constitute the valid authorization of the Company’s board of directors with respect to such action, and no other action on the part of the Company or by any other director of the Company shall be required to authorize such actions and (y) in addition to any requirements under the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, any quorum of the Company’s board of directors for the purposes of any meeting thereof or transacting of business thereby with respect to the approval of any of the foregoing actions shall be deemed to require the attendance of at least one Continuing Director.

1.4    Top-Up Option.

(a)    The Company grants to Parent and Acquisition Sub an irrevocable option (the “Top-Up Option”), exercisable only upon the terms and subject to the conditions set forth in this Agreement, to purchase from the Company an aggregate number of newly-issued shares of Company Common Stock equal to the lesser of (i) the number of shares of Company Common Stock that, when added to the number of shares of Company Common Stock owned by Parent or Acquisition Sub or any other Subsidiaries of Parent at the time of exercise of the Top-Up Option, constitutes one share more than 90% of the number of shares of Company Common Stock that would be outstanding immediately after the issuance of all shares of Company Common Stock subject to the Top-Up Option, or (ii) the aggregate number of shares of Company Common Stock that the Company is authorized to issue under its certificate of incorporation but that are not issued and outstanding (and are not subscribed for or otherwise committed to be issued) at the time of exercise of the Top-Up Option. The obligation of the Company to issue such shares will be subject to compliance with all applicable regulatory and stock exchange requirements.

(b)    The Top-Up Option may be exercised by Parent or Acquisition Sub, in whole or in part, at any time at or after the Acceptance Time, and no exercise of the Top-Up Option shall be effective prior to the Acceptance Time. The aggregate purchase price payable for the shares of Company Common Stock being purchased by Parent or Acquisition Sub pursuant to the Top-Up Option shall be determined by multiplying the number of such shares by the Offer Price. Such purchase price may be paid by Parent or Acquisition Sub, at its election, either entirely in cash or by executing and delivering to the Company a promissory note having a principal amount equal to such purchase price, or by any combination of the foregoing. Any such promissory note shall bear interest at the rate of 3% per annum, shall mature on the first anniversary of the date of execution thereof and may be prepaid without premium or penalty.

(c)    In the event Parent or Acquisition Sub wishes to exercise the Top-Up Option, Parent or Acquisition Sub shall deliver to the Company a notice setting forth (i) the number of shares of Company Common Stock that Parent or Acquisition Sub intends to purchase pursuant to the Top-Up Option, (ii) the manner in which Parent or Acquisition Sub intends to pay the applicable exercise price and (iii) the place, date and time at which the closing of the purchase of such shares of Company Common Stock by Parent or Acquisition Sub is to take place. At the closing of the purchase of such shares of Company Common Stock, Parent or Acquisition Sub shall cause to be delivered to the Company the consideration required to be delivered in exchange for such shares, and the Company shall cause to be issued to Parent or Acquisition Sub (as the case may be) a certificate representing such shares or, at Parent or Acquisition Sub’s request or otherwise if the Company does not then have certificated shares, the applicable number of uncertificated shares represented by book-entry (“Book-Entry Shares”).

(d)    Parent and Acquisition Sub acknowledge that the shares acquired by Acquisition Sub pursuant to the Top-Up Option will not be registered under the Securities Act, and will be issued in reliance upon an exemption thereunder for transactions not involving a public offering. Acquisition Sub agrees that the shares acquired pursuant to the Top-Up Option are being, and will be, acquired by Acquisition Sub solely for the purpose of effectuating the Contemplated Transactions and not with a view to, or for resale in connection with, a distribution thereof in violation of the Securities Act. Any certificates evidencing the shares acquired pursuant to the Top-Up Option shall include any legends required by applicable securities laws.

Section 2.    THE MERGER

2.1    Merger of Acquisition Sub into the Company. At the Effective Time (as defined in Section 2.3), upon the terms and subject to the conditions set forth in this Agreement and in accordance with the DGCL, Acquisition Sub shall be merged with and into the Company. Following the Merger, the Company shall continue as the surviving corporation (the “Surviving Corporation”), and the separate corporate existence of Acquisition Sub shall cease.

2.2    Effect of the Merger. The Merger shall have the effects set forth in this Agreement and in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all of the properties, rights, privileges, immunities, powers and franchises of the Company and Acquisition Sub shall vest in the Surviving Corporation, and all debts, liabilities, obligations and duties of the Company and Acquisition Sub shall become the debts, liabilities, obligations and duties of the Surviving Corporation.

2.3    Closing; Effective Time. The consummation of the Merger (the “Closing”) shall take place at the offices of Cooley Godward Kronish LLP, 3175 Hanover Street, Palo Alto, California, at 10:00 a.m. on a date to be designated by Parent (the “Closing Date”), which shall be no later than the second business day after the satisfaction or waiver of the last to be satisfied or waived of the conditions set forth in Section 7. Subject to the provisions of this Agreement, Parent, Acquisition Sub and the Company shall cause the Merger to be consummated by causing a certificate of merger complying with Section 251 or a certificate of ownership and merger complying with Section 253, as applicable, of the DGCL (either, the “Certificate of Merger”) to be filed with the Secretary of State of the State of Delaware on the Closing Date. The Merger shall become effective upon the date and time of the filing of such Certificate of Merger, or at such later time as may be mutually agreed in writing by the Company and Parent and specified in such Certificate of Merger (the “Effective Time”).

2.4    Certificate of Incorporation and Bylaws; Directors and Officers. At the Effective Time:

(a)    the Amended and Restated Certificate of Incorporation of the Surviving Corporation shall be amended so as to read in its entirety in the form attached hereto as Exhibit C;

(b)    the Amended and Restated Bylaws of the Surviving Corporation shall be amended so as to read in their entirety in the form attached hereto as Exhibit D; and

(c)    the directors and officers of the Surviving Corporation immediately after the Effective Time shall be the respective individuals who are directors and officers of Acquisition Sub immediately prior to the Effective Time.

2.5    Conversion of Shares.

(a)    At the Effective Time, by virtue of the Merger and without any further action on the part of Parent, Acquisition Sub, the Company or any holder of shares of the Company:

(i)    any shares of Company Common Stock then held by the Company or any wholly owned Subsidiary of the Company or held in the Company’s treasury shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(ii)     any shares of Company Common Stock then owned of record by Parent, Acquisition Sub or any other wholly owned Subsidiary of Parent shall be canceled and retired and shall cease to exist, and no consideration shall be delivered in exchange therefor;

(iii)    except as provided in clauses “(i)” and “(ii)” above and subject to Sections 2.5(b), 2.5(c) and 2.7, each share of Company Common Stock then outstanding shall be converted into the right to receive, in cash (upon the proper surrender of the certificate representing such share), an amount equal to the Offer Price (the “Merger Price”), without interest; and

(iv)    each share of the common stock, $0.001 par value per share, of Acquisition Sub then outstanding shall be converted into one newly and validly issued, fully paid and nonassessable share of common stock of the Surviving Corporation.

(b)    If, between the date of this Agreement and the Effective Time, the outstanding shares of Company Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction, then the Merger Price shall be appropriately adjusted.

(c)    If (i) any share of Company Common Stock outstanding immediately prior to the Effective Time is unvested or is subject to a repurchase option, risk of forfeiture or other condition under any restricted stock purchase agreement or other agreement with the Company or under which the Company has any rights, and (ii) such restricted stock purchase agreement or other agreement does not provide that the vesting of such share of Company Common Stock shall fully accelerate at or prior to the Effective Time, then the amount payable with respect thereto (or with respect to any portion that does not accelerate at or prior to the Effective Time) pursuant to Section 2.5(a)(iii) will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition.

2.6    Surrender of Certificates; Stock Transfer Books.

(a)    Prior to the Effective Time, Parent shall designate a bank or trust company (the “Payment Agent”) to receive the funds that such holders become entitled to receive pursuant to Section 2.5(a)(iii) (the “Payment Fund”). The Payment Fund shall be invested by the Payment Agent, as directed by Parent, in U.S. Treasury securities or similar securities. At or prior to the Effective Time, Parent or Acquisition Sub shall deposit, or cause to be deposited, with the Payment Agent the aggregate consideration to which holders of shares shall be entitled at the Effective Time pursuant to this Agreement. Without limiting Section 2.6(c), the deposited consideration shall not be used for any purpose not contemplated by this Agreement.

(b)    As soon as reasonably practicable after the Effective Time, Parent shall cause the Payment Agent to mail to the Persons who, immediately prior to the Effective Time, were record holders of certificates representing shares of Company Common Stock (“Stock Certificates”) or uncertificated shares of Company Common Stock represented by Book-Entry Shares, (i) in the case of holders of Stock Certificates, a letter of transmittal in customary form and containing such provisions as Parent may reasonably specify (including a provision confirming that delivery of Stock Certificates shall be effected, and risk of loss and title to Stock Certificates shall pass, only upon delivery of such Stock Certificates to the Payment Agent) and (ii) instructions for use in effecting the surrender of Stock Certificates and Book-Entry Shares. Upon surrender of a Stock Certificate or Book-Entry Share to the Payment Agent for exchange, together with a duly executed letter of transmittal and such other documents as may be reasonably required by the Payment Agent or Parent, (A) the holder of such Stock Certificate or Book-Entry Share shall be entitled to receive in exchange therefor the cash amount payable to such holder pursuant to Section 2.5(a)(iii), and (B) the Stock Certificate or Book-Entry Share so surrendered shall be canceled. Until surrendered as contemplated by this Section 2.6(b), except as otherwise provided in Section 2.7, each Stock Certificate or Book-Entry Share shall be deemed, from and after the Effective Time, to represent solely the right to receive the Merger Price for each share of Company Common Stock formerly evidenced by such Stock Certificate or Book-Entry Share. If any Stock Certificate shall have been lost, stolen or destroyed, Parent may, in its sole discretion and as a condition to the payment of any cash amount pursuant to Section 2.5(a)(iii), require the owner of such lost, stolen or destroyed Stock Certificate to provide an appropriate affidavit and to deliver a bond (in such sum as Parent may reasonably direct) as indemnity against any claim that may be made against the Payment Agent, Parent or the Surviving Corporation with respect to such Stock Certificate.

(c)    Any portion of the Payment Fund that remains undistributed to holders of Stock Certificates as of the date 180 days after the date on which the Merger becomes effective shall be delivered to Parent upon demand, and any holders of Stock Certificates who have not theretofore surrendered their Stock Certificates in accordance with this Section 2.6 shall thereafter look only to Parent for satisfaction of their claims for payment pursuant to Section 2.5(a)(iii). Neither Parent nor the Surviving Corporation shall be liable to any holder or former holder of Company Common Stock or to any other Person with respect to any cash amounts delivered to any public official pursuant to any applicable abandoned property law, escheat law or similar Legal Requirement.

(d)    At the Effective Time, holders of Stock Certificates and Book-Entry Shares that were outstanding immediately prior to the Effective Time shall cease to have any rights as stockholders of the Company, and the stock transfer books of the Company shall be closed with respect to all shares of Company

Common Stock outstanding immediately prior to the Effective Time. No further transfer of any such shares of Company Common Stock shall be made on such stock transfer books after the Effective Time. If, after the Effective Time, a valid Stock Certificate is presented to the Surviving Corporation or Parent, such Company Stock Certificate shall be canceled and shall be exchanged as provided in this Section 2.6.

(e)    Parent and the Surviving Corporation shall be entitled to deduct and withhold from any consideration payable or otherwise deliverable to any holder or former holder of Company Common Stock pursuant to this Agreement such amounts as Parent or the Surviving Corporation determines may be required to be deducted or withheld therefrom under the Code or any provision of state, local or foreign Tax law or under any other Legal Requirement. To the extent any such amounts are so deducted or withheld, such amounts shall be treated for all purposes under this Agreement as having been paid to the Person to whom such amounts would otherwise have been paid.

(f)    If any Stock Certificate has not been surrendered by the earlier of (i) the sixth anniversary of the date on which the Merger becomes effective or (ii) the date immediately prior to the date on which the cash amount that such Stock Certificate represents the right to receive would otherwise escheat to or become the property of any Governmental Body, then such cash amount shall, to the extent permitted by applicable Legal Requirements, become the property of the Surviving Corporation, free and clear of any claim or interest of any Person previously entitled thereto.

2.7    Appraisal Rights.

(a)    Notwithstanding anything to the contrary contained in this Agreement, any share of Company Common Stock that, as of the Effective Time, is held by a holder who is entitled to, and who has properly preserved, appraisal rights under Section 262 of the DGCL with respect to such share shall not be converted into or represent the right to receive the Merger Price in accordance with Section 2.5(a)(iii), and the holder of such share shall be entitled only to such rights as may be granted to such holder pursuant to Section 262 of the DGCL with respect to such share; provided, however, that if such appraisal rights shall not be perfected or the holder of such share shall otherwise lose such holder’s appraisal rights with respect to such share, then, as of the later of the Effective Time or the time of the failure to perfect such rights or the loss of such rights, such share shall automatically be converted into and shall represent only the right to receive (upon the surrender of the Stock Certificate representing such share) the Merger Price in accordance with Section 2.5(a)(iii).

(b)    The Company shall give Parent (i) prompt notice of (A) any written demand received by the Company prior to the Effective Time to require the Company to purchase shares of Company Common Stock pursuant to Section 262 of the DGCL and (B) any other demand, notice or instrument delivered to the Company prior to the Effective Time pursuant to the DGCL, and (ii) the opportunity to direct all negotiations and proceedings with respect to any such demand, notice or instrument. Without limiting the generality of the foregoing, the Company shall not make any payment or settlement offer prior to the Effective Time with respect to any such demand unless Parent shall have consented in writing to such payment or settlement offer.

2.8    Further Action. If, at any time after the Effective Time, any further action is determined by Parent to be necessary or desirable to carry out the purposes of this Agreement or to vest the Surviving Corporation with full right, title and possession of and to all rights and property of Acquisition Sub and the Company, the officers and directors of the Surviving Corporation and Parent shall be fully authorized (in the name of Acquisition Sub, in the name of the Company and otherwise) to take such action.

Section 3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth (a) in the Disclosure Schedule (to the extent provided in Section 9.7), or (b) in the documents filed by the Company with the SEC pursuant to the Exchange Act on or after February 25, 2009 and prior to the date of this Agreement, including the Company’s Form 10-K for the fiscal year ended December 31, 2008 (other than any disclosures in any “Risk Factors” section of any of such documents or that otherwise constitute forward-looking statements), the Company represents and warrants to Parent and Acquisition Sub as follows:

3.1    Subsidiaries; Due Organization; Etc.

(a)    The Company has no Subsidiaries except for the Company Subsidiary; and neither the Company nor the Company Subsidiary owns any capital stock of, or any equity interest of any nature in, any other Entity, other than the Entities identified in Part 3.1(a) of the Disclosure Schedule.

(b)    Each of the Acquired Corporations is a corporation (x) duly organized and validly existing in the jurisdiction of its incorporation, and (y) except where the failure to be in good standing has not had or would not constitute a Company Material Adverse Effect, in good standing under the laws of the jurisdiction of its incorporation (with respect to jurisdictions that recognize the concept of good standing). Each of the Acquired Corporations has all necessary power and authority: (i) to conduct its business in the manner in which its business is currently being conducted; (ii) to own and use its assets in the manner in which its assets are currently owned and used; and (iii) to perform its obligations under all Contracts by which it is bound; in each case, except, where the failure to have such power and authority has not had or would not constitute a Company Material Adverse Effect.

(c)    Each of the Acquired Corporations is qualified to do business as a foreign corporation, and is in good standing, under the laws of all jurisdictions where the nature of its business requires such qualification, except where the failure to be so duly qualified has not had or would not constitute a Company Material Adverse Effect.

3.2    Certificate of Incorporation and Bylaws. The Company has Made Available to Parent accurate and complete copies of the certificate of incorporation, bylaws and other charter and organizational documents of the respective Acquired Corporations, including all amendments thereto.

3.3    Capitalization, Etc.

(a)    The authorized capital stock of the Company consists of: (i) 85,000,000 shares of Company Common Stock, of which 64,365,888 shares were issued and are outstanding as of March 9, 2009; and (ii) 5,000,000 shares of Company Preferred Stock, $.001 par value per share, of which no shares have been issued or are outstanding. The Company does not hold any shares of its capital stock in its treasury. All of the outstanding shares of Company Common Stock have been duly authorized and validly issued, and are fully paid and nonassessable and free of preemptive rights. Except as described in clauses (b), (c) or (d) of this Section 3.3, there is no Company Contract relating to the voting or registration of, or restricting any Person from purchasing, selling, pledging or otherwise disposing of (or granting any option or similar right with respect to), any shares of Company Common Stock. None of the Acquired Corporations is under any obligation, or is bound by any Contract pursuant to which it may become obligated, to repurchase, redeem or otherwise acquire any outstanding shares of Company Common Stock.

(b)    As of the close of business on March 9, 2009: (i) 8,599,276 shares of Company Common Stock are subject to issuance pursuant to Company Options; (ii) 1,511,021 shares of Company Common Stock are subject to issuance pursuant to Company RSUs, and from March 9, 2009 through the date hereof, no more than 240,000 additional Company RSUs have been granted or authorized for grant; (iii) no shares of Company Common Stock are subject to issuance pursuant to Company SARs; (iv) 400,000 shares of Company Common Stock are subject to issuance pursuant to Company Warrants; (v) 203,414 shares of Company Common Stock are reserved for future issuance pursuant to the Company’s Employee Stock Purchase Plan (the “ESPP”); and (vi) 5,000,000 shares of Company Preferred Stock are reserved for future issuance upon exercise of the Company Rights.

(c)    As of the date of this Agreement, 12,196,442 shares of Company Common Stock are subject to issuance pursuant to conversion rights associated with the Convertible Debt Securities of which: (i) 835,015 shares of Company Common Stock are subject to issuance pursuant to conversion rights associated with the Company’s 2% Senior Subordinated Convertible Debentures due 2023; (ii) 5,824,395 shares of Company Common Stock are subject to issuance pursuant to conversion rights associated with the Company’s 2.75% Senior Subordinated Convertible Notes due 2012; and (iii) 5,537,032 shares of Company Common Stock are subject to issuance pursuant to conversion rights associated with the Company’s 3.25% Senior Subordinated Convertible Notes due 2013.

(d)    Except for the Company Equity Awards (described in Section 3.13(a)), the Company Warrants and the Convertible Debt Securities (described in Sections 3.3(b) and 3.3(c)) and the Company Rights and the Company Rights Agreement, there is no: (i) outstanding subscription, option, call, warrant or right (whether or not currently exercisable) to acquire any shares of the capital stock or other securities of any of the Acquired Corporations or (ii) outstanding security, instrument or obligation that is or may become convertible into or exchangeable for any shares of the capital stock or other securities of any of the Acquired Corporations.

(e)    All of the outstanding shares of capital stock of the Company Subsidiary have been duly authorized and validly issued, are fully paid and nonassessable and free of preemptive rights.

3.4    SEC Filings; Financial Statements.

(a)    Since January 1, 2006, all statements, reports, schedules, forms and other documents required to have been filed by the Company or its officers with the SEC have been so filed on a timely basis. As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents complied in all material respects with the applicable requirements of the Securities Act or the Exchange Act (as the case may be); and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Agreement, the term “file” and variations thereof, when used in reference to the SEC, shall be broadly construed to include any manner in which a document or information may be filed, furnished, supplied or otherwise made available to the SEC in accordance with applicable Legal Requirements.

(b)    The financial statements (including any related notes) contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes to such financial statements or, in the case of unaudited statements, as permitted by Form 10-Q of the SEC, and except that the unaudited financial statements may not contain footnotes and are subject to normal and recurring year-end adjustments that will not, individually or in the aggregate, be material in amount); and (iii) fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiary as of the respective dates thereof and the consolidated results of operations and cash flows of the Company and its consolidated subsidiary for the periods covered thereby.

3.5    Absence of Changes. Except for liabilities incurred in connection with this Agreement and except as expressly permitted or contemplated by this Agreement, since December 31, 2008 and prior to the date of this Agreement:

(a)    there has not been any Company Material Adverse Effect, and no event has occurred or circumstance arisen that, in combination with any other events or circumstances, would constitute a Company Material Adverse Effect;

(b)    there has not been any material loss, damage or destruction to, or any material interruption in the use of, any of the assets of any of the Acquired Corporations (whether or not covered by insurance) that has had or would constitute a Company Material Adverse Effect;

(c)    none of the Acquired Corporations has (i) declared, accrued, set aside or paid any dividend or made any other distribution in respect of any shares of its capital stock, or (ii) repurchased, redeemed or otherwise reacquired any shares of its capital stock;

(d)    other than any Company Option or other equity security or rights issued in the Company’s ordinary course of business and in a manner consistent with past practices, under the Company Option Plans, any Company RSUs, any Company Warrants, the Company Rights or any Convertible Debt Securities, none of the Acquired Corporations has sold, issued or granted, or authorized the issuance of, (i) any capital stock or other security (except for Company Common Stock issued upon the valid exercise of outstanding Company Options), or (ii) any instrument convertible into or exchangeable for any capital stock or other security;

(e)    except in the Company’s ordinary course of business and in a manner consistent with past practices, the Company has not amended or waived any of its rights under, or permitted the acceleration of vesting under, (i) any provision of any of the Company’s stock option or equity compensation plans, (ii) any provision of any Contract evidencing, or any Employee Plan relating to, any outstanding Company Option, or (iii) any restricted stock purchase agreement;

(f)    none of the Acquired Corporations has effected or been a party to any merger, consolidation, share exchange, business combination, recapitalization, reclassification of shares, stock split, reverse stock split or similar transaction;

(g)    except in the Company’s ordinary course of business and in a manner consistent with past practices, none of the Acquired Corporations has (i) adopted, established or entered into any Employee Plan, (ii) caused or permitted any Employee Plan to be amended in any material respect or terminated, or (iii) paid any bonus or made any profit-sharing or similar payment to, or materially increased the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, or granted any rights to receive severance, termination, retention or tax gross-up compensation or benefits to, any of its current or former directors, officers or employees;

(h)    none of the Acquired Corporations has changed any of its methods of accounting or accounting practices or internal controls (including internal controls over financial reporting) in any material respect;

(i)    none of the Acquired Corporations has made any material Tax election;

(j)    none of the Acquired Corporations has commenced or settled any Legal Proceeding except for non-material disputes as may arise from time to time in the Company’s ordinary course of business;

(k)    none of the Acquired Corporations has entered into any material transaction or taken any other material action, in each case, outside the ordinary course of business inconsistent with past practices; and

(l)    none of the Acquired Corporations has agreed or committed to take any of the actions referred to in clauses “(c)” through “(k)” above.

3.6    Inventories.

(a)    All existing inventory of the Acquired Corporations that constitutes either (i) active pharmaceutical ingredient of a Company Pharmaceutical Product or (ii) Company Pharmaceutical Product in its finished form, was manufactured in compliance with all applicable Legal Requirements.

(b)    The quantities of the inventories of ranolazine active pharmaceutical ingredient held by the Acquired Corporations are reasonably sufficient to satisfy the Company’s anticipated product demand for at least 12 months following the Closing Date, and the quantities of the inventories of Ranexa® in its finished form held by the Acquired Corporations are reasonably sufficient to satisfy the Company’s anticipated product demand for at least three months following the Closing Date.

3.7    Intellectual Property.

(a)    Part 3.7(a) of the Disclosure Schedule accurately identifies all: (i) Patent Rights; (ii) registered and unregistered trademarks, trade names and service marks; and (iii) registered copyrights, in each of clauses “(i)” through “(iii)” that are included within the Company Intellectual Property, necessary or currently intended for use in the manufacture, development or commercialization of the Company Pharmaceutical Products, and owned by or licensed to any of the Acquired Corporations (all such Intellectual Property Rights required to be identified in Part 3.7(a) of the Disclosure Schedule being referred to as “Product IP”), and, for each item of Product IP: (i) whether it is Product IP that is registered, filed or issued under the authority of, with or by any Governmental Body, including all patents, registered copyrights and registered trademarks and all applications for and of the foregoing (“Registered Product IP”), and if it is Registered Product IP, the jurisdiction in which such item of Registered Product IP has been registered or filed and the applicable registration or serial number; and (ii) solely with respect to the Product IP pertaining to Ranexa® (ranolazine) or regadenoson, the identity of any other Person that has an ownership or license interest in such item of Product IP and the nature of such ownership or license interest.

(b)    With respect to the Company Intellectual Property covering or relating to the Company Pharmaceutical Products:

(i)    the Acquired Corporations own, license or otherwise control all such Company Intellectual Property, free and clear of all material Encumbrances;

(ii)    to the Company’s Knowledge, the practice of such Company Intellectual Property in connection with the manufacture, use, offer for sale or importation of the Company Pharmaceutical Products in the manner and in the countries in which such activity is currently conducted by the Acquired Corporations or their sublicensees does not infringe or violate, and has not infringed or otherwise violated, the Intellectual Property rights of any third party that are not included in the Company Intellectual Property as of the date hereof for such purpose; and

(iii)    there is no litigation, opposition or cancellation proceeding pending (or to the Company’s Knowledge threatened) against any of the Acquired Corporations concerning the ownership, validity, registerability, enforceability or infringement or use of any of the Company Intellectual Property that has had or would constitute a Company Material Adverse Effect.

(c)    The Acquired Corporations have obtained (i) an assignment of or license under all Patent Rights identified in Part 3.7(a) of the Disclosure Schedule, and (ii) an assignment of or license under all material Company Intellectual Property Rights that have been developed by or on behalf of the Acquired Corporations and that relate to technology necessary for the manufacture, use, sale, offer for sale or importation of Company Pharmaceutical Products arising out of services performed under agreements between independent contractors and the Acquired Corporations. To the Company’s Knowledge, all assignments of issued patents included in such Patent Rights have been duly recorded in the patent office of the United States or of other countries in which such issued patents exist.

(d)    The Acquired Corporations have a policy of requiring each of the Acquired Corporations’ employees to execute an agreement obligating such employee to assign to the Acquired Corporations all right, title and interest in and to the Patent Rights claiming inventions made by such employees in the course of their employment by the Acquired Corporations, and such policy has been implemented by the Company in its ordinary course of business. All agreements between the Acquired Corporations and independent contractors under which any material Company Intellectual Property has been developed for the Acquired Corporations and that relates to technology necessary for the manufacture, use, sale, offer for sale or importation of Company Pharmaceutical Products require such independent contractor to assign or exclusively license to the Acquired Corporations such Company Intellectual Property.

(e)    Each of the Acquired Corporations has sufficient right, title and interest in and to, or licenses under, the Company Intellectual Property claiming or relating to the Company Pharmaceutical Products to conduct the business of such Acquired Corporation in substantially the same manner as currently conducted or as currently proposed to be conducted by such Acquired Corporation with respect to the development, manufacture and commercialization of each of the Company Pharmaceutical Products in countries in which such activities are currently conducted or are currently proposed to be conducted, either by itself or through its licensee or sublicensee, with no payment obligations to any Person other than as set forth in any license agreement listed in Part 3.7(e) of the Disclosure Schedule.

(f)    The Company has Made Available to Parent all information, including prior art, in its possession of which it has Knowledge and that it reasonably believes is material to the patentability, inventorship or ownership of any of the Patent Rights currently listed in the FDA Orange Book for Ranexa® (ranolazine) (i.e., U.S. Patent Nos. 6,303,607, 6,369,062, 6,479,496, 6,503,911, 6,525,057, 6,562,826, 6,617,328, 6,620,814, 6,852,724 and 6,864,258), including: (i) any and all documents as well as any and all other reasonably relevant information of any form whatsoever in its possession and of which it has Knowledge that the Company reasonably believes are material to patentability of the inventions claimed by such Patent Rights (as defined in U.S. 37 C.F.R. §1.56), (1) that the Company reasonably believes is required to be disclosed to the U.S. Patent and Trademark Office (“USPTO”) pursuant to U.S. 37 CFR §1.56 or (2) that came to the attention of the Company after its issuance, but that the Company reasonably believes would have been required to be disclosed to the USPTO pursuant to U.S. 37 CFR §1.56 if it had come to the Company’s attention during the pendency of the patent application from which such Patent Right arose; (ii) any and all documentation in its possession and of which it has Knowledge concerning (1) the inventorship of any claim included in such Patent Rights, (2) the assignment of each inventor’s right, title and interest in and to such Patent Right or (3) whether the Company has sole and exclusive rights to each such Patent Right through its ownership thereof or its license thereto pursuant to the Roche Agreement. To the Company’s Knowledge, each such Patent Right is solely owned by the Company, solely owned by Roche Palo Alto LLC, or jointly owned by the Company and Roche Palo Alto LLC, and to the Company’s Knowledge, no Person other than the Company or Roche Palo Alto LLC has any right, title or interest in or to any such Patent Right. A thorough and complete investigation of the inventorship of each claim included in such Patent Rights was conducted, which concluded that the Persons listed as inventors of each such Patent Right represent all Persons who invented (solely or jointly) one or more claims in such Patent Right. Each such Person has assigned to the Company or, to the Knowledge of the Company, to Roche Palo Alto LLC all of such Person’s right, title and interest in and to such Patent Right, and the Company has sole and exclusive rights to each such Patent Right through its ownership thereof, or its exclusive license thereto pursuant to the Roche Agreement, or a combination thereof.

(g)    No Acquired Corporation has granted to any other Person any license or other rights under the Company Intellectual Property claiming or relating to the Company Pharmaceutical Products that violate or are inconsistent with such Acquired Corporation’s rights and interests in and to such Company Intellectual Property and that has had or would constitute a Company Material Adverse Effect.

(h)    The execution, delivery and performance of this Agreement will not, with or without notice or the lapse of time, result in or give any other Person the right or option to cause or declare: (A) a loss of, or Encumbrance on, any Company Intellectual Property claiming or relating to the Company Pharmaceutical Products; (B) the release, disclosure or delivery of any Company Intellectual Property claiming or relating to the Company Pharmaceutical Products by or to any escrow agent; or (C) the grant, assignment or transfer to any other Person of any license or other right or interest under, to or in any of the Company Intellectual Property claiming or relating to the Company Pharmaceutical Products.

(i)    To the Knowledge of the Company, no Person has infringed, misappropriated or otherwise violated, and no Person is currently infringing, misappropriating or otherwise violating, any Company Intellectual Property claiming or relating to the Company Pharmaceutical Products, by the manufacture, use, sale, offer for sale or import of products competitive with the Company Pharmaceutical Products, in each case of the foregoing, in any material respect.

(j)    To the Company’s Knowledge, the manufacture, use, offer for sale or importation of the Company Pharmaceutical Products by or on behalf of the Acquired Corporations or their sublicensees in the manner and in the countries in which such activity is currently conducted by the Acquired Corporations or their sublicensees does not infringe, misappropriate or violate, and has not infringed, misappropriated or otherwise violated, the Intellectual Property rights of any third party that are not included in the Company Intellectual Property.

(k)    No Legal Proceeding involving any Intellectual Property Right owned by or licensed to any of the Acquired Corporations claiming or relating to the Company Pharmaceutical Products is pending, or to the Knowledge of the Company is threatened.

(l)    The Acquired Corporations have taken all commercially reasonable steps to protect and preserve the confidentiality of all of the Acquired Corporations’ confidential information relating to either the Company Pharmaceutical Products or any other confidential information, the public disclosure of which would constitute a Company Material Adverse Effect.

3.8    Contracts.

(a)    Part 3.8(a) of the Disclosure Schedule sets forth an accurate and complete list of all Material Contracts.

(b)    Except as would not constitute a Company Material Adverse Effect, (i) all Material Contracts are valid, binding and enforceable (except as to the effect, if any, of the Enforceability Exceptions) in accordance with their terms against the Acquired Corporations and, to the Knowledge of the Company, against each other party thereto, and are in full force and effect. None of the Acquired Corporations has received since January 1, 2006 any notice or other communication in writing regarding any actual or, to the Company’s Knowledge, threatened material breach of, or default under any such Material Contract that is not curable or that Company does not intend to cure within the timeframe prescribed for curing such breach or default in accordance with such Material Contract.

(c)    Except as has not had or would not constitute a Company Material Adverse Effect, each of the Acquired Corporations has performed all obligations imposed on it under each Material Contract, and neither any of the Acquired Corporations, nor, to the Knowledge of the Company, any other party thereto has violated or breached or is in default thereunder nor is there any event or circumstance that with or without notice or lapse of time, or both, would constitute a default or breach.

3.9    Sale of Products.

(a)    None of the Acquired Corporations has Knowledge of any facts which would reasonably be expected to cause (i) the withdrawal or recall of any Company Pharmaceutical Product sold or intended to be sold by or on behalf of any of the Acquired Corporations or their respective sublicensees, (ii) a termination or suspension of marketing of any such Company Pharmaceutical Product, or (iii) any adverse events or safety concerns not already publicly disclosed that would have a material impact on the ability to market any such Company Pharmaceutical Product.

(b)    To the Company’s Knowledge, each of the Acquired Corporations’ operations with respect to the promotion and sale of Ranexa® have at all times been in compliance in all material respects with all applicable Legal Requirements, including the United States Food, Drug and Cosmetic Act, as amended.

3.10    Compliance with Legal Requirements. Each of the Acquired Corporations and the Company Pharmaceutical Products is, and has at all times since January 1, 2006 been, in compliance with all applicable Legal Requirements, except for such instances of non-compliance as have not had or would not constitute a Company Material Adverse Effect. None of the Acquired Corporations is in receipt of any notice or other written communication from any Governmental Body regarding any pending or threatened claim, suit, audit, hearing, enforcement, inquiry, investigation or other action alleging that any operation of the Acquired Corporations is in material violation of an applicable Legal Requirement.

3.11    Governmental Authorizations; Regulatory Matters.

(a)    Each of the Acquired Corporations holds and is operating in material compliance with all such Governmental Authorizations necessary to enable such Acquired Corporation to conduct its business in the manner in which such business is currently conducted, except where the failure to hold or operate in material compliance with the Governmental Authorizations would not constitute a Company Material Adverse Effect, and all such Governmental Authorizations are in full force and effect. Each of the Acquired Corporations has fulfilled and performed all of its respective material obligations with respect to the Governmental Authorizations, and no event has occurred which allows, or after notice or lapse of time would allow, revocation or termination thereof or would result in any other material impairment of the rights of the holder of any Governmental Authorization, except where the failure to so fulfill or perform, or the occurrence of such event, would not constitute a Company Material Adverse Effect.

(b)    All regulatory filings made by the Acquired Corporations to any Governmental Body, in each case with respect to any of the Company Pharmaceutical Products, when submitted to the Governmental Body were accurate in all material respects as of the date of submission, or as subsequently corrected or modified.

(c)    None of the Acquired Corporations has, and no officer or employee of any of the Acquired Corporations or, to the Knowledge of Company, any agent, principal investigator or sub-investigator of any clinical investigation conducted by or on behalf of an Acquired Corporation or in which such Acquired Corporation has participated with respect to any Company Pharmaceutical Product has, been convicted of any crime under 21 U.S.C. Section 335a(a) or any similar state or foreign Legal Requirement or under 21 U.S.C. Section 335a(b) or any similar state or foreign Legal Requirement.

(d)    The Company has no Knowledge of any facts or circumstances that would reasonably be construed as indicating that marketing approval for any of the Company Pharmaceutical Products will be revoked in any country where any of the Acquired Corporations is marketing such Company Pharmaceutical Product.

(e)    Nothing has come to the attention of any of the Acquired Corporations that has caused it to believe that any of its clinical trials or pre-clinical studies were not (or, if still pending, are not being), conducted in material accordance with applicable protocols, procedures and controls and all applicable Legal Requirements administered by the United States Food and Drug Administration (“FDA”) and comparable foreign Governmental Bodies. No investigational new drug application filed by or on behalf of the Acquired Corporations with the FDA has been terminated or suspended by the FDA, and neither the FDA nor any applicable foreign Governmental Body has commenced, or, to the Knowledge of the Company, threatened to initiate, any action to place a clinical hold order on, or otherwise terminate or suspend, any ongoing clinical trial conducted by or on behalf of an Acquired Corporation or in which such Acquired Corporation has participated with respect to any Company Pharmaceutical Product.

(f)    Part 3.11(f) of the Disclosure Schedule sets forth a list of all recalls of a Company Pharmaceutical Product. None of the Acquired Corporations has received any written notice or other communication indicating that the FDA or any comparable foreign Governmental Body has commenced or threatened to initiate any action to withdraw marketing approval or require the recall of any Company

Pharmaceutical Product, or to enjoin or place any material restriction (including any material sales or marketing restriction) on the manufacture, sale, marketing, reimbursement or clinical testing of any of the Company Pharmaceutical Products.

3.12    Tax Matters. Except as has not had or would not constitute a Company Material Adverse Effect:

(a)    Each of the Tax Returns required to be filed by or on behalf of the respective Acquired Corporations with any Governmental Body with respect to any taxable period ending on or before the Closing Date (the “Acquired Corporation Returns”) (i) has been or will be filed on or before the applicable due date (including any extensions of such due date), and (ii) has been, or will be when filed, prepared in compliance with all applicable Legal Requirements. All amounts shown on the Acquired Corporation Returns to be due on or before the Closing Date have been or will be paid on or before the Closing Date.

(b)    The Most Recent Balance Sheet fully accrues all actual and contingent liabilities for Taxes with respect to all periods through the date of this Agreement in accordance with generally accepted accounting principles, except for liabilities for Taxes incurred since December 31, 2008 in the operation of the business of the Acquired Corporations in the ordinary course.

(c)    No extension or waiver (that is still in effect) of the limitation period applicable to any of the Acquired Corporation Returns has been granted (by the Company or any other Person), and no such extension or waiver has been requested from any Acquired Corporation.

(d)    No claim or Legal Proceeding is pending or, to the Company’s Knowledge, has been threatened against or with respect to any Acquired Corporation in respect of any Tax. There are no unsatisfied liabilities for Taxes with respect to any notice of deficiency or similar document received by any Acquired Corporation with respect to any Tax (other than liabilities for Taxes asserted under any such notice of deficiency or similar document which are being contested in good faith by the Acquired Corporations and with respect to which adequate reserves for payment have been established on the Most Recent Balance Sheet). There are no liens for Taxes upon any of the assets of any of the Acquired Corporations except liens for current Taxes not yet due and payable.

(e)    There are no agreements relating to allocating or sharing of Taxes to which any Acquired Corporation is a party. None of the Acquired Corporations is liable for Taxes of any other Person, or is currently under any contractual obligation to indemnify any Person with respect to any amounts of such Person’s Taxes or is a party to or bound by any Contract providing for payments by an Acquired Corporation with respect to any amount of Taxes of any other Person. For the purposes of this Section 3.12(e), the following agreements shall be disregarded: (i) commercially reasonable agreements providing for the allocation or payment of real property Taxes attributable to real property leased or occupied by any Acquired Corporation; (ii) commercially reasonable agreements for the allocation or payment of personal property Taxes, sales or use Taxes or value-added Taxes with respect to personal property leased, used, owned or sold in the ordinary course of business; and (iii) commercially reasonable Tax indemnifications contained in credit or other commercial lending agreements.

(f)    Since December 31, 2006, no Acquired Corporation has constituted either a “distributing corporation” or a “controlled corporation” within the meaning of Section 355(a)(1)(A) of the Code.

(g)    The Company has Made Available to Parent true and complete copies of all material Tax Returns of the Acquired Corporations filed since December 31, 2002.

(h)    The Company has Made Available to Parent all documentation relating to, and is in full compliance with all terms and conditions of, any Tax exemption, Tax holiday or other Tax reduction agreement or order of a territorial or non-U.S. government applicable to any Acquired Corporation or its business. The Company has in its possession official foreign government receipts for any Taxes paid by the Acquired Corporations to any foreign Tax authorities.

(i)    No Acquired Corporation has participated in a “listed transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2).

(j)    Part 3.12(j) of the Disclosure Schedule lists each Person who the Company reasonably believes is, with respect to the Company, a “disqualified individual” (within the meaning of Section 280G of the Code and the Treasury Regulations thereunder).

(k)    This Section 3.12 and Section 3.13 contain the sole representations and warranties of the Company with respect to Tax matters.

3.13    Employee and Labor Matters; Benefit Plans.

(a)    The Company has Made Available to Parent the following information with respect to each Company Equity Award outstanding as of March 9, 2009: (i) the particular plan pursuant to which such Company Equity Award was granted, if applicable; (ii) the name of the holder of such Equity Award; (iii) the number of shares of Company Common Stock issuable pursuant to such Company Equity Award; (iv) the date on which such Company Equity Award was granted; (v) if such Company Equity Award is a Company Option, (A) the exercise price of such Company Option, (B) whether such Company Option is intended to qualify as an “incentive stock option” under Section 422 of the Code, and (C) whether such Company Option is intended to qualify as an “non-qualified stock option” under Section 422 of the Code; and (vi) the applicable vesting schedule; and (ix) the date on which such Company Equity Award expires (as applicable). The Company has Made Available to Parent accurate and complete copies of all current stock option and equity compensation plans pursuant to which any of the Acquired Corporations has granted any Company Equity Awards or other forms of equity compensation outstanding as of the date of this Agreement, and the current forms of all stock award agreements evidencing such options.

(b)    Part 3.13(b) of the Disclosure Schedule contains a complete and accurate list of all material Employee Plans.

(c)    None of the Acquired Corporations maintains, sponsors, contributes or has any liability with respect to any employee pension benefit plan (as defined in Section 3(2) of ERISA), or any similar pension benefit plan that is a Foreign Plan, for the benefit of any current or former employees, consultants or directors of any of the Acquired Corporations.

(d)    None of the Acquired Corporations maintains, sponsors, contributes or has any liability with respect to any employee welfare benefit plan (as defined in Section 3(1) of ERISA) or any similar welfare benefit plan that is a Foreign Plan, for the benefit of any current or former employees, consultants or directors of any of the Acquired Corporations.

(e)    With respect to each Employee Plan, the Company has Made Available to Parent: (i) an accurate, current and complete copy of such Employee Plan (including all amendments thereto); (ii) an accurate and complete copy of the annual report (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code, with respect to such Employee Plan for the three (3) most recent plan years; (iii) an accurate and complete copy of the most recent summary plan description, together with each summary of material modifications, if required under ERISA, with respect to such Employee Plan; (iv) if such Employee Plan is funded through a trust or any third party funding vehicle, an accurate and complete copy of the trust or other funding agreement (including all amendments thereto) and accurate and complete copies of the most recent financial statements thereof; (v) accurate and complete copies of all Contracts relating to such Employee Plan; (vi) all written materials provided to employees relating to such Employee Plan for the most recent plan year; (vii) the most recent determination letter (or opinion letter, if applicable) received from the Internal Revenue Service with respect to each Employee Plan intended to be qualified under Section 401(a) of the Code; and (viii) except where the failure to provide has not had or would not constitute a Company Material Adverse Effect, all government and regulatory approvals received from any foreign Governmental Body with respect to each Employee Plan that is a Foreign Plan.

(f)    None of the Acquired Corporations has ever maintained, established, sponsored, participated in, contributed to or could be or become subject to liability under any: (i) Employee Plan that is subject to Section 302 or Title IV of ERISA or Section 412 of the Code; (ii) “multiemployer plan” within the meaning of Section 3(37) of ERISA; or (iii) plan described in Section 413 of the Code. No Employee Plan is or has been funded by, associated with or related to a “voluntary employees’ beneficiary association” within the meaning of Section 501(c)(9) of the Code. The fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance, or the book reserve established for any Foreign Plan, together with any accrued contributions, is sufficient to procure or provide in full for the accrued benefit obligations with respect to all current or former participants in such Foreign Plan according to the reasonable actuarial assumptions and valuations most recently used to determine employer contributions to and obligations under such Foreign Plan.

(g)    None of the Acquired Corporations has any commitment to create any additional Employee Plan, or to modify, change or terminate any existing Employee Plan (other than as previously disclosed to Parent in writing, to comply with applicable Legal Requirements or as required by this Agreement).

(h)    No Employee Plan provides or contains any commitment to provide, or has ever contained any commitment to provide (except at no cost to the Acquired Corporations), or reflects or represents any liability of any of the Acquired Corporations to provide, retiree life insurance, retiree health benefits or other retiree employee welfare benefits to any Person for any reason, except as may be required by Consolidated Omnibus Budget Reconciliation Act of 1985, as amended, or other Legal Requirements.

(i)    Each of the Employee Plans is and has been established, operated and administered in all material respects in accordance with its terms and with applicable Legal Requirements. The Acquired Corporations have performed all material obligations required to be performed by them under, are not in default or violation of, and the Company has no Knowledge of either (i) any default or violation by any other party to or (ii) any circumstances that exist that are reasonably be expected to result in a default or violation of, the material terms of any Employee Plan. Each Employee Plan intended to be qualified under Section 401(a) of the Code to the Company’s Knowledge, has not experienced an event, condition or circumstance that would reasonably be expected to result in disqualification under the Code (or in the case of a Foreign Plan, the equivalent of disqualification under any applicable foreign Legal Requirement). There are no actions, suits or claims pending, or to the Company’s Knowledge, threatened or reasonably anticipated (other than routine claims for benefits) against any Employee Plan or against the assets of any Employee Plan. To the Company’s Knowledge, no breach of fiduciary duty with respect to any Employee Plan under which any of the Acquired Corporations or one its fiduciaries would reasonably be expected to incur a material liability has occurred. To the Company’s Knowledge, each Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to any of the Acquired Corporations (other than ordinary administration expenses). No Employee Plan is under audit, investigation or other Legal Proceeding by the Company, the Internal Revenue Service, Department of Labor, or any other Governmental Body, nor is any such audit, investigation or Legal Proceeding pending or, to the Company’s Knowledge, anticipated or threatened. All material contributions, premiums and expenses to or in respect of each Employee Plan have been timely paid in full or, to the extent not yet due, have been adequately accrued on the appropriate Acquired Corporation’s financial statements.

(j)    None of the Acquired Corporations has incurred or reasonably expects to incur, either directly or indirectly (including as a result of an indemnification obligation), any material liability in connection with any excise tax under any joint and several liability provisions of the Code or any foreign Legal Requirement relating to employee benefit plans (including Section 4096, 406, 407, 409, 502(i), 502(l), 4069 or 4212(c) of ERISA, or Section 4971, 4975 or 4976 of the Code).

(k)    Neither the execution, delivery or performance of this Agreement, nor the purchase of shares pursuant to the Offer, nor the consummation of the Merger or any of the other Contemplated Transactions (either alone or in combination with another event, whether contingent or otherwise), would reasonably be expected to (i) result in any bonus, severance or other payment or obligation to any current or former employee, consultant or director of any of the Acquired Corporations (whether or not under any Employee Plan); (ii) materially increase the benefits payable or provided to, or result in a forgiveness of indebtedness for, any such employee, consultant or director; (iii) accelerate the vesting, funding or time of payment of any compensation, equity award or other similar benefit; (iv) result in any “parachute payment” under Section 280G of the Code; or (v) cause any compensation to fail to be deductible under Section 162(m) of the Code or any other provision of the Code or any similar foreign Legal Requirement.

(l)    Each plan, program, contract or arrangement to which any Acquired Corporation a party, or to which any Acquired Corporation is subject, that provides for the payment of deferred compensation subject to Section 409A of the Code complies with Section 409A of the Code as to form and has been operated in good faith compliance with the applicable requirements of Section 409A of the Code, the final and proposed Treasury Regulations issued thereunder and all other applicable Internal Revenue Service guidance provided thereunder. Except as set forth on Part 3.13(l) of the Disclosure Schedule, none of the Acquired Corporations has entered into any agreement or arrangement to, or otherwise has any obligation to, indemnify or hold harmless any individual for any liability that results from the failure to comply with the requirements of Section 409A of the Code or comparable provision of any other applicable Legal Requirements, and none of the Acquired Corporations has any material liability for non-reporting or underreporting of income subject to Section 409A of the Code or comparable provision of any other applicable Legal Requirements.

(m)    With respect to each Employee Plan and with respect to each state workers’ compensation arrangement that is funded wholly or partially through an insurance policy or public or private fund, all premiums required to have been paid as of the date of this Agreement under such insurance policy or fund have been paid and there is no material liability of any the Acquired Corporations under any such insurance policy, fund or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent material liability arising wholly or partially out of events occurring prior to the date of this Agreement.

(n)    The Company has Made Available to Parent a list of all employees of each of the Acquired Corporations as of the date of this Agreement, which correctly reflects, in all material respects, their wage or salary, bonus, deferred compensation, commission or individual severance arrangements, their dates of employment and their positions.

(o)    Each of the Acquired Corporations: (i) is in material compliance with all applicable Legal Requirements with respect to its employees and its employment practices; and (ii) has withheld, reported and paid all material amounts required by applicable Legal Requirements or by Contract to be withheld, reported and paid with respect to wages, salaries and other payments to any former or current employees.

(p)    Except as would not constitute a Company Material Adverse Effect, each of the Acquired Corporations: (i) is in material compliance with all applicable Legal Requirements with respect to its independent contractors; and (ii) has withheld, reported and paid all material amounts required by applicable Legal Requirements or by Contract to be withheld, reported and paid with respect to any former or current consultants or directors.

(q)    Except as would not constitute a Company Material Adverse Effect, there is no (i) pending or, to the Knowledge of the Company, threatened Legal Proceeding by any current or former employee of any Acquired Corporation against any of the Acquired Corporations, (ii) unsatisfied judgment or award against any of the Acquired Corporations, or (iii) pending or, to the Knowledge of the Company, threatened audit by any Governmental Body related to any of the Acquired Corporations’ employment practices.

3.14    Environmental Matters. Each of the Acquired Corporations (i) is in compliance with all Environmental Laws, and (ii) possesses all permits and other Governmental Authorizations required under any

Environmental Laws, and is in compliance with the terms and conditions thereof, other than any non-compliance or failure to possess that would not constitute a Company Material Adverse Effect. None of the Acquired Corporations has received any notice or other written communication, whether from a Governmental Body, citizens group or any other Person, that alleges that any of the Acquired Corporations is not in compliance with any Environmental Law, other than any notice or communication that would not constitute a Company Material Adverse Effect. None of the Acquired Corporations are conducting any remediation, remedial action or cleanup of any Materials of Environmental Concern, other than any remediation, remedial action or cleanup that would not constitute a Company Material Adverse Effect. (For purposes of this Section 3.14: (A) “Environmental Law” shall mean any applicable Legal Requirement relating to pollution or protection of human health or the environment (including ambient air, surface water, ground water, land surface or subsurface strata), including any applicable Legal Requirement relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the treatment, storage, disposal or handling of Materials of Environmental Concern, but excluding Legal Requirements relating to occupational safety and health; and (B) “Materials of Environmental Concern” include pollutants, contaminants, hazardous wastes, toxic substances, petroleum and petroleum products and any other hazardous substance that is currently regulated by any Environmental Law.)

3.15    Insurance. The Company maintains insurance coverage with reputable insurers, or maintains effective and sufficient self-insurance practices, in such amounts and providing adequate coverage for such risks as are in accordance with normal industry practice for companies engaged in businesses similar to the Company and the Acquired Corporations. Each of such insurance policies is in full force and effect in all material respects. Except as would not constitute a Company Material Adverse Effect, none of the Acquired Corporations has received any written notice of (a) cancellation, or termination of any such policy, as would not be material to the Acquired Corporations taken as a whole, invalidation of any such policy, (b) refusal of any coverage or rejection of any material claim under any such policy, or (c) material adjustment in the amount of the premiums payable with respect to any such policy.

3.16    Transactions with Affiliates. Except as set forth in the Company SEC Documents filed prior to the date of this Agreement, since the date of the Company’s last proxy statement filed with the SEC, no event has occurred that would be required to be reported by the Company pursuant to Item 404 of Regulation S-K promulgated by the SEC.

3.17    Legal Proceedings; Orders.

(a)    There is no pending Legal Proceeding (other than non-material disputes as may arise from time to time in the Company’s ordinary course of business), and (to the Company’s Knowledge) no other Person has threatened to commence any Legal Proceeding (other than non-material disputes as may arise from time to time in the Company’s ordinary course of business), in each case: (i) that involves any of the Acquired Corporations or any of the assets owned or used by any of the Acquired Corporations; or (ii) that challenges, or that would have the effect of preventing, delaying, making illegal or otherwise interfering with, the Offer or the Merger or any of the other Contemplated Transactions.

(b)    To the Company’s Knowledge, there is no material order, writ, injunction, judgment or decree to which any of the Acquired Corporations is subject.

3.18    Authority; Binding Nature of Agreement. The Company has all necessary corporate right, power and authority to enter into and to perform its obligations under this Agreement. The board of directors of the Company (at a meeting duly called and held) has, by the unanimous vote of all directors of the Company, (a) determined that this Agreement and the Contemplated Transactions, including the Offer and the Merger, are fair to and in the best interests of the Company’s stockholders, (b) approved this Agreement and the Contemplated Transactions, including the Offer and the Merger, in accordance with the requirements of the DGCL, (c) declared that this Agreement is advisable and (d) resolved to recommend that the stockholders of the

Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and adopt this Agreement. This Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to the Enforceability Exceptions.

3.19    Inapplicability of Anti-takeover Statutes; Company Rights Agreement. As of the date of this Agreement and at all times at and prior to the Effective Time, assuming the truth of the representation set forth in Section 4.6, the board of directors of the Company has taken and will take all actions necessary to ensure that the restrictions applicable to business combinations contained in Section 203 of the DGCL are, and will be, inapplicable to the execution, delivery and performance of this Agreement, to the purchase of shares pursuant to the Offer and to the consummation of the Merger and the other Contemplated Transactions. No other state takeover statute or similar Legal Requirement applies or purports to apply to this Agreement, the Offer, the Merger or any of the other Contemplated Transactions. The Company has taken appropriate action with respect to the Company Rights Agreement to provide (1) that neither Parent nor Acquisition Sub shall be deemed to be an Acquiring Person or an Interested Stockholder (as such terms are defined in the Company Rights Agreement), that neither a Distribution Date nor a Shares Acquisition Date (as such terms are defined in the Company Rights Agreement) shall be deemed to occur and that the Company Rights will not separate from the shares of Company Common Stock, in each case, solely as a result of the execution, delivery or performance of this Agreement, the commencement of the Offer, the purchase of shares pursuant to the Offer or the consummation of the Merger and the other Contemplated Transactions, and (2) that the Company Rights will expire immediately prior to the Effective Time.

3.20    Vote Required. If required under applicable Legal Requirements in order to consummate the Merger, assuming the truth of the representation set forth in Section 4.6, the affirmative vote of the holders of a majority of the shares of Company Common Stock outstanding on the record date for the Company Stockholders’ Meeting (the “Required Company Stockholder Vote”) is the only vote of the holders of any class or series of the Company’s capital stock necessary to adopt this Agreement, approve the Merger or consummate any of the other Contemplated Transactions.

3.21    Non-Contravention; Consents. None of (1) the execution, delivery or performance of this Agreement or the Stockholder Agreement, (2) the purchase of shares pursuant to the Offer or (3) the consummation of the Merger or any of the other Contemplated Transactions will:

(a)    contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws or other charter or organizational documents of any of the Acquired Corporations, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of any of the Acquired Corporations;

(b)    contravene, conflict with or result in a violation of any Legal Requirement to which any of the Acquired Corporations, or any of the assets owned or used by any of the Acquired Corporations, is subject; or

(c)    except as would not constitute a Company Material Adverse Effect, contravene, conflict with or result in a violation or breach of, or result in a default under, any provision of any Material Contract, or give any Person the right with respect to such Material Contract (i) declare a default or exercise any remedy, (ii) accelerate the maturity or performance of any such Company Contract, or (iii) cancel, terminate or modify any term of such Company Contract.

Except as may be required by the Exchange Act, the DGCL, the HSR Act, any other applicable foreign requirements, antitrust or competition-related Legal Requirement and the NASD Bylaws, none of the Acquired Corporations was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (w) the execution, delivery or performance of this Agreement by the Company, (x) the execution, delivery or performance of the Stockholder Agreement, (y) the purchase of shares pursuant to the Offer or (z) the consummation of the Merger or any of the other Contemplated Transactions, in each case, except where the failure to obtain any such Consent has not had or would not constitute a Company Material Adverse Effect.

3.22    Liabilities. None of the Acquired Corporations has any accrued, contingent or other liabilities of any nature, either matured or unmatured, except for: (a) liabilities identified as such in the “liabilities” column of the Most Recent Balance Sheet or other liabilities, which when considered in their entirety would not have a material impact on the Most Recent Balance Sheet; and (b) normal and recurring liabilities that have been incurred by the Acquired Corporations since December 31, 2008 in the ordinary course of business and consistent with past practices.

3.23    Fairness Opinion. The Company’s board of directors has received the written opinions of Goldman, Sachs & Co. (“Goldman Sachs”) and Barclays Capital (“Barclays”), financial advisors to the Company, dated as of the date of this Agreement, to the effect that, based upon and subject to the respective factors and assumptions set forth therein, the Offer Price and the Merger Price are fair to the stockholders of the Company from a financial point of view. The Company will furnish, solely for information purposes, accurate and complete copies of such written opinions to Parent promptly following the date hereof.

3.24    Financial Advisor. Except for Goldman Sachs and Barclays or as set forth on Part 3.24 of the Disclosure Schedule, no broker, finder or investment banker engaged by the Company is entitled to any brokerage fee, finder’s fee, opinion fee, success fee, transaction fee or any other similar commission or fee in connection with the Offer, the Merger or any of the other Contemplated Transactions. The Company has disclosed to Parent all material terms of all agreements under which any such fees, commissions or other amounts have been paid or may become payable and all indemnification agreements and other Contracts related to the engagement of Goldman Sachs or Barclays or any Person set forth on Part 3.24 of the Disclosure Schedule.

3.25    Full Disclosure. None of the information supplied or to be supplied by or on behalf of the Company for inclusion in the Offer Documents or the Schedule 14D-9 will, at the time the Offer Documents and the Schedule 14D-9 are mailed to stockholders of the Company or at any time between the time the Offer Documents and the Schedule 14D-9 are mailed to stockholders of the Company and the Acceptance Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information furnished or otherwise provided to the Company by Parent or any of its Affiliates for inclusion in the Schedule 14D-9.

Section 4. REPRESENTATIONS AND WARRANTIES OF PARENT AND ACQUISITION SUB

Parent and Acquisition Sub represent and warrant to the Company as follows:

4.1    Valid Existence. Parent and Acquisition Sub are corporations duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

4.2    Authority; Binding Nature of Agreement. Parent and Acquisition Sub have all necessary corporate right, power and authority to perform their obligations under this Agreement; and the execution, delivery and performance by Parent and Acquisition Sub of this Agreement have been duly authorized by any necessary action on the part of Parent and Acquisition Sub and their respective boards of directors. This Agreement constitutes the legal, valid and binding obligation of Parent and Acquisition Sub, enforceable against them in accordance with its terms, subject to the Enforceability Exceptions.

4.3    Acquisition Sub. Acquisition Sub is a wholly-owned direct subsidiary of Parent that was formed solely for the purpose of engaging in transactions contemplated by this Agreement. Since the date of its incorporation, Acquisition Sub has not carried out, and Acquisition Sub will not carry on prior to the Effective Time, any business or operations other than the execution of this Agreement, the performance of its obligations hereunder and matters ancillary thereto.

4.4    Non-Contravention; Consents. None of (1) the execution, delivery or performance of this Agreement, (2) the purchase of shares pursuant to the Offer or (3) the consummation of the Merger or any of the other Contemplated Transactions will, except where such contravention, conflict or violation has not had and would not constitute a material adverse effect on Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer or Parent’s or Acquisition Sub’s ability to otherwise consummate the Contemplated Transactions:

(a)    contravene, conflict with or result in a violation of (i) any of the provisions of the certificate of incorporation or bylaws or other charter or organizational documents of Parent or Acquisition Sub, or (ii) any resolution adopted by the stockholders, the board of directors or any committee of the board of directors of Parent or Acquisition Sub; or

(b)    contravene, conflict with or result in a violation of any Legal Requirement to which Parent or Acquisition Sub, or any of the assets owned or used by Parent or Acquisition Sub, is subject.

Except as may be required by the Exchange Act, the DGCL, the HSR Act, any other applicable foreign requirements, antitrust or competition-related Legal Requirement and the NASD Bylaws, neither Parent or Acquisition Sub was, is or will be required to make any filing with or give any notice to, or to obtain any Consent from, any Governmental Body in connection with (x) the execution, delivery or performance of this Agreement by Parent and Acquisition Sub, (y) the purchase of shares pursuant to the Offer or (z) the consummation of the Merger or any of the other Contemplated Transactions, in each case, except where the failure to obtain any such Consent has not had and would not constitute a material adverse effect on Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer or Parent’s or Acquisition Sub’s ability to otherwise consummate the Contemplated Transactions.

4.5    Orders. To Parent’s knowledge, there is no order, writ, injunction, judgment or decree applicable to or against Parent or Acquisition Sub which would have the effect of preventing, delaying, making illegal or otherwise interfering with, the Offer or the Merger or any of the other Contemplated Transactions, except where the failure to obtain any such Order has not had and would not constitute a material adverse effect on Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer or Parent’s or Acquisition Sub’s ability to otherwise consummate the Contemplated Transactions.

4.6    Ownership of Company Capital Stock. Neither Parent nor Acquisition Sub is, or at any time during the past three years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL.

4.7    Disclosure. None of the information supplied or to be supplied by or on behalf of Parent for inclusion in the Schedule 14D-9 or Offer Documents will, at the time the Schedule 14D-9 and the Offer Documents are mailed to the stockholders of the Company or at the Acceptance Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading; provided, however, that notwithstanding the foregoing, Parent and Acquisition Sub make no representation or warranty with respect to any information furnished or otherwise provided to Parent or Acquisition Sub by the Company or any of its Affiliates for inclusion in the Offer Documents.

4.8    Funds. (a) Parent or Acquisition Sub has available, and will have available through the Acceptance Time and the Effective Time, cash, cash equivalents and financial resources sufficient to (i) pay for all of the shares of Company Common Stock purchased pursuant to the Offer, (ii) consummate the Merger and (iii) pay all fees and expenses related to the foregoing, (b) Parent or Acquisition Sub will have available at the Acceptance Time cash and cash equivalents sufficient to pay for all of the shares of Company Common Stock purchased pursuant to the Offer, and (c) Parent or Acquisition Sub will have available at the Effective Time cash and cash equivalents sufficient to (A) consummate the Merger and (B) pay all fees and expenses related to the foregoing.

4.9    No Additional Representations. Parent acknowledges and agrees that except as expressly set forth in Section 3 of this Agreement, none of the Acquired Corporations nor any of their Representatives has made any representation or warranty, express or implied, to Parent or any of its representatives in connection with this Agreement or any of the Contemplated Transactions. Without limiting the generality of the foregoing, Parent acknowledges and agrees that none of the Acquired Companies nor any other person has made any representation or warranty, express or implied, as to the accuracy or completeness of any information regarding any of the Acquired Corporations furnished or made available to Parent and its representatives, except as expressly set forth in Section 3 of this Agreement, and neither the Company nor any other person shall be subject to any liability to Parent or any other person, resulting from the Company’s having Made Available to Parent or of its Representatives such information, including in the “data room,” management presentations (formal or informal) or in any other form in connection with the transactions contemplated by this Agreement. Without limiting the foregoing, none of the Acquired Corporations or any person makes any representation or warranty to Parent with respect to any financial projection or forecast relating to any of the Acquired Corporations. Notwithstanding the foregoing, nothing contained in this Agreement shall limit, or constitute a waiver of, any right of Parent to bring a claim, or obtain any remedy for, any fraudulent acts or omissions or intentional misrepresentations whether or not contained in the representations or warranties of the Acquired Corporations under this Agreement.

Section 5. CERTAIN COVENANTS OF THE COMPANY

5.1    Access and Investigation.

(a)    During the period from the date of this Agreement through the earlier of the Effective Time or the date of termination of this Agreement (the “Pre-Closing Period”), the Company shall, and shall cause the respective Representatives of the Acquired Corporations, following notice from Parent to the Company in accordance with this Section 5.1, to provide Parent and Parent’s Representatives with reasonable access during normal business hours to the Acquired Corporations’ Representatives and to inspect all assets, Company Contracts, books and records and Tax Returns of the Acquired Corporations and all other financial, operating and other data and information of the Acquired Corporations, as Parent may reasonably request. Notwithstanding the foregoing, the Acquired Corporations shall not be obligated to provide any such access if the Company, in its reasonable judgment, determines that doing so would (i) violate any Legal Requirements, (ii) result in the loss of attorney-client privilege with respect to such information or (iii) result in a breach of a Material Contract or non-disclosure or similar confidentiality agreement to which any Acquired Corporation is a party or is otherwise bound. Parent shall schedule and coordinate all inspection with the Company and shall give the Company reasonable prior written notice thereof setting forth the scope of the inspection that Parent or its Representatives intend to conduct or review, as applicable. The Company shall be entitled to have representatives present at all times during any such inspection.

(b)    Without limiting the effect of any of the Company’s other obligations set forth in this Agreement, before filing any document with or furnishing any document to the SEC or any other Governmental Body, the Company shall consult with Parent regarding, and wherever practicable allow Parent a reasonable time to review and comment on, the proposed content of such document.

(c)    All information obtained by Parent pursuant to this Section 5.1 shall be kept confidential in accordance with the Confidentiality Agreement.

5.2    Operation of the Company’s Business.

(a)    During the Pre-Closing Period, except (w) as required under any Material Contract or any applicable Legal Requirement, (x) as required or otherwise contemplated under this Agreement, (y) with the written consent of Parent, or (z) as set forth in Part 5.2 of the Disclosure Schedule: (i) the Company shall ensure that each of the Acquired Corporations conducts its business and operations (A) in the ordinary course and in accordance with past practices, and (B) in material compliance with all applicable Legal Requirements; (ii) the

Company shall use commercially reasonable efforts to ensure that each of the Acquired Corporations conducts its business and operations in material compliance with the requirements of all Material Contracts; (iii) the Company shall use commercially reasonable efforts to ensure that each Acquired Corporation preserves substantially intact its current business organization, and maintains in all material respects its relations with any Persons with which it has material business relationships, provided, that nothing in this Section 5.2(a)(iii) shall prevent any Acquired Corporation from terminating the employment of any officer or employee for cause, as determined by such Acquired Corporation; and (iv) the Company shall keep in full force all insurance policies referred to in Section 3.15 (or reasonably equivalent policies).

(b)    During the Pre-Closing Period, except (w) as required under any Material Contract or any applicable Legal Requirement, (x) as required or otherwise contemplated under this Agreement, (y) with the written consent of Parent (and with respect to sub-sections (vi), (xii), (xiii) or (xvi) only, such consent shall not be unreasonably withheld or delayed) or (z) as set forth in Part 5.2 of the Disclosure Schedule, the Company shall not, and shall not permit any Subsidiary of the Company to:

(i)    other than pursuant to the Company Rights Agreement, declare, accrue, set aside or pay any dividend or make any other distribution in respect of any shares of capital stock, or repurchase, redeem or otherwise reacquire any shares of capital stock or other securities other than the acquisition of unvested Company Equity Awards or unvested shares of capital stock issued pursuant to Company Equity Awards upon the termination of services of the holder thereof;

(ii)    other than pursuant to the Company’s Rights Agreement, sell, issue, grant or authorize the issuance or grant of, or materially amend the terms of (A) any capital stock or other security (including any capital stock or other security subject to the Azimuth Agreement), (B) any option, call, warrant or right to acquire any capital stock or other security, or (C) any instrument convertible into or exchangeable for any capital stock or other security (except that (1) the Company may issue shares of Company Common Stock (x) upon the valid exercise or vesting of Company Equity Awards and Company Warrants outstanding as of the date of this Agreement, (y) upon the valid conversion of any Convertible Debt Securities and (z) pursuant to an offering period under the ESPP, and (2) the Company may, in the ordinary course of business and consistent with past practices, grant to the Company’s employees Company RSUs or Company Options having an exercise price not less than the fair market value of the Company Common Stock covered by such Company Options determined as of the date of grant of such Company Options and subject to the Company’s standard vesting schedule) under the Company Option Plans to the extent permitted by Part 5.2(b)(ii) of the Disclosure Schedule; provided, however, that such Company Options and Company RSUs (including all Company Options and Company RSUs authorized by the Company on or after March 1, 2009) shall not automatically accelerate in whole or in part prior to or in connection with the acquisition of the Company pursuant to this Agreement notwithstanding any provisions contained in the Company Option Plan under which such Company Options or Company RSUs are granted, any other agreement to which the holder of such Company Option or Company RSU is a party, or any other plan providing for such acceleration; provided further, that the Company shall have the discretion to provide that one or more such Company Options or Company RSUs shall accelerate in whole or in part upon the termination of the holder’s employment or service by the Company or the Surviving Corporation without cause within 13 months following the Effective Time. As a condition to the grantee’s acceptance of any grant of Company Options or Company RSUs, the Company shall obtain the agreement of such grantee that the vesting of such Company Options or Company RSUs shall only accelerate (in whole or in part) upon the termination of the holder’s employment or service by the Company or the Surviving Corporation without cause within 13 months following the Effective Time, notwithstanding any provisions to the contrary that may be included in the applicable Company Option Plan, any agreement to which the holder of such Company Option or Company RSU is a party or any other plan providing for such acceleration;

(iii)    amend or waive any of its rights under, or accelerate the vesting under, any provision of any of the Company’s stock option or equity compensation plans, or otherwise modify any of the terms of any outstanding option, warrant or other security or any related Contract;

(iv)    amend its certificate of incorporation or bylaws or other charter or organizational documents, or, effect any merger, consolidation or material share exchange, or any business combination, amalgamation, recapitalization, reclassification of shares, stock split, reverse stock split, division or subdivision of shares, consolidation of shares or similar transaction;

(v)    form any Subsidiary or acquire or create any material equity interest in any other Entity;

(vi)    make any individual capital expenditure in excess of 120% of the amount allotted therefor in the Current Operating Budget, or in excess of 105% of the aggregate amount allotted for capital expenditures in the Current Operating Budget to be made during the Pre-Closing Period;

(vii)    enter into any Material Contract or amend, terminate or waive any material right or remedy under, any Material Contract;

(viii)    assign or grant an exclusive license of any material Intellectual Property Right relating to technology necessary for the manufacture, use, sale, offer for sale or importation of Company Pharmaceutical Products;

(ix)    subject its Intellectual Property Rights to any new Encumbrance;

(x)    make any pledge of any of its tangible assets having a value in excess of $100,000 or permit any of its tangible assets having a value in excess of $100,000 to become subject to any material Encumbrances;

(xi)    establish, adopt, terminate or amend any employee benefit plan or any plan, practice, agreement, arrangement or policy that would be an Employee Plan if it was in existence on the date of this Agreement, pay any bonus or make any profit-sharing or similar payment to or for the benefit of, or increase the amount of the wages, salary, commissions, fringe benefits or other compensation or remuneration payable to, any of its current or former directors, officers or employees (except that the Company (A) may make routine, reasonable salary increases to the extent contemplated by the Current Operating Budget in connection with the Company’s customary employee review process, consistent with past practices, (B) may pay customary bonus payments consistent with past practices payable in accordance with the Company’s existing bonus program as Made Available to Parent prior to the date of this Agreement, in an aggregate amount not to exceed $7,200,000), and (C) may make payments in connection with the Company’s field sales incentive compensation program, consistent with past practice;

(xii)    (A) hire any employee at the level of Vice President or above, (B) hire any employee in a sales, general or administrative capacity with an annual base salary in excess of $150,000, (C) hire any employee (other than an employee described in clause “(B)” above) with an annual base salary in excess of $200,000, or (D) promote any employee except in order to fill a position vacated after the date of this Agreement;

(xiii)    change any of its standard product pricing policies or product return policies;

(xiv)    make any material Tax election;

(xv)    commence or settle any Legal Proceeding, except for non-material disputes in the ordinary course of business and consistent with past practices;

(xvi)    commence (other than planning) any new Phase II, Phase III or Phase IV human clinical trial involving any Company Pharmaceutical Product;

(xvii)    redeem the Company Rights or amend, modify or terminate the Company Rights Agreement, or render it inapplicable to (or otherwise exempt from the application of the Company Rights Agreement) any Person or action (other than Parent and Acquisition Sub in connection with the execution, delivery and performance of this Agreement); or

(xviii)    agree or commit to take any of the actions described in clauses “(i)” through “(xvii)” of this Section 5.2(b).

(c)    During the Pre-Closing Period, the Company shall promptly notify Parent and Acquisition Sub of its discovery of: (i) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by the Company in this Agreement; (ii) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by the Company in this Agreement if (A) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (B) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; (iii) any material breach of any covenant of the Company; and (iv) any event, condition, fact or circumstance that would make the timely satisfaction of any of the conditions set forth in Exhibit B impossible or unlikely or that has had or would reasonably be expected to have or result in a Company Material Adverse Effect. During the Pre-Closing Period, Parent shall promptly notify the Company in writing of its or Acquisition Sub’s discovery of: (1) any event, condition, fact or circumstance that occurred or existed on or prior to the date of this Agreement and that caused or constitutes a material inaccuracy in any representation or warranty made by Parent or Acquisition Sub in this Agreement; (2) any event, condition, fact or circumstance that occurs, arises or exists after the date of this Agreement and that would cause or constitute a material inaccuracy in any representation or warranty made by Parent or Acquisition Sub in this Agreement if (x) such representation or warranty had been made as of the time of the occurrence, existence or discovery of such event, condition, fact or circumstance, or (y) such event, condition, fact or circumstance had occurred, arisen or existed on or prior to the date of this Agreement; and (3) any material breach of any covenant of Parent or Acquisition Sub. Without limiting the generality of the foregoing, each of the parties hereto shall promptly advise the other parties of any Legal Proceeding or material claim threatened, commenced or asserted against or with respect to any such party relating to the Contemplated Transactions and promptly provide the parties with copies of all material complaints, pleadings and filings related thereto.

(d)    During the Pre-Closing Period, the Company shall (i) consult with Parent in connection with any proposed meeting with the FDA or any other Governmental Body relating to any Company Pharmaceutical Product, and (ii) provide Parent with a reasonable opportunity to review any material filing proposed to be made by or on behalf of any of the Acquired Corporations, and any material correspondence or other material communication proposed to be submitted or otherwise transmitted to the FDA or any other Governmental Body by or on behalf of any of the Acquired Corporations, in each case relating to any Company Pharmaceutical Product.

5.3    No Solicitation.

(a)    Subject to Section 5.3(b), from and after the date hereof until the Effective Time, the Company shall not directly or indirectly, and shall ensure that each other Acquired Corporation and all Representatives of the Acquired Corporations do not, directly or indirectly, (i) solicit, initiate, knowingly encourage or knowingly facilitate the making, submission or announcement of any Acquisition Proposal or knowingly take any action that would reasonably be expected to lead to an Acquisition Proposal, (ii) furnish any non-public information regarding any of the Acquired Corporations to any Person in connection with or in response to an Acquisition Proposal, (iii) engage in discussions or negotiations with any Person with respect to any Acquisition Proposal, (iv) approve, endorse or recommend any Acquisition Proposal or (v) enter into any letter of intent or similar document or any Contract contemplating or providing for any Acquisition Transaction or accepting any Acquisition Proposal. Without limiting the generality of the foregoing, the Company acknowledges and agrees that any action taken by any Representative of any of the Acquired Corporations that, if taken by the Company would constitute a breach of this Section 5.3, shall be deemed to constitute a breach of this Section 5.3 by the Company (whether or not such Representative is purporting to act on behalf of any of the Acquired Corporations).

(b)    Nothing in this Agreement shall prohibit the Company or its board of directors from furnishing non-public information regarding the Acquired Corporations to, or entering into discussions or negotiations (including, as a part thereof, exchanging any counterproposals) with, any Person and its Representatives in response to a written Acquisition Proposal that is submitted to the Company by such Person (and not withdrawn) which the board of directors of the Company determines in good faith (after consultation with its financial advisor(s)) is, or would reasonably be expected to lead to, a Superior Offer if (1) neither the Company nor any Representative of any of the Acquired Corporations shall have breached in any material respect any of the provisions set forth in Section 1.2 or this Section 5.3, (2) the board of directors of the Company reasonably determines in good faith, after having taken into account the advice of the Company’s outside legal counsel, that the failure to take such action would be inconsistent with the Company’s board of directors’ fiduciary obligations to the Company’s stockholders under applicable Legal Requirements, (3) prior to furnishing any such non-public information to, or entering into discussions or negotiations with, such Person, (A) the Company gives written notice to Parent of the identity of such Person and of the Company’s decision to furnish non-public information to, or enter into discussions or negotiations with, such Person, and (B) the Company receives from such Person an executed confidentiality agreement containing customary limitations on the use and disclosure of all non-public written and oral information furnished to such Person by or on behalf of the Company that are no less favorable to the Company than the confidentiality provisions and use restrictions of the Confidentiality Agreement (it being understood that such confidentiality agreement need not prohibit such Person from submitting non-public Acquisition Proposals to the Company), and (4) contemporaneously with or prior to furnishing any such non-public information to such Person, the Company furnishes all such non-public information to Parent (to the extent such non-public information has not been previously furnished by the Company to Parent).

(c)    If any Acquired Corporation or any of its Representatives receives an Acquisition Proposal or any request for non-public information at any time during the Pre-Closing Period, then the Company shall promptly (and in no event later than 24 hours after receipt of such Acquisition Proposal or request) advise Parent orally and in writing of such Acquisition Proposal or request (including the identity of the Person making or submitting such Acquisition Proposal or request and the material terms thereof) and provide Parent with copies of all documents relating thereto. The Company shall promptly (and in no event later than 24 hours after such material development) inform Parent in writing with respect to any material development relating to such Acquisition Proposal or request and any modification or proposed modification thereto, and provide Parent with copies of all documents relating thereto.

(d)    The Company shall immediately cease and cause to be terminated any existing discussions between any Acquired Corporation or any of its Representatives and any Person with respect to any Acquisition Proposal.

(e)    The Company agrees not to release any Person from, or to amend or waive any provision of, any confidentiality, “standstill,” nonsolicitation or similar agreement to which any of the Acquired Corporations is or becomes a party or under which any of the Acquired Corporations has or acquires any rights, and will use its best efforts to enforce or cause to be enforced each such agreement at the request of Parent; provided, however, that this Section 5.3(e) shall not preclude the Company from responding to an unsolicited Acquisition Proposal submitted to the Company by a party that is bound by a “standstill” agreement and shall not require the Company to enforce or cause to be enforced its rights under such “standstill” agreement relating to the submission of such unsolicited Acquisition Proposal. The Company also shall promptly request each Person that has executed a confidentiality agreement in connection with its consideration of a possible Acquisition Transaction to return or destroy in accordance with the terms of such confidentiality agreement all confidential information heretofore furnished to such Person by or on behalf of any of the Acquired Corporations.

(f)    Notwithstanding anything to the contrary contained in Section 1.2(b), Section 8.1(e) or elsewhere in this Agreement, the Company Board Recommendation may not be withdrawn or modified pursuant to Section 1.2(b), and this Agreement may not be terminated pursuant to Section 8.1(e), unless: (i) the board of directors of the Company shall have received an Acquisition Proposal that it has determined to be a Superior Offer pursuant to Section 1.2(b) and shall have received from the Person making such Acquisition Proposal a binding, written definitive acquisition agreement, duly executed on behalf of such Person, providing for the consummation of the transaction contemplated by such Acquisition Proposal (the “Specified Definitive Acquisition Agreement”); (ii) not less than five business days (or such longer period as provided below) prior to any such withdrawal or modification of the Company Board Recommendation pursuant to Section 1.2(b) and not less than five business days (or such longer period as provided below) prior to any termination of this Agreement by the Company pursuant to Section 8.1(e), the Company shall have delivered to Parent a written notice (the “Superior Offer Notice”) stating that the Company (or its board of directors) intends to take such action pursuant to Section 1.2(b) and/or Section 8.1(e) and intends to enter into the Specified Definitive Acquisition Agreement relating to such Acquisition Proposal (it being understood and agreed that any determination to send to Parent, or actual delivery to Parent of, a Superior Offer Notice shall not, in and of itself, constitute a Triggering Event), including as attachments to such Superior Offer Notice a copy of the Specified Definitive Acquisition Agreement relating to such Acquisition Proposal and copies of any related documents; (iii) during the five business day period commencing on the date of Parent’s receipt of such Superior Offer Notice (as such period may be extended as provided below), the Company shall have made its Representatives reasonably available for the purpose of engaging in negotiations with Parent (to the extent Parent desires to negotiate) regarding a possible amendment of this Agreement or the Offer or a possible alternative transaction so that the Acquisition Proposal that is the subject of the Superior Offer Notice ceases to be a Superior Offer; and (iv) any definitive written proposal made by Parent or Acquisition Sub to amend this Agreement or the Offer or enter into an alternative transaction during the negotiations described in clause “(iii)” above shall have been considered by the board of directors of the Company in good faith, and, after the expiration of the negotiation period described in clause “(iii)” above, the Company’s board of directors shall have determined in good faith, after having taken into account the advice of the Company’s outside legal counsel and after consultation with its financial advisor(s), that such Acquisition Proposal still constitutes a Superior Offer; provided, however, that, in the event of any amendment to the financial or other material terms of such Acquisition Proposal, the Company shall be required to deliver to Parent a new Superior Offer Notice (including as attachments thereto a copy of the new Specified Definitive Acquisition Agreement relating to such amended Acquisition Proposal and copies of any related documents), and the negotiation period described in clause “(iii)” above shall be extended by an additional five business days from the date of Parent’s receipt of such new Superior Offer Notice (except that, if such amendment provides solely for an increase in the dollar amount of the price per share to be paid for Company Common Stock, then such negotiation period shall be extended instead by an additional two business days).

(g)    Nothing contained in this Section 5.3 or Section 1.2 shall prohibit the Company or its board of directors from disclosing to the Company’s stockholders a position with respect to a tender offer by a third party pursuant to Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act; provided, however, that (i) unless such disclosure consists solely of a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act, the Company shall first comply with Section 5.3(f) to the extent applicable to such disclosure, and (ii) the Company acknowledges that any such disclosure (other than a “stop, look and listen” communication containing only statements contemplated by Rule 14d-9(f) under the Exchange Act) may constitute a Triggering Event, and that any such disclosure shall be subject to the other terms and provisions of this Agreement.

Section 6.    ADDITIONAL COVENANTS OF THE PARTIES

6.1     Stockholder Approval; Proxy Statement.

(a)    If the adoption of this Agreement by the Company’s stockholders is required by applicable Legal Requirements in order to consummate the Merger, the Company shall, as promptly as practicable following the later of the Acceptance Time or the expiration of any subsequent offering period provided in accordance with Rule 14d-11 under the Exchange Act, take all action necessary or advisable under applicable Legal Requirements to call, give notice of and hold a meeting of the holders of Company Common Stock to vote on the adoption of this Agreement (the “Company Stockholders’ Meeting”). The Company shall ensure that all proxies solicited in connection with the Company Stockholders’ Meeting are solicited in compliance with all applicable Legal Requirements.

(b)    If the adoption of this Agreement by the Company’s stockholders is required by applicable Legal Requirements in order to consummate the Merger, the Company shall, as soon as practicable following the later of the Acceptance Time or the expiration of any subsequent offering period provided in accordance with Rule 14d-11 under the Exchange Act, prepare and file with the SEC the Proxy Statement, and shall (i) cause the Proxy Statement to comply in all material respects with the applicable requirements of the Exchange Act and the rules and regulations thereunder and with all other applicable Legal Requirements, (ii) respond promptly to any comments received from the SEC or its staff, and (iii) cause the Proxy Statement to be mailed to the Company’s stockholders as promptly as practicable. The Company shall give Parent reasonable opportunity to comment on any correspondence with the SEC or its staff or any proposed material to be included in the Proxy Statement prior to transmission to the SEC or its staff and shall not transmit any such material to which Parent reasonably objects. The Company shall respond promptly to any comments received from the SEC or its staff with respect to the Proxy Statement, and shall correct promptly any information in the Proxy Statement if and to the extent that such information shall have become false or misleading in any material respect. If at any time prior to the Company Stockholders’ Meeting there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company shall promptly prepare such an amendment or supplement and, after obtaining the consent of Parent to such amendment or supplement, shall promptly transmit such amendment or supplement to the Company’s stockholders.

(c)    Notwithstanding anything to the contrary contained in this Agreement, if Parent, Acquisition Sub or any other Subsidiary of Parent shall own, by virtue of the Offer or otherwise, at least 90% of the outstanding shares of Company Common Stock, Parent, Acquisition Sub and Company shall take all actions necessary and appropriate to cause the merger of Acquisition Sub into the Company to become effective as soon as practicable following the time such ownership is first obtained, without a stockholders’ meeting in accordance with Section 253 of the DGCL.

(d)    If the adoption of this Agreement by the Company’s stockholders is required by applicable Legal Requirements in order to consummate the Merger, Parent agrees to cause all shares of Company Common Stock owned by Parent, Acquisition Sub or any other subsidiary of Parent to be present and voted in favor of the adoption of this Agreement at the Company Stockholders’ Meeting.

6.2    Regulatory Approvals. Each party shall use commercially reasonable efforts to file, as soon as practicable after the date of this Agreement, all notices, reports and other documents required to be filed by such party with any Governmental Body with respect to the Offer, the Merger and the other Contemplated Transactions, and to submit promptly any additional information requested by any such Governmental Body. Without limiting the generality of the foregoing, the Company and Parent shall, promptly after the date of this Agreement, prepare and file the notification and report forms required to be filed under the HSR Act and any notification or other document required to be filed under any applicable foreign antitrust or competition-related Legal Requirement in connection with the Offer, the Merger or the other Contemplated Transactions. The Company and Parent shall respond as promptly as practicable to (i) any inquiries or requests received from the Federal Trade Commission or the Department of Justice for additional information or documentation and (ii) any inquiries or requests received from any state attorney general, foreign antitrust or competition authority or other Governmental Body in connection with antitrust or related matters.

6.3    Company Options, Company Warrants, RSUs and ESPP.

(a)    At the Effective Time, each Company Option that is outstanding and unexercised as of immediately prior to the Effective Time, whether or not vested, that has an exercise price per share not greater than $41.00 shall be assumed by Parent in accordance with the terms (as in effect as of the date of this Agreement) of the Company Option Plan under which such Company Option was issued and the terms of the stock option agreement by which such Company Option is evidenced. Each Company Option (other than Company Options described in the immediately preceding sentence) that is outstanding and unexercised as of immediately prior to the Acceptance Time shall terminate and no longer be of any force or effect as of the Acceptance Time. All rights with respect to Company Common Stock under Company Options assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) each Company Option assumed by Parent may be exercised solely for shares of Parent Common Stock, (ii) the number of shares of Parent Common Stock subject to each Company Option assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Company Option immediately prior to the Effective Time by the Option Conversion Ratio (as defined below), and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock, (iii) the per share exercise price for the Parent Common Stock issuable upon exercise of each Company Option assumed by Parent shall be determined by dividing the per share exercise price of Company Common Stock subject to such Company Option, as in effect immediately prior to the Effective Time, by the Option Conversion Ratio, and rounding the resulting exercise price up to the nearest whole cent, and (iv) subject to any vesting of such Company Option that occurs by reason of the acquisition of shares by Acquisition Sub pursuant to the Offer, any restriction on the exercise of any Company Option assumed by Parent shall continue in full force and effect and the term, exercisability, vesting schedule and other provisions of such Company Option shall otherwise remain unchanged; provided, however, that (A) each Company Option assumed by Parent in accordance with this Section 6.3(a) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time, and (B) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Company Option assumed by Parent. For purposes of this Section 6.3(a), “Option Conversion Ratio” shall mean the fraction having a numerator equal to the Merger Price and having a denominator equal to the Parent Average Stock Price.

(b)    Within ten business days following the Effective Time, Parent shall send to each holder of a Company Option assumed by Parent in accordance with Section 6.3(a), and each holder of a Designated RSU (as defined in Section 6.3(f)) assumed by Parent in accordance with Section 6.3(f), a written notice setting forth (x) the number of shares of Parent Common Stock subject to such assumed Company Option or assumed Designated RSU, and (y) in the case of a Company Option, the exercise price per share of Parent Common Stock issuable upon exercise of such assumed Company Option. Parent shall file with the SEC, no later than ten business days after the Effective Time, a registration statement on Form S-8 relating to the shares of Parent Common Stock issuable with respect to the Company Options and Designated RSUs assumed by Parent in accordance with Sections 6.3(a) and 6.3(f), respectively.

(c)    Prior to the Effective Time, the Company shall use commercially reasonable efforts to take all action that may be necessary (under the Company Option Plans and otherwise) to effectuate the provisions of this Section 6.3 and to ensure that, from and after the Effective Time, holders of Company Equity Awards have no rights with respect thereto other than those specifically provided in this Section 6.3.

(d)    Each Company Warrant that is outstanding immediately prior to the Acceptance Time shall, in accordance with its terms, cease to represent a right to acquire shares of Company Common Stock and automatically shall be converted, at the Acceptance Time, without any action on the part of the holder, into the right to receive an amount in cash, without interest, equal to the product of (x) the amount, if positive, by which the Offer Price exceeds the per share exercise price of such Company Warrant, multiplied by (y) the number of shares of Company Common Stock issuable upon exercise of such Company Warrant.

(e)    Each Company RSU that is outstanding immediately prior to the Acceptance Time, other than the Designated RSUs, shall be canceled at the Acceptance Time. In exchange for each such canceled Company RSU, the holder shall be entitled to a lump sum cash distribution payable by the Surviving Corporation in an amount determined by multiplying the number of shares of Company Common Stock subject to such canceled Company RSU, whether vested or unvested, by the Offer Price (the “RSU Consideration”). The RSU Consideration for each such canceled Company RSU shall be paid to the holder of such canceled Company RSU on or as soon as reasonably practicable after the date on which the Acceptance Time occurs, but in any event within five business days thereafter. However, to the extent any such canceled Company RSU is subject to a deferred payment schedule pursuant to the applicable distribution provisions of Section 409A of the Code so that the RSU Consideration cannot be paid to the holder within such five business day period without the holder’s incurrence of a penalty tax and interest penalties under Section 409A of the Code, then any RSU Consideration otherwise payable to the holder of such canceled Company RSU shall be distributed in accordance with Section 409A of the Code and the applicable Treasury Regulations thereunder. The holders of all canceled Company RSUs shall, as of the Acceptance Time, cease to have any further right or entitlement to acquire shares of Company Common Stock or any shares of the capital stock of Parent or the Surviving Corporation under their canceled Company RSUs.

(f)    Notwithstanding Section 6.3(e), any Company RSUs granted by the Company on or after March 1, 2009 (including in accordance with Section 5.2(b)(ii)) (the “Designated RSUs”) will not be canceled at the Acceptance Time. The Designated RSUs will continue to remain outstanding in accordance with their terms following the Acceptance Time, and the Designated RSUs that are outstanding as of immediately prior to the Effective Time shall be assumed by Parent at the Effective Time. All rights with respect to Company Common Stock under the Designated RSUs assumed by Parent shall thereupon be converted into rights with respect to Parent Common Stock. Accordingly, from and after the Effective Time, (i) the number of shares of Parent Common Stock subject to each Designated RSU assumed by Parent shall be determined by multiplying the number of shares of Company Common Stock that were subject to such Designated RSU immediately prior to the Effective Time by the Option Conversion Ratio, and rounding the resulting number down to the nearest whole number of shares of Parent Common Stock, and (ii) the vesting schedule and other provisions of such Company RSU shall otherwise remain unchanged; provided, however, that (A) each Designated RSU assumed by Parent in accordance with this Section 6.3(f) shall, in accordance with its terms, be subject to further adjustment as appropriate to reflect any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction subsequent to the Effective Time, and (B) Parent’s board of directors or a committee thereof shall succeed to the authority and responsibility of the Company’s board of directors or any committee thereof with respect to each Designated RSU assumed by Parent.

(g)    The Company shall take such action as is necessary to provide that, subject to the consummation of the Merger, the date immediately prior to the Effective Time shall be treated as a new exercise date under the ESPP. On such new exercise date, the Company shall apply the funds credited as of such date under the ESPP within each participant’s payroll withholding account to the purchase of whole shares of Company Common Stock in accordance with the terms of the ESPP. At the Effective Time, a holder of a share of Company Common Stock received under the ESPP that was not previously tendered (and not withdrawn) pursuant to the Offer to Purchase, shall, by virtue of the Merger and without any action on the part of such holder, be entitled to receive the Merger Price with respect thereto upon the surrender of the certificate representing such share as provided in Section 2.6. Immediately prior to and effective as of the Effective Time (and subject to the consummation of the Merger), the Company shall terminate the ESPP and all offering periods then in effect.

(h)    The Surviving Corporation shall be entitled to deduct and withhold from the amounts otherwise payable pursuant to this Section 6.3 such amounts as Parent or the Surviving Corporation is required to deduct and withhold under the Code, or any provision of state or local Tax law.

6.4    Employees, Compensation and Benefits.

(a)    Parent agrees that all employees of the Acquired Corporations who continue employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation after the Effective Time (“Continuing Employees”) shall be entitled to receive, for a period of no less than twenty-four (24) months following the Effective Time, the base salary provided to such Continuing Employees immediately prior to the Effective Time; provided, however, that, if the title of any individual who is a Senior Vice President as of the date hereof is reclassified to a title of Vice President, such individual’s bonus target shall be forty percent (40%) of such individual’s base salary for any bonus payable for services provided during 2009. Thereafter, such individual’s bonus target shall be the bonus target set in accordance with Parent’s annual bonus program. Subject to any necessary transition period and subject to any applicable plan provisions, contractual requirements or Legal Requirements, (a) each Continuing Employee shall be eligible to participate in Parent’s annual bonus program, health, vacation and 401(k) plans, to substantially the same extent as similarly situated employees of Parent, and (b) for purposes of determining a Continuing Employee’s eligibility to participate in or benefit accrual rate under such plans, such Continuing Employee shall receive credit under such plans for his or her years of service with the Acquired Corporations prior to the Effective Time. Subject to any applicable plan provisions, contractual provisions or Legal Requirements, Parent shall use commercially reasonable efforts to (i) cause to be waived any pre-existing condition limitations and eligibility waiting periods under any group health plan of Parent with respect to Continuing Employees and their eligible dependents to the same extent waived under comparable plans of the Acquired Corporations, and (ii) cause each Continuing Employee to be given credit toward applicable deductibles and annual out-of-pocket limits under any group health plan of Parent for all amounts paid by such Continuing Employee for the plan year that includes the Effective Time under any similar group health plan of the Acquired Corporations in which such Continuing Employee was participating immediately prior to the Effective Time to the same extent credited under comparable plans of the Acquired Corporations. Nothing in this Section 6.4(a) or elsewhere in this Agreement shall be construed to create a right in any employee of any of the Acquired Corporations to employment with Parent, the Surviving Corporation or any Subsidiary of the Surviving Corporation, and the employment of each Continuing Employee shall be “at will” employment. Except for Indemnified Persons (as defined in Section 6.5) to the extent of their respective rights pursuant to Section 6.5, no current or former employee, consultant or director of any of the Acquired Corporations, and no Continuing Employee, shall be deemed to be a third party beneficiary of this Agreement.

(b)    At the Effective Time, Parent shall, or shall cause the Surviving Corporation and its Subsidiaries to, assume and, following the Effective Time, honor the terms of the plans and agreements identified in Part 6.4(b) of the Disclosure Schedule (the “Assumed Plans”).

(c)    The Company shall not take (or cause or permit to be taken) any action to terminate any Employee Plans sponsored by any of the Acquired Corporations (or in which any of the Acquired Corporations participates) that contains a cash or deferred arrangement intended to qualify under Section 401(k) of the Code; provided, however, that if otherwise directed in writing by Parent prior to the Effective Time, the Company shall take (or cause to be taken) all actions reasonably determined by Parent to be necessary or appropriate to terminate, effective immediately prior to the Effective Time, any such Employee Plans, including Employee Plans that contain a cash or deferred arrangement intended to qualify under Section 401(k) of the Code.

6.5    Indemnification of Officers and Directors.

(a)    All rights to indemnification and advancement of expenses by the Company existing in favor of those Persons who are directors and officers of the Company as of the date of this Agreement (the “Indemnified Persons”) for their acts and omissions as directors and officers occurring prior to the Effective Time, as provided in the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case as in effect as of the date of this Agreement, or pursuant to any other agreements between the Company and said Indemnified Persons, as in effect as of the date of this Agreement and Made Available to Parent prior to the date hereof, shall survive the Merger. From the Effective Time to the sixth anniversary of the date on which the Effective Time occurs, the certificate of incorporation and bylaws of the Surviving Corporation shall contain, and Parent shall cause the certificate of incorporation and bylaws of the Surviving Corporation to so contain, provisions no less favorable to the Indemnified Persons with respect to indemnification, advancement of expenses and exculpation from liability of each Indemnified Person than are set forth in the Company’s Amended and Restated Certificate of Incorporation or Amended and Restated Bylaws, in each case as in effect as of the date of this Agreement; provided, however, that in the event any claim or claims are asserted against any Indemnified Person within such six-year period, such provisions will not be modified until the final disposition of any such claims.

(b)    From the Effective Time until the sixth anniversary of the date on which the Effective Time occurs, the Surviving Corporation (together with its successors and assigns, the “Indemnifying Parties”) shall, to the fullest extent permitted under applicable Legal Requirements, indemnify, defend and hold harmless each Indemnified Person in his or her capacity as an officer or director of the Company against all losses, claims, damages, liabilities, fees, expenses, judgments or fines incurred by such Indemnified Person as an officer or director of the Company, to the extent arising out of or pertaining to any and all matters pending, existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, including any such matter arising under any claim with respect to the transactions contemplated herein. Without limiting the foregoing, the Indemnifying Parties shall also, to the fullest extent permitted under applicable Legal Requirements, advance costs and expenses (including attorneys’ fees) incurred by the Indemnified Persons in connection with matters for which such Indemnified Persons are eligible to be indemnified pursuant to this Section 6.5(b) within fifteen days after receipt by Parent of a written request for such advance, subject to the execution by such Indemnified Persons of appropriate undertakings to repay such advanced costs and expenses as required under appropriate circumstances. Parent shall guarantee the performance by the Surviving Corporation of its obligations under this Section 6.5(b).

(c)    From the Effective Time until the sixth anniversary of the Effective Time, Parent shall or shall cause the Surviving Corporation to maintain in effect, for the benefit of the Indemnified Persons with respect to their acts and omissions as directors and officers occurring prior to the Effective Time, the existing policy of directors’ and officers’ liability insurance maintained by the Company as of the date of this Agreement in the form Made Available by the Company to Parent prior to the date of this Agreement (the “Existing D&O Policy”), on terms with respect to coverage, deductible and amounts no less favorable than those of the Existing D&O Policy; provided, however, that (i) in satisfying its obligations under this Section 6.5(c), the Surviving Corporation shall not be required to pay annual premiums for the Existing D&O Policy (or for any substitute policies) in excess of 250% of the annual premium paid in 2008 for the Existing D&O Policy, it being understood and agreed that Parent or the Surviving Corporation shall nevertheless be obligated to provide the maximum amount of such coverage as may be obtained for such 250% amount and (ii) in the event of the application of clause “(i),” Parent will reasonably cooperate with any Indemnified Person who seeks to obtain additional coverage at his or her own expense. Parent may, and at the Company’s request (and so long as the one time premium payment for such tail policy is not more than 250% of the annual premium currently paid by the Company as set forth in Part 6.5(c) of the Disclosure Schedule) shall, cause to be acquired a six year tail policy for the Indemnified Persons currently covered by the Existing D&O Policy that is consistent with the first sentence of this Section 6.5(c). Any such policy shall be prepaid at the Effective Time and shall be non-cancelable. If such a tail policy is acquired, Parent’s obligations pursuant to the first sentence of this Section 6.5(c) shall be deemed completely satisfied.

(d)    If any of Parent or the Surviving Corporation or any of their respective successors or assigns (i) consolidates with or merges with or into any other Person and shall not be the continuing or the surviving entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then, in each such case, proper provision shall be made so that the successor or assign of Parent or the Surviving Corporation, as the case may be, shall assume the obligations set forth in this Section 6.5.

(e)    The obligations of the Indemnifying Parties under this Section 6.5 shall survive the consummation of the Merger and shall not be terminated or modified so as to adversely affect any Indemnified Person to whom this Section 6.5 applies without the written consent of such affected Indemnified Person (it being expressly agreed that the Indemnified Persons to whom this Section 6.5 applies shall be third party beneficiaries of this Section 6.5, each of whom may enforce the provisions of this Section 6.5). Parent shall pay all expenses, including reasonable attorneys’ fees, incurred by any Indemnified Person in connection with his or her enforcement of his or her rights provided in this Section 6.5.

(f)    The provisions of this Section 6.5 are intended to be in addition to the rights otherwise available to the current and former officers and directors of the Company by law, charter, statute, bylaw or agreement.

6.6    Additional Agreements. Each of Parent, Acquisition Sub and the Company shall, and shall cause each of their respective Subsidiaries to use, their respective commercially reasonable efforts to take, or cause to be taken, all actions reasonably necessary, proper or advisable on its part under this Agreement and under applicable Legal Requirements to consummate the Offer and the Merger and make effective the other Contemplated Transactions as soon as practicable, including preparing and filing as promptly as practicable all documentation to effect necessary notices, reports and other filings and to obtain as promptly as practicable all Consents it is required to obtain. Without limiting the generality of the foregoing, each party to this Agreement (i) shall cause to be made all filings (if any) and cause to be given all notices (if any) required to be made and given by such party or any Subsidiary of such party in connection with the Offer and the Merger and the other Contemplated Transactions and the Stockholder Agreement (including the filing with the Federal Trade Commission and the Antitrust Division of the Department of Justice of a Notification and Report Form relating to the Contemplated Transactions as required by the HSR Act), (ii) shall use commercially reasonable efforts to cause to be obtained each Consent (if any) required to be obtained (pursuant to any applicable Legal Requirement or Contract, or otherwise) by such party in connection with the Offer and the Merger and each of the other Contemplated Transactions, and (iii) shall use commercially reasonable efforts to lift any restraint, injunction or other legal bar to the Offer, the Merger or any of the other Contemplated Transactions. Each of the parties to this Agreement shall cooperate and provide such assistance to the other parties as may reasonably be necessary to make such notices and filings, obtain such Consents or lift any such legal bar. Each party shall promptly deliver to the other parties a copy of each such filing made, each such notice given and each such Consent obtained during the Pre-Closing Period. In exercising the foregoing rights, each of the Company, Parent and Acquisition Sub shall act reasonably and as promptly as practicable.

6.7    Disclosure. Parent, Acquisition Sub and the Company shall consult with one another before issuing any press release or otherwise making any public statement with respect to the Offer, the Merger or any of the other Contemplated Transactions. Without limiting the generality of the foregoing, but subject to Sections 1.2(b), 1.2(c) and 5.3, the parties to this Agreement shall not, and shall not permit any of their respective Subsidiaries or Representatives to, make any disclosure to the public or otherwise regarding the Offer, the Merger or any of the other Contemplated Transactions unless (a) the other parties shall have approved such disclosure or (b) the board of directors of such party shall have determined in good faith (after consultation with its legal counsel) that such disclosure is required by applicable Legal Requirements and, to the extent permitted under applicable Legal Requirements, such party shall have provided the other parties with reasonable advance notice of such party’s intention to make such disclosure and the content of such disclosure.

6.8    Section 16 Matters. Prior to the Effective Time, the Company shall take such reasonable steps as are required to cause the disposition of Company Common Stock and Company Options in connection with the Merger by each individual who is subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to the Company to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. If the Company delivers the Section 16 Information (as defined below) to Parent at least 30 days prior to the Effective Time, then, prior to the Effective Time, Parent shall take such reasonable steps as are required to cause the acquisition of options to purchase shares of Parent Common Stock in connection with the Merger by each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent to be exempt from Section 16(b) of the Exchange Act pursuant to Rule 16b-3 under the Exchange Act. For purposes of this Section 6.8, “Section 16 Information” shall mean, for each individual who, immediately after the Effective Time, will become subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Parent, the number of shares of Company Common Stock subject to Company Options held by such individual that are expected to be converted into options to purchase shares of Parent Common Stock in connection with the Merger.

6.9    Resignation of Officers and Directors. The Company shall use commercially reasonable efforts to obtain and deliver to Parent at the Closing (effective as of the Effective Time) the resignation of each officer and director of each of the Acquired Corporations (other than those designees of Parent elected to the board of directors of each of the Acquired Corporations pursuant to Section 1.3), it being understood that any such resignation will not, in and of itself, result in any forfeiture of any accrued and vested compensation or other benefits payable by such Acquired Corporations to the resigning officer or director accruing through or upon the Effective Time.

Section 7.    CONDITIONS PRECEDENT TO THE MERGER

The respective obligations of the parties to effect the Merger are subject to the satisfaction, at or prior to the Closing, of each of the following conditions:

7.1    Stockholder Approval. If required by applicable Legal Requirements in order to consummate the Merger, this Agreement shall have been duly adopted by the Required Company Stockholder Vote.

7.2    No Restraints. No temporary restraining order, preliminary or permanent injunction or other order preventing the consummation of the Merger shall have been issued by any court of competent jurisdiction and remain in effect, and there shall not be any Legal Requirement enacted or deemed applicable to the Merger by a Governmental Body having authority over Parent, Acquisition Sub or any Acquired Corporation that makes consummation of the Merger illegal; provided, however, that prior to invoking this Section 7.2, each party shall have used its commercially reasonable efforts to have any such injunction, order or Legal Requirement or other prohibition lifted.

7.3    Consummation of Offer. Shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer shall have been accepted for payment and paid for pursuant to the Offer; provided, however, that neither Parent nor Acquisition Sub shall be entitled to assert the failure of this condition if, in breach of this Agreement or the terms of the Offer, Acquisition Sub fails to purchase any shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer.

Section 8. TERMINATION

8.1    Termination. This Agreement may be terminated:

(a)    by mutual written consent of Parent and the Company at any time prior to the Effective Time;

(b)    by either Parent or the Company at any time prior to the Effective Time if a court of competent jurisdiction or other Governmental Body having authority over Parent, Acquisition Sub or any Acquired Corporation shall have issued a final and nonappealable order, decree or ruling, or shall have taken any other action, having the effect of (i) permanently restraining, enjoining or otherwise prohibiting (A) prior to the Acceptance Time, the acquisition or acceptance for payment of, or payment for, shares of Company Common Stock pursuant to the Offer or (B) prior to the Effective Time, the Merger, (ii) prior to the Acceptance Time, making the acquisition of or payment for shares of Company Common Stock pursuant to the Offer illegal, or (iii) prior to the Effective Time, making the consummation of the Merger illegal; provided, however, that (1) the party to this Agreement seeking to terminate this Agreement pursuant to this Section 8.1(b) shall have used commercially reasonable efforts to resist or lift such order, decree or ruling and (2) a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(b) if the issuance of such order, decree or ruling is attributable to the failure of such party (or a Subsidiary of such party) to fulfill any of its obligations under this Agreement;

(c)    by either Parent or the Company at any time after August 31, 2009 and prior to the Acceptance Time if the Acceptance Time shall not have occurred on or prior to August 31, 2009; provided, however, that a party shall not be permitted to terminate this Agreement pursuant to this Section 8.1(c) if the failure of the Acceptance Time to occur on or prior to August 31, 2009 is attributable to the failure of such party (or a Subsidiary of such party) to fulfill any of its obligations under this Agreement;

(d)    by Parent at any time prior to the Acceptance Time if (i) a Triggering Event shall have occurred or (ii) the Company Board Recommendation shall no longer be unanimous, or any reaffirmation of the Company Board Recommendation shall not be unanimous;

(e)    by the Company at any time prior to the Acceptance Time, in order to accept a Superior Offer and enter into the Specified Definitive Acquisition Agreement relating to such Superior Offer, if (i) such Superior Offer shall not have resulted directly or indirectly from any breach of any of the provisions of Section 1.2 or Section 5.3, (ii) the Company and its board of directors shall have satisfied all of the notice, negotiation and other requirements set forth in Sections 1.2(b) and 5.3(f) with respect to such Superior Offer and the negotiation period(s) described in Section 5.3(f) shall have expired, (iii) the Company shall have paid to Parent the fee required to be paid to Parent pursuant to Section 8.3(c) and (iv) the Company enters into the Specified Definitive Acquisition Agreement relating to such Superior Offer immediately following the termination of this Agreement;

(f)    by Parent at any time prior to the Acceptance Time if: (i) any of the Company’s representations and warranties contained in this Agreement shall be inaccurate as of the date of this Agreement or shall have become inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), in either case such that the condition set forth in clause “(a)” of Exhibit B or the condition set forth in clause “(b)” of Exhibit B would not be satisfied (it being understood that, for purposes of determining the accuracy of such representations and warranties as of the date of this Agreement or as of any subsequent date, (A) all “Company Material Adverse Effect” and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded and (B) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of this Agreement shall be disregarded); or (ii) any of the Company’s covenants contained in this Agreement shall have been breached such that the condition set forth in clause “(c)” of Exhibit B would not be satisfied; provided, however, that if an inaccuracy in any of the Company’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by the Company is curable by the Company within 15 days after the date of the occurrence of such inaccuracy or breach and the Company is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then Parent may not terminate this Agreement under this Section 8.1(f) on account of such inaccuracy or breach (1) during the 15-day period commencing on the date on which the Company receives notice of such inaccuracy or breach or (2) after such 15-day period if such inaccuracy or breach shall have been fully cured in a manner that does not result in a breach of any covenant of the Company;

(g)    by the Company at any time prior to the Acceptance Time if: (i) Parent’s representations and warranties contained in this Agreement shall be materially inaccurate as of the date of this Agreement, or shall have become materially inaccurate as of a date subsequent to the date of this Agreement (as if made on such subsequent date), and the inaccuracy in such representations and warranties has a material adverse effect on Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer or Parent’s or Acquisition Sub’s ability to otherwise consummate the Contemplated Transactions; or (ii) Parent shall have committed a material breach of its covenants contained in this Agreement and such breach has a material adverse effect on Acquisition Sub’s ability to purchase and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer or Parent’s or Acquisition Sub’s ability to otherwise consummate the Contemplated Transactions; provided, however, that if an inaccuracy in any of Parent’s representations and warranties as of a date subsequent to the date of this Agreement or a breach of a covenant by Parent is curable by Parent within 15 days after the date of the occurrence of such inaccuracy or breach and Parent is continuing to exercise reasonable efforts to cure such inaccuracy or breach, then the Company may not terminate this Agreement under this Section 8.1(g) on account of such inaccuracy or breach (1) during the 15-day period commencing on the date on which Parent receives notice of such inaccuracy or breach or (2) after such 15-day period if such inaccuracy or breach shall have been fully cured in a manner that does not result in a breach of any covenant of Parent; or

(h)    by Parent at any time prior to the Acceptance Time if (i) a Company Material Adverse Effect shall have occurred or (ii) any event shall have occurred or circumstance shall have arisen that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect.

8.2    Effect of Termination. In the event of the termination of this Agreement as provided in Section 8.1, this Agreement shall be of no further force or effect; provided, however, that (i) this Section 8.2, Section 8.3 and Section 9 (and Sections 1 through 8 and 10 of the Confidentiality Agreement) shall survive the termination of this Agreement and shall remain in full force and effect (it being understood that Section 9 of the Confidentiality Agreement has been superseded by this Agreement and has no further force or effect), (ii) the termination of this Agreement shall not relieve any party from any liability for any prior material breach of any covenant or obligation contained in this Agreement and shall not relieve any party from any liability for any willful breach of any representation or warranty contained in this Agreement, and (iii) no termination of this Agreement shall in any way affect any of the parties’ rights or obligations with respect to any shares of Company Common Stock accepted for payment pursuant to the Offer prior to such termination.

8.3    Expenses; Termination Fees.

(a)    Except as set forth in this Section 8.3, all expenses incurred in connection with this Agreement and the Contemplated Transactions shall be paid by the party incurring such expenses, whether or not any shares are purchased pursuant to the Offer and whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with (i) the filing, printing and mailing of the Offer Documents and the Proxy Statement and any amendments or supplements thereto and (ii) the filing by Parent and the Company of the premerger notification and report forms relating to the Contemplated Transactions under the HSR Act and the filing of any notice or other document under any applicable foreign antitrust or competition-related Legal Requirement.

(b)    If (i) this Agreement is terminated by Parent or the Company pursuant to Section 8.1(c), (ii) the conditions set forth in clauses “(e)” and “(f)” of Exhibit B shall have been satisfied, (iii) there is not in effect any final and nonappealable injunction that has been issued by a court of competent jurisdiction and that prohibits the acquisition of shares of Company Common Stock pursuant to the Offer, (iv) at or prior to the time of the termination of this Agreement an Acquisition Proposal (other than the Original Astellas Offer) shall have been disclosed, announced, commenced, submitted or made, and (v) within one year after the date of termination of this Agreement, an Acquisition Transaction is consummated or a definitive agreement contemplating an Acquisition Transaction is executed, then the Company shall pay to Parent, in cash at the time such Acquisition Transaction (as it may have been modified) is consummated, a nonrefundable fee in the amount of $44,000,000; provided, however, that for purposes of clause “(v)” above, all references to “15%” in the definition of Acquisition Transaction shall be deemed to refer to “50%”.

(c)    If this Agreement is terminated by Parent pursuant to clause “(i)” of Section 8.1(d) or by the Company pursuant to Section 8.1(e), or if this Agreement is terminated by Parent or the Company pursuant to any subsection of Section 8.1 following the occurrence of a Triggering Event, then the Company shall pay to Parent, in cash at the time specified in the next sentence, a nonrefundable fee in the amount of $44,000,000. In the case of any termination of this Agreement by Parent pursuant to clause “(i)” of Section 8.1(d) or, under the circumstances described above, any other subsection of Section 8.1, the fee referred to in the preceding sentence shall be paid by the Company within two business days after such termination; and in the case of termination of this Agreement by the Company pursuant to Section 8.1(e) or any other subsection of Section 8.1, the fee referred to in the preceding sentence shall be paid by the Company at or prior to the time of such termination.

(d)    If the Company fails to pay when due any amount payable under Sections 8.3(b) or 8.3(c), then (i) the Company shall reimburse Parent for all costs and expenses (including fees and disbursements of legal counsel) incurred in connection with the collection of such overdue amount and the enforcement by Parent of its rights under this Section 8.3, and (ii) the Company shall pay to Parent interest on such overdue amount (for the period commencing as of the date such overdue amount was originally required to be paid and ending on the date such overdue amount is actually paid to Parent in full) at a rate per annum equal to 300 basis points over the “prime rate” (as announced by Bank of America or any successor thereto) in effect on the date such amount was originally required to be paid.

Section 9. MISCELLANEOUS PROVISIONS

9.1    Amendment. Subject to Section 1.3, this Agreement may be amended with the approval of the respective boards of directors of the Company and Parent at any time (whether before or after the adoption of this Agreement by the Company’s stockholders); provided, however, that after any such adoption of this Agreement by the Company’s stockholders, no amendment shall be made which under applicable Legal Requirements requires further approval of the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

9.2    Parent Guarantee. Parent shall cause Acquisition Sub to comply in all respects with each of its representations, warranties, covenants, obligations, agreements and undertakings pursuant to or otherwise in connection with this Agreement, the Offer, the Merger and the other Contemplated Transactions. As a material inducement to the Company’s willingness to enter into this Agreement and perform its obligations hereunder, Parent hereby unconditionally guarantees full performance and payment by Acquisition Sub of each of its covenants, obligations and undertakings pursuant to or otherwise in connection with this Agreement, the Offer, the Merger and the other Contemplated Transactions and hereby represents, acknowledges and agrees that any breach of, or other failure to perform, any such representation, warranty, covenant, obligation, agreement or undertaking of Acquisition Sub shall also be deemed to be a breach or failure to perform by Parent, and the Company shall have the right, exercisable in its sole discretion, to pursue any and all available remedies it may have arising out of any such breach or nonperformance directly against either or both of Parent and Acquisition Sub in the first instance.

9.3    Waiver.

(a)    Subject to Section 1.3, at any time prior to the Effective Time, Parent and Acquisition Sub, on the one hand, and the Company, on the other hand, may (i) extend the time for the performance of any of the obligations or other acts of the other, (ii) waive any uncured inaccuracies in the representations and warranties of the other contained herein or in any document delivered pursuant hereto and (iii) waive compliance by the other with any of the agreements or conditions contained herein; provided, however, that after any approval of this Agreement by the Company’s stockholders, there may not be any extension or waiver of this Agreement which would require the approval of the Company’s stockholders under applicable Legal Requirements without the approval of such stockholders.

(b)    No failure on the part of any party to exercise any power, right, privilege or remedy under this Agreement, and no delay on the part of any party in exercising any power, right, privilege or remedy under this Agreement, shall operate as a waiver of such power, right, privilege or remedy; and no single or partial exercise of any such power, right, privilege or remedy shall preclude any other or further exercise thereof or of any other power, right, privilege or remedy. No party shall be deemed to have waived any claim arising out of this Agreement, or any power, right, privilege or remedy under this Agreement, unless the waiver of such claim, power, right, privilege or remedy is expressly set forth in a written instrument duly executed and delivered on behalf of such party; and any such waiver shall not be applicable or have any effect except in the specific instance in which it is given.

9.4    No Survival of Representations and Warranties. None of the representations and warranties contained in this Agreement or in any certificate delivered pursuant to this Agreement shall survive the Acceptance Time. After the Acceptance Time, Parent shall not be permitted to claim that any breach by the

Company of Section 5.2 results in a failure of a condition to consummate the Merger pursuant to Section 7 or excuses performance by Parent or Acquisition Sub of any of its obligations hereunder.

9.5    Entire Agreement; Counterparts. Without limiting Section 8.2, this Agreement and the other agreements referred to in this Agreement constitute the entire agreement and supersede all prior agreements and understandings, both written and oral, among or between any of the parties with respect to the subject matter hereof and thereof; provided, however, that the provisions of Sections 1 through 8 and 10 of the Confidentiality Agreement shall not be superseded and shall remain in full force and effect (it being understood and agreed that without limiting Section 8.2, Section 9 of the Confidentiality Agreement has been superseded by this Agreement and has no further force or effect). This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall constitute one and the same instrument.

9.6    Applicable Law; Jurisdiction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of laws thereof. In any action between any of the parties arising out of or relating to this Agreement or any of the Contemplated Transactions: (a) each of the parties irrevocably and unconditionally consents and submits to the exclusive jurisdiction and venue of the Court of Chancery of the State of Delaware; and (b) each of the parties irrevocably waives the right to trial by jury.

9.7    Disclosure Schedule. The Disclosure Schedule shall be arranged in separate parts corresponding to the sections contained in Section 3; provided, however, that any disclosure contained in any section or part of the Disclosure Schedule corresponding to one section or subsection of this Agreement shall be deemed to be disclosed with respect to any other section or subsection of this Agreement to the extent that it is reasonably apparent on its face that such disclosure is applicable to such other section or subsection of this Agreement.

9.8    Attorneys’ Fees. In any action at law or suit in equity to enforce this Agreement or the rights of any of the parties hereunder, the prevailing party in such action or suit shall be entitled to receive a reasonable sum for its attorneys’ fees and all other reasonable costs and expenses incurred in such action or suit.

9.9    Assignability; Third Party Beneficiaries. This Agreement shall be binding upon, and except as otherwise provided in Section 6.5, shall be enforceable by and inure solely to the benefit of, the parties hereto and their respective successors and assigns; provided, however, that neither this Agreement nor any of the Company’s rights hereunder may be assigned by any party hereto without the prior written consent of the other parties, and any attempted assignment of this Agreement or any of such rights by any party without such consent shall be void and of no effect. Nothing in this Agreement, express or implied, is intended to or shall confer any right, benefit or remedy of any nature whatsoever upon any Person (other than (i) the parties hereto and (ii) the Indemnified Persons to the extent of their respective rights pursuant to Section 6.5).

9.10    Notices. Any notice or other communication required or permitted to be delivered to any party under this Agreement shall be in writing and shall be deemed properly delivered, given and received when delivered (by hand, by registered mail, by courier or express delivery service or by facsimile) to the address or facsimile telephone number set forth beneath the name of such party below (or to such other address or facsimile telephone number as such party shall have specified in a written notice given to the other parties hereto):

if to Parent or Acquisition Sub:

Gilead Sciences, Inc.

333 Lakeside Drive

Foster City, California 94404

Attention:    General Counsel

Facsimile:    (650) 522-5771

with a copy to:

Robert L. Jones

Cooley Godward Kronish LLP

Five Palo Alto Square

3000 El Camino Real

Palo Alto, California 94306

Facsimile:    (650) 849-7400

if to the Company:

CV Therapeutics, Inc.

3172 Porter Drive

Palo Alto, California 94304

Attention:    General Counsel

Facsimile:    (650) 858-0390

with copies to:

Alan C. Mendelson

Latham & Watkins LLP

140 Scott Drive

Menlo Park, California 94025-3656

Facsimile:    (650) 463-2600

Barry A. Bryer

Latham & Watkins LLP

885 Third Avenue

New York, New York 10022

Facsimile:    (212) 751-4864

9.11    Cooperation. The Company and Parent shall coordinate and cooperate to execute and deliver such further documents, certificates, agreements and instruments and to take such other actions as may be reasonably requested by either party to evidence or reflect the Contemplated Transactions and to carry out the intent and purposes of this Agreement.

9.12    Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, the parties hereto agree that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, the parties hereto shall replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

9.13    Enforcement. In the event of any breach or threatened breach by Parent or Acquisition Sub, on the one hand, or the Company, on the other hand, of any covenant or obligation of such party contained in this Agreement, the other party shall be entitled to seek, in addition to any monetary or damages remedy: (a) a decree or order of specific performance to enforce the observance and performance of such covenant or obligation; and (b) an injunction restraining such breach or threatened breach.

9.14    Construction.

(a)    For purposes of this Agreement, whenever the context requires: the singular number shall include the plural, and vice versa; the masculine gender shall include the feminine and neuter genders; the feminine gender shall include the masculine and neuter genders; and the neuter gender shall include masculine and feminine genders.

(b)    The parties hereto agree that any rule of construction to the effect that ambiguities are to be resolved against the drafting party shall not be applied in the construction or interpretation of this Agreement.

(c)    As used in this Agreement, the words “include” and “including,” and variations thereof, shall not be deemed to be terms of limitation, but rather shall be deemed to be followed by the words “without limitation.”

(d)    Except as otherwise indicated, all references in this Agreement to “Sections,” “Exhibits” and “Schedules” are intended to refer to Sections of this Agreement and Exhibits or Schedules to this Agreement.

(e)    The bold-faced headings contained in this Agreement are for convenience of reference only, shall not be deemed to be a part of this Agreement and shall not be referred to in connection with the construction or interpretation of this Agreement.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed as of the date first above written.

GILEAD SCIENCES, INC.

By:	/s/ JOHN F. MILLIGAN
Name:	John F. Milligan
Title:	President and COO

APEX MERGER SUB, INC.

By:	/s/ JOHN F. MILLIGAN
Name:	John F. Milligan
Title:	President and COO

CV THERAPEUTICS, INC.

By:	/s/ LOUIS G. LANGE
Name:	Louis G. Lange, M.D., Ph.D.
Title:	Chairman of the Board and Chief Executive Officer

EXHIBITS

Exhibit A	–	Certain Definitions

Exhibit B	–	Conditions to the Offer

Exhibit C	–	Form of Amended and Restated Certificate of Incorporation of the Surviving Corporation

Exhibit D	–	Form of Amended and Restated Bylaws of the Surviving Corporation

EXHIBIT A

CERTAIN DEFINITIONS

For purposes of the Agreement (including this Exhibit A and Exhibit B):

Acceptance Time. “Acceptance Time” shall mean the first time as of which Acquisition Sub accepts any shares of Company Common Stock for payment pursuant to the Offer.

Acquired Corporations. “Acquired Corporations” shall mean, collectively, the Company, the Company Subsidiary and any other Subsidiaries of the Company or the Company Subsidiary, and their respective predecessors (including any Entity that shall have merged into the Company or any such Subsidiary).

Acquisition Proposal. “Acquisition Proposal” shall mean any offer, proposal, inquiry or indication of interest (other than an offer, proposal, inquiry or indication of interest made or submitted by Parent, Acquisition Sub or any of their respective Subsidiaries) relating to any Acquisition Transaction.

Acquisition Transaction. “Acquisition Transaction” shall mean any transaction or series of transactions with any Person other than Parent or Acquisition Sub or any of their respective Subsidiaries involving:

(a)    any merger, consolidation, amalgamation, share exchange, business combination, issuance of securities, acquisition of securities, recapitalization, tender offer, exchange offer or other similar transaction (i) in which any of the Acquired Corporations is a constituent corporation, (ii) in which a Person or “group” (as defined in the Exchange Act and the rules thereunder) of Persons directly or indirectly acquires beneficial or record ownership of securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations, or (iii) in which any of the Acquired Corporations issues securities representing more than 15% of the outstanding securities of any class of voting securities of any of the Acquired Corporations;

(b)    any sale, lease, exchange, transfer, license, acquisition or disposition of any business or businesses or assets that constitute or account for 15% or more of the consolidated revenues, consolidated income or consolidated assets of the Acquired Corporations, taken as a whole; or

(c)    any liquidation or dissolution of any of the Acquired Corporations that in the aggregate involves or accounts for 15% or more of the consolidated revenues, consolidated income or consolidated assets of the Acquired Corporations, taken as a whole.

Affiliate. “Affiliate” of any Person shall mean another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first Person.

Agreement. “Agreement” shall mean the Agreement and Plan of Merger to which this Exhibit A is attached, as it may be amended from time to time.

Code. “Code” shall mean the Internal Revenue Code of 1986, as amended.

Company Board Recommendation. “Company Board Recommendation” shall mean the recommendation of the Company’s board of directors that the stockholders of the Company accept the Offer and tender their shares of Company Common Stock pursuant to the Offer and adopt the Agreement.

Company Common Stock. “Company Common Stock” shall mean the Common Stock, $0.001 par value per share, of the Company.

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Company Contract. “Company Contract” shall mean any Contract: (a) to which any of the Acquired Corporations is a party; (b) by which any of the Acquired Corporations or any asset of any of the Acquired Corporations is bound or under which any of the Acquired Corporations has any obligation; or (c) under which any of the Acquired Corporations has or acquires any right or interest.

Company Equity Awards. “Company Equity Awards” shall mean, collectively, the Company Options, Company RSUs and Company SARs.

Company Intellectual Property. “Company Intellectual Property” shall mean all Intellectual Property Rights in which any of the Acquired Corporations has (or purports to have) an ownership interest or a license, and that claim or relate to Intellectual Property used or to be used in the business of any of the Acquired Corporations as currently conducted or as currently proposed to be conducted.

Company Material Adverse Effect. “Company Material Adverse Effect” shall mean any effect, change, development, event or circumstance that, considered together with all other effects, changes, developments, events or circumstances, is or would reasonably be expected to be or to become materially adverse to, or has or would reasonably be expected to have or result in a material adverse effect on, the business, financial condition, assets or results of operations of the Acquired Corporations, taken as a whole; provided, however, that in no event shall any of the following alone or in combination constitute a Company Material Adverse Effect or be considered in determining whether a Company Material Adverse Effect has occurred: (A) any conditions or changes generally affecting the economy or financial markets, or political, economic, regulatory or other conditions or changes, that generally affect the pharmaceutical or biotechnology industries and that do not materially disproportionately affect the Acquired Corporations relative to the other participants in such industries; (B) changes to any Legal Requirements or the interpretation thereof or GAAP or the interpretation thereof; (C) acts of war, armed hostilities or terrorism; (D) any change in the trading price or trading volume of the Company Common Stock or a decline in the value or rating of the Convertible Debt Securities (it being understood, however, that the facts or circumstances giving rise to any such change in such trading price, trading volume, value or rating may be taken into account in determining whether there has been or would be a Company Material Adverse Effect if such facts and circumstances are not otherwise excluded pursuant to clauses (A) through (F) of this definition); (E) any loss of employees or customers (or any related loss of revenues arising from a loss of employees or customers) that is directly attributable to the announcement of the Agreement or the pendency of the Contemplated Transactions; and (F) any failure of the Company to meet securities analysts’ published or internal projections or forecasts or estimates of earnings or revenues (it being understood, however, that the facts or circumstances giving rise to any such failure may be taken into account in determining whether there has been or would be a Company Material Adverse Effect if such facts and circumstances are not otherwise excluded pursuant to clauses (A) through (F) of this definition).

Company Option Plans. “Company Option Plans” shall mean the Company’s 1994 Equity Incentive Plan, the Company’s 2000 Equity Incentive Plan, the Company’s 2000 Nonstatutory Incentive Plan, the Company’s 2004 Employee Commencement Incentive Plan and the Company’s Amended and Restated Non-Employee Directors’ Stock Option Plan.

Company Options. “Company Options” shall mean options to purchase shares of Company Common Stock (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted), provided that the Top-Up Option shall not be considered a Company Option.

Company Pharmaceutical Products. “Company Pharmaceutical Product” shall mean Ranexa® (ranolazine), regadenoson, tecadenoson, CVT-6883 and CVT-3619.

Company Preferred Stock. “Company Preferred Stock” shall mean the Preferred Stock, $0.01 par value per share, of the Company.

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Company Rights. “Company Rights” shall mean the rights issued pursuant to the Company Rights Agreement.

Company Rights Agreement. “Company Rights Agreement” shall mean the First Amended and Restated Rights Agreement dated July 19, 2000 between the Company and Wells Fargo Bank Minnesota, N.A., as amended.

Company RSUs. “Company RSUs” shall mean restricted stock units of the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company SARs. “Company SARs” shall mean stock appreciation rights of the Company (whether granted by the Company pursuant to the Company Option Plans, assumed by the Company in connection with any merger, acquisition or similar transaction or otherwise issued or granted).

Company SEC Documents. “Company SEC Documents” shall mean all reports, schedules, registration statements, proxy statements and other documents filed by the Company with the SEC since the Company’s formation.

Company Subsidiary. “Company Subsidiary” shall mean CV Therapeutics Europe Ltd. and, for purposes of Sections 3.13 and 6.4, an ERISA Affiliate.

Company Warrants. “Company Warrants” shall mean all warrants to acquire shares of Company Common Stock.

Confidentiality Agreement. “Confidentiality Agreement” shall mean that certain Confidentiality Agreement dated as of March 5, 2008, between the Company and Parent, as amended through the date hereof.

Consent. “Consent” shall mean any approval, consent, ratification, permission, waiver or authorization (including any Governmental Authorization).

Contemplated Transactions. “Contemplated Transactions” shall mean the transactions contemplated by the Agreement and the Stockholder Agreement, including (A) the Offer and the acceptance for payment and acquisition of shares of Company Common Stock pursuant to the Offer, and (B) the Merger.

Contract. “Contract” shall mean any written, oral or other agreement, contract, subcontract, lease, understanding, instrument, warrant, note, debenture, indenture, option, warranty, purchase order, license, sublicense, or legally binding commitment or undertaking.

Convertible Debt Securities. “Convertible Debt Securities” shall mean the Company’s 2% Senior Subordinated Convertible Debentures due 2023, the Company’s 2.75% Senior Subordinated Convertible Notes due 2012 and the Company’s 3.25% Senior Subordinated Convertible Notes due 2013.

Current Operating Budget. “Current Operating Budget” shall mean the operating budget of the Acquired Corporations for fiscal year 2009, as provided to Parent prior to the date of the Agreement.

Disclosure Schedule. “Disclosure Schedule” shall mean the disclosure schedule that has been prepared by the Company in accordance with the requirements of Section 9.7 of the Agreement and that has been delivered by the Company to Parent on the date of the Agreement.

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Employee Plans. “Employee Plans” shall mean each employment, consulting, salary, bonus, vacation, deferred compensation, incentive compensation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, death and disability benefits, hospitalization, medical, life or other insurance, flexible benefits, supplemental unemployment benefits, other welfare fringe benefits, profit-sharing, pension or retirement plans, program, practice agreement or commitment and each other employee benefit plan or arrangement, whether written, unwritten or otherwise, funded or unfunded, including each Foreign Plan and each “employee benefit plan,” within the meaning of Section 3(3) of ERISA which is or has been sponsored, maintained, contributed to or required to be contributed to by any of the Acquired Corporations or with respect to which any of the Acquired Corporations has or may have any liability or obligation.

Encumbrance. “Encumbrance” shall mean any lien, pledge, hypothecation, charge, mortgage, security interest, encumbrance, claim, license, infringement, option, right of first refusal, preemptive right, community property interest, restriction on the voting of any security, restriction on the transfer of any security or other asset, restriction on the receipt of any income derived from any asset, or restriction on the possession or transfer of any other attribute of ownership of any asset.

Enforceability Exceptions. “Enforceability Exceptions” shall mean (a) legal limitations on enforceability arising from applicable bankruptcy and other similar Legal Requirements affecting the rights of creditors generally, (b) legal limitations on enforceability arising from rules of law governing specific performance, injunctive relief and other equitable remedies, and (c) legal limitations on the enforceability of provisions requiring indemnification against liabilities under securities laws in connection with the offering, sale or issuance of securities.

Entity. “Entity” shall mean any corporation (including any non-profit corporation), general partnership, limited partnership, limited liability partnership, joint venture, estate, trust, company (including any company limited by shares, limited liability company or joint stock company), firm, society or other enterprise, association, organization or entity.

ERISA. “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended.

ERISA Affiliate. “ERISA Affiliate” shall mean any Person that, together with the Company, is or was at any time treated as a single employer under Section 414 of the Code or Section 4001 of ERISA and any general partnership of which any Acquired Corporation is or has been a general partner.

Exchange Act. “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

Foreign Plan. “Foreign Plan” shall mean any (a) plan, program, policy, practice, Contract or other arrangement mandated by a Governmental Body outside the United States to which any of the Acquired Corporations is required to contribute or under which any of the Acquired Corporations has or may have any material liability, (b) Employee Plan that is subject to any of the Legal Requirements of any jurisdiction outside the United States or (c) Employee Plan that covers or has covered any former or current employee, consultant or director of any of the Acquired Corporations whose services are or have been performed primarily outside of the United States.

Governmental Authorization. “Governmental Authorization” shall mean any: (a) permit, license, certificate, franchise, permission, variance, clearance, registration, qualification or authorization issued, granted, given or otherwise made available by or under the authority of any Governmental Body or pursuant to any Legal Requirement (including any of the foregoing that relate to export control); or (b) right under any Contract with any Governmental Body.

Governmental Body. “Governmental Body” shall mean any: (a) nation, state, commonwealth, province, territory, county, municipality, district or other jurisdiction of any nature; (b) federal, state, local, municipal,

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foreign or other government; or (c) governmental or quasi-governmental authority of any nature (including (i) any governmental division, department, agency, commission, instrumentality, official, ministry, fund, foundation, center, organization, unit, body or Entity, (ii) any court or other tribunal and (iii) any stock exchange or self-regulatory organization).

HSR Act. “HSR Act” shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Intellectual Property. “Intellectual Property” shall mean information, results and data of any type whatsoever, including databases, data collections, development tools, practices, processes, techniques, methods, specifications, protocols, formulations, formulae, knowledge, know-how, diagrams, skill, experience, test data (including pharmacological, biological, chemical, biochemical, toxicological and clinical test data), analytical and quality control data, stability data, studies and procedures, inventions (whether or not patentable), logos, marks (including brand names, product names, logos and slogans), proprietary information, software and software code (in any form, including source code and executable or object code), works of authorship and other forms of technology, whether or not embodied in any tangible form and including all tangible embodiments of the foregoing, such as instruction manuals, laboratory notebooks, prototypes, samples, specimens, studies and summaries.

Intellectual Property Rights. “Intellectual Property Rights” shall mean all past and present rights in Intellectual Property of the following types, which exist or have been created under the Legal Requirements of any jurisdiction in the world: (a) rights associated with works of authorship, including exclusive exploitation rights, copyrights and moral rights; (b) trademark and trade name rights and similar rights; (c) trade secret rights; (d) patent and industrial property rights; and (e) rights in or relating to registrations, renewals, extensions, combinations, divisions and reissues of, and applications for, any of the rights referred to in clauses “(a)” through “(e)” above.

Knowledge. A fact or other matter shall be deemed to be within the “knowledge” of the Company if any member of the board of directors of any of the Acquired Corporations or any named executive officer of any of the Acquired Corporations has knowledge or is aware of such fact or other matter.

Legal Proceeding. “Legal Proceeding” shall mean any action, suit, claim, litigation, arbitration, proceeding (including any civil, criminal, administrative, investigative or appellate proceeding), hearing, inquiry, audit, examination or investigation commenced, brought, conducted or heard by or before, or otherwise involving, any court or other Governmental Body or any arbitrator or arbitration panel.

Legal Requirement. “Legal Requirement” shall mean any federal, state, local, municipal, foreign or other law, statute, constitution, principle of common law, resolution, ordinance, code, edict, decree, rule, regulation, ruling or requirement issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Body (including the Nasdaq Global Select Market).

Made Available. The Company shall be deemed to have “Made Available” a document or item of information to Parent only if such document or item was actually delivered by the Company to Parent or its legal counsel or publicly filed in unredacted form with the SEC prior to the date of the Agreement or was prior to the date of the Agreement located in the electronic data room organized by the Company in connection with the due diligence investigation conducted by Parent.

Material Contract. “Material Contract” shall mean any:

(a)    Company Contract that constitutes a “material contract” (as such term is defined in Item 601(b)(10) of Regulation S-K as promulgated under the Securities Act);

(b)    Company Contract set forth in Part 3.7(e) of the Disclosure Schedule;

(c)    Contract relating to any Encumbrance with respect to any Company Intellectual Property; and

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(d)    Company Contract that creates a wholesaler, distributor, or contract sales force relationship with respect to any Company Pharmaceutical Product.

Most Recent Balance Sheet. “Most Recent Balance Sheet” shall mean the audited consolidated balance sheet of the Company and its consolidated subsidiary as of December 31, 2008.

Original Astellas Offer. “Original Astellas Offer” shall mean the tender offer made pursuant to that certain Tender Offer Statement on Schedule TO filed by Sturgeon Acquisition, Inc., Astellas US Holding Inc. and Astellas Pharma Inc., dated February 27, 2009, disregarding any amendments that have been or may be filed with respect thereto following the date of the Agreement.

Parent Average Stock Price. “Parent Average Stock Price” shall mean the average of the closing trading prices for one share of Parent Common Stock as reported on the Nasdaq Global Select Market for the five trading day period ending immediately prior to (and excluding) the date on which the Effective Time occurs.

Parent Common Stock. “Parent Common Stock” shall mean Parent’s common stock, par value $0.001 per share.

Patent Right. “Patent Right” shall mean any U.S. or foreign (a) patent or patent application, or (b) continuation, continuation-in-part, divisional, re-examination, extension, reissue or counterpart of any patent or patent application.

Person. “Person” shall mean any individual, Entity or Governmental Body.

Proxy Statement. “Proxy Statement” shall mean the proxy or information statement of the Company to be sent to the Company’s stockholders in connection with the Company Stockholders’ Meeting.

Registered IP. “Registered IP” shall mean all Intellectual Property Rights that are registered or filed with, or issued under the authority of, any Governmental Body, including all patents, registered copyrights, registered mask works and registered trademarks and all applications for any of the foregoing.

Representatives. “Representatives” shall mean officers, directors, employees, agents, attorneys, accountants, advisors and representatives.

Roche. “Roche” shall mean Roche Palo Alto, LLC.

Roche Agreement. “Roche Agreement” shall mean the License Agreement between the Company and Roche, dated March 27, 1996, as amended on July 3, 1997, November 30, 1999, March 25, 2005 and June 20, 2006.

SEC. “SEC” shall mean the United States Securities and Exchange Commission.

Securities Act. “Securities Act” shall mean the Securities Act of 1933, as amended.

Subsidiary. An Entity shall be deemed to be a “Subsidiary” of another Person if such Person directly or indirectly owns or purports to own, beneficially or of record, (a) an amount of voting securities or other interests in such Entity that is sufficient to enable such Person to elect at least a majority of the members of such Entity’s board of directors or other governing body, or (b) at least 50% of the outstanding equity, voting or financial interests in such Entity.

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Superior Offer. “Superior Offer” shall mean an unsolicited, bona fide written offer made by a third party that is not an Affiliate of the Company to purchase more than 75% of the outstanding shares of Company Common Stock (other than shares of Company Common Stock already held by such third party) on terms that the board of directors of the Company reasonably determines in good faith, after consultation with its financial advisor(s), to be more favorable to the Company’s stockholders than the terms of the Offer and the Merger; provided, however, that any such offer shall not be deemed to be a “Superior Offer” if any financing required to consummate the transaction contemplated by such offer is not committed or, in the good faith judgment of the board of directors of the Company, is not reasonably capable of being obtained by such third party.

Tax. “Tax” shall mean any tax (including any tax based upon or measured by income, capital gains, gross receipts, profits, employment or occupation, any value-added tax, franchise tax, surtax, estimated tax, unemployment tax, national health insurance tax, excise tax, ad valorem tax, transfer tax, stamp tax, sales tax, use tax, property tax, business tax, withholding tax or payroll tax), levy, assessment, tariff or duty (including any customs duty) and any related charge or amount (including any fine, penalty or interest), imposed, assessed or collected by or under the authority of any Governmental Body.

Tax Return. “Tax Return” shall mean any return (including any information return), report, statement, declaration, estimate, schedule, notice, notification, form, election, certificate or other document or information filed with or submitted to, or required to be filed with or submitted to, any Governmental Body in connection with the determination, assessment, collection or payment of any Tax or in connection with the administration, implementation or enforcement of or compliance with any Legal Requirement relating to any Tax.

Triggering Event. A “Triggering Event” shall be deemed to have occurred if: (i) the board of directors of the Company shall have failed to unanimously recommend that the Company’s stockholders accept the Offer and tender their shares of Company Common Stock pursuant to the Offer or vote to adopt the Agreement, or shall have withdrawn or modified in a manner adverse to Parent or Acquisition Sub the Company Board Recommendation; (ii) the Company shall have failed to include in the Schedule 14D-9 the Company Board Recommendation or shall have failed to include in the Schedule 14D-9 a statement to the effect that the board of directors of the Company has determined and believes that the Offer and the Merger are fair to and in the best interests of the Company’s stockholders; (iii) following the disclosure or announcement of an Acquisition Proposal, the board of directors of the Company fails to reaffirm publicly the Company Board Recommendation, or fails to reaffirm publicly its determination that the Offer and the Merger are fair to and in the best interests of the Company’s stockholders, within five business days after Parent requests in writing that such recommendation or determination be reaffirmed publicly; (iv) the board of directors of the Company shall have publicly approved, endorsed or recommended any Acquisition Proposal; (v) the Company shall have entered into any letter of intent or Contract contemplating or providing for any Acquisition Proposal (other than a confidentiality agreement executed and delivered in accordance with clause “(3)” of Section 5.3(b) of the Agreement); (vi) a tender or exchange offer relating to securities of the Company shall have been commenced and the Company shall not have sent to its security holders, within ten business days after the commencement of such tender or exchange offer, a statement disclosing that the Company recommends rejection of such tender or exchange offer; or (vii) the Company or any Representative of any Acquired Corporation shall have materially breached any of the provisions set forth in Section 1.2 or Section 5.3 in a manner that is adverse to the interests of Parent or Acquisition Sub.

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EXHIBIT B

CONDITIONS TO THE OFFER

The obligation of Acquisition Sub to accept for payment and pay for shares of Company Common Stock validly tendered (and not withdrawn) pursuant to the Offer is subject to the satisfaction of the Minimum Condition and the additional conditions set forth in clauses “(a)” through “(l)” below. Accordingly, notwithstanding any other provision of the Offer or the Agreement to the contrary, Acquisition Sub shall not be required to accept for payment or pay for, and may delay the acceptance for payment or the payment for, any tendered shares of Company Common Stock, if (i) the Minimum Condition shall not be satisfied by 12:00 midnight, Eastern Time, on the expiration date of the Offer, or (ii) any of the following additional conditions shall not be satisfied or have been waived:

(a)    each of the representations and warranties of the Company set forth in Sections 3.3, 3.18, 3.19 and 3.20 of the Agreement shall have been accurate in all material respects as of the date of the Agreement, and shall be accurate in all material respects at and as of the expiration time of the Offer with the same force and effect as if made at and as of such time (in each case, except for representations and warranties that by their terms are made only as of a specific date or time, which need only be accurate in all material respects as of such date or time); provided, however, that, for purposes of determining the accuracy of such representations and warranties, (x) all “Company Material Adverse Effect” and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of the Agreement shall be disregarded;

(b)    each of the representations and warranties of the Company set forth in the Agreement (other than those referred to in clause “(a)” above) shall have been accurate in all respects as of the date of the Agreement, and shall be accurate in all respects at and as of the expiration time of the Offer with the same force and effect as if made at and as of such time (in each case, except for representations and warranties that by their terms are made only as of a specific date or time, which need only be accurate in all respects as of such date or time), unless the inaccuracies in the representations and warranties of the Company, including the circumstances constituting or giving rise to such inaccuracies, considered in the aggregate, do not and would not reasonably be expected to constitute or result in a Company Material Adverse Effect; provided, however, that, for purposes of determining the accuracy of such representations and warranties, (x) all “Company Material Adverse Effect” and other qualifications based on the word “material” contained in such representations and warranties shall be disregarded, and (y) any update of or modification to the Disclosure Schedule made or purported to have been made on or after the date of the Agreement shall be disregarded;

(c)    each covenant that the Company is required to comply with or to perform at or prior to the Acceptance Time shall have been complied with or performed in all material respects, or, if not complied with or performed in all material respects, such noncompliance or failure to perform shall have been cured;

(d)    since the date of the Agreement, there shall not have been any Company Material Adverse Effect, and no event shall have occurred or circumstance shall exist that, in combination with any other events or circumstances, would reasonably be expected to have or result in a Company Material Adverse Effect;

(e)    the waiting period applicable to the Offer under the HSR Act shall have expired or been terminated;

(f)    any waiting period applicable to the Offer or the Merger under any applicable foreign antitrust or competition-related Legal Requirement shall have expired or been terminated, and any Consent required under any applicable foreign antitrust or competition-related Legal Requirement or any other Legal Requirement in connection with the Offer or the Merger shall have been obtained and shall be in full force and effect;

(g)    Parent and the Company shall have received a certificate executed by the Company’s Chief Executive Officer or Chief Financial Officer confirming that the conditions set forth in clauses “(a),” “(b)” and “(c)” of this Exhibit B have been duly satisfied;

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(h)    no temporary restraining order, preliminary or permanent injunction or other order preventing the acquisition of or payment for shares of Company Common Stock pursuant to the Offer or preventing consummation of the Merger or any of the other Contemplated Transactions shall have been issued by any court of competent jurisdiction or other Governmental Body having authority over Parent, Acquisition Sub or any Acquired Corporation and remain in effect, and there shall not be any applicable Legal Requirement enacted or deemed applicable to the Offer or the Merger or any of the other Contemplated Transactions by a Governmental Body having authority over Parent, Acquisition Sub or any Acquired Corporation that makes the acquisition of or payment for shares of Company Common Stock pursuant to the Offer, or the consummation of the Merger or any of the other Contemplated Transactions, illegal;

(i)    there shall not be pending, or threatened in writing (or otherwise overtly threatened), any Legal Proceeding by any Governmental Body having authority over Parent, Acquisition Sub or any Acquired Corporation challenging or seeking to restrain or prohibit the acquisition of or payment for shares of Company Common Stock pursuant to the Offer or the consummation of the Merger or any of the other Contemplated Transactions;

(j)    the Company shall have filed all statements, reports, schedules, forms and other documents required to be filed with the SEC since the date of the Agreement;

(k)    there shall not have occurred any breach of the Roche Agreement by the Company that has resulted in, or that would result in, Roche having the right to terminate the Roche Agreement or to terminate or materially restrict or limit any of the Company’s rights relating to Ranexa® (ranolazine) under the Roche Agreement; and

(l)    the Agreement shall not have been validly terminated.

The foregoing conditions are for the sole benefit of Parent and Acquisition Sub and may be waived by Parent and Acquisition Sub, in whole or in part at any time and from time to time, in the sole discretion of Parent and Acquisition Sub.

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EXHIBIT C

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION OF THE SURVIVING CORPORATION

AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

GILEAD PALO ALTO, INC.

I.

The name of this corporation is Gilead Palo Alto, Inc.

II.

The address of the registered office of the corporation in the State of Delaware is 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, and the name of the registered agent of the corporation in the State of Delaware at such address is Corporation Service Company.

III.

The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the Delaware General Corporation Law (“DGCL”).

IV.

This corporation is authorized to issue only one class of stock, to be designated Common Stock. The total number of shares of Common Stock which the corporation is presently authorized to issue is One Hundred (100) shares, each having a par value of one tenth of a cent ($0.001).

V.

A.    The management of the business and the conduct of the affairs of the corporation shall be vested in its Board of Directors. The number of directors which shall constitute the whole Board of Directors shall be fixed by the Board of Directors in the manner provided in the Bylaws.

B.    Election of Directors

1.    Directors shall be elected at each annual meeting of stockholders to hold office until the next annual meeting. Each director shall hold office either until the expiration of the term for which elected or appointed and until a successor has been elected and qualified, or until such director’s death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

2.    No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”). During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (a) the names of such candidate or candidates have been placed in nomination prior to the voting and (b) the stockholder has given notice at the meeting, prior to the

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voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

C.    Removal

1.    During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

2.    At any time or times that the corporation is not subject to Section 2115(b) of the CGCL and subject to any limitations imposed by law, Section C.1 above shall not apply and the Board of Directors or any director may be removed from office at any time (a) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote at an election of directors or (b) without cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

D.    The Board of Directors is expressly empowered to adopt, amend or repeal the Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

VI.

A.    The liability of the directors for monetary damages shall be eliminated to the fullest extent under applicable law. If the DGCL is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

B.    This corporation is authorized to provide indemnification of agents (as defined in Section 317 of the CGCL) for breach of duty to the corporation and its stockholders through bylaw provisions or through agreements with the agents, or through stockholder resolutions, or otherwise, in excess of the indemnification otherwise permitted by Section 317 of the CGCL, subject, at any time or times that the corporation is subject to Section 2115(b) of the CGCL, to the limits on such excess indemnification set forth in Section 204 of the CGCL.

C.    Any repeal or modification of this Article VI shall be prospective and shall not affect the rights under this Article VI in effect at the time of the alleged occurrence of any act or omission to act giving rise to liability or indemnification.

VII.

The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon the stockholders herein are granted subject to this reservation.

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EXHIBIT D

AMENDED AND RESTATED BYLAWS OF THE SURVIVING CORPORATION

AMENDED AND RESTATED BYLAWS

OF

GILEAD PALO ALTO, INC.

(A DELAWARE CORPORATION)

ARTICLE I

OFFICES

Section 1.    REGISTERED OFFICE. The registered office of the corporation in the State of Delaware shall be in the City of Wilmington, County of New Castle. (Del. Code Ann., tit. 8, § 131)

Section 2.    OTHER OFFICES. The corporation shall also have and maintain an office or principal place of business at such place as may be fixed by the Board of Directors, and may also have offices at such other places, both within and without the State of Delaware, as the Board of Directors may from time to time determine or the business of the corporation may require. (Del. Code Ann., tit. 8, § 122(8))

ARTICLE II

CORPORATE SEAL

Section 3.    CORPORATE SEAL. The Board of Directors may adopt a corporate seal. The corporate seal shall consist of a die bearing the name of the corporation and the inscription, “Corporate Seal-Delaware.” Said seal may be used by causing it or a facsimile thereof to be impressed or affixed or reproduced or otherwise. (Del. Code Ann., tit. 8, § 122(3))

ARTICLE III

STOCKHOLDERS’ MEETINGS

Section 4.    PLACE OF MEETINGS. Meetings of the stockholders of the corporation may be held at such place, either within or without the State of Delaware, as may be determined from time to time by the Board of Directors. The Board of Directors may, in its sole discretion, determine that the meeting shall not be held at any place, but may instead be held solely by means of remote communication as provided under the Delaware General Corporation Law (“DGCL”). (Del. Code Ann., tit. 8, § 211(a))

Section 5.    ANNUAL MEETING.

(a)    The annual meeting of the stockholders of the corporation, for the purpose of election of directors and for such other business as may lawfully come before it, shall be held on such date and at such time as may be designated from time to time by the Board of Directors. Nominations of persons for election to the Board of Directors of the corporation and the proposal of business to be considered by the stockholders may be made at an annual meeting of stockholders: (i) pursuant to the corporation’s notice of meeting of stockholders; (ii) by or at the direction of the Board of Directors; or (iii) by any stockholder of the corporation who was a stockholder of record at the time of giving of notice provided for in the following paragraph, who is entitled to vote at the meeting and who complied with the notice procedures set forth in Section 5. (Del. Code Ann., tit. 8, § 211(b))

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(b)    At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (iii) of Section 5(a) of these Bylaws, (i) the stockholder must have given timely notice thereof in writing to the Secretary of the corporation, (ii) such other business must be a proper matter for stockholder action under the DGCL, (iii) if the stockholder, or the beneficial owner on whose behalf any such proposal or nomination is made, has provided the corporation with a Solicitation Notice (as defined in this Section 5(b)), such stockholder or beneficial owner must, in the case of a proposal, have delivered a proxy statement and form of proxy to holders of at least the percentage of the corporation’s voting shares required under applicable law to carry any such proposal, or, in the case of a nomination or nominations, have delivered a proxy statement and form of proxy to holders of a percentage of the corporation’s voting shares reasonably believed by such stockholder or beneficial owner to be sufficient to elect the nominee or nominees proposed to be nominated by such stockholder, and must, in either case, have included in such materials the Solicitation Notice, and (iv) if no Solicitation Notice relating thereto has been timely provided pursuant to this section, the stockholder or beneficial owner proposing such business or nomination must not have solicited a number of proxies sufficient to have required the delivery of such a Solicitation Notice under this Section 5. To be timely, a stockholder’s notice shall be delivered to the Secretary at the principal executive offices of the Corporation not later than the close of business on the ninetieth (90th) day nor earlier than the close of business on the one hundred twentieth (120th) day prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to or delayed by more than thirty (30) days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement of the date of such meeting is first made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a stockholder’s notice as described above. Such stockholder’s notice shall set forth: (A) as to each person whom the stockholder proposed to nominate for election or reelection as a director all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the “1934 Act”) and Rule 14a-11 thereunder (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected); (B) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and (C) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the corporation’s books, and of such beneficial owner, (ii) the class and number of shares of the corporation which are owned beneficially and of record by such stockholder and such beneficial owner, and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of the proposal, at least the percentage of the corporation’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the corporation’s voting shares to elect such nominee or nominees (an affirmative statement of such intent, a “Solicitation Notice”).

(c)    Notwithstanding anything in the second sentence of Section 5(b) of these Bylaws to the contrary, in the event that the number of directors to be elected to the Board of Directors of the Corporation is increased and there is no public announcement naming all of the nominees for director or specifying the size of the increased Board of Directors made by the corporation at least one hundred (100) days prior to the first anniversary of the preceding year’s annual meeting, a stockholder’s notice required by this Section 5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the corporation not later than the close of business on the tenth (10th) day following the day on which such public announcement is first made by the corporation.

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(d)    Only such persons who are nominated in accordance with the procedures set forth in this Section 5 shall be eligible to serve as directors and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 5. Except as otherwise provided by law, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made, or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(e)    Notwithstanding the foregoing provisions of this Section 5, in order to include information with respect to a stockholder proposal in the proxy statement and form of proxy for a stockholders’ meeting, stockholders must provide notice as required by the regulations promulgated under the 1934 Act. Nothing in these Bylaws shall be deemed to affect any rights of stockholders to request inclusion of proposals in the corporation proxy statement pursuant to Rule 14a-8 under the 1934 Act.

(f)    For purposes of this Section 5, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the 1934 Act.

Section 6.    SPECIAL MEETINGS.

(a)    Special meetings of the stockholders of the corporation may be called, for any purpose or purposes, by (i) the Chairman of the Board of Directors, (ii) the Chief Executive Officer, or (iii) the Board of Directors pursuant to a resolution adopted by a majority of the total number of authorized directors (whether or not there exist any vacancies in previously authorized directorships at the time any such resolution is presented to the Board of Directors for adoption), and shall be held at such place, on such date, and at such time as the Board of Directors shall fix. At any time or times that the corporation is subject to Section 2115(b) of the California General Corporation Law (“CGCL”), stockholders holding five percent (5%) or more of the outstanding shares shall have the right to call a special meeting of stockholders as set forth in Section 18(b) herein.

(b)    If a special meeting is properly called by any person or persons other than the Board of Directors, the request shall be in writing, specifying the general nature of the business proposed to be transacted, and shall be delivered personally or sent by certified or registered mail, return receipt requested, or by telegraphic or other facsimile transmission to the Chairman of the Board of Directors, the Chief Executive Officer, or the Secretary of the corporation. No business may be transacted at such special meeting otherwise than specified in such notice. The Board of Directors shall determine the time and place of such special meeting, which shall be held not less than thirty-five (35) nor more than one hundred twenty (120) days after the date of the receipt of the request. Upon determination of the time and place of the meeting, the officer receiving the request shall cause notice to be given to the stockholders entitled to vote, in accordance with the provisions of Section 7 of these Bylaws. Nothing contained in this paragraph (b) shall be construed as limiting, fixing, or affecting the time when a meeting of stockholders called by action of the Board of Directors may be held.

Section 7.    NOTICE OF MEETINGS. Except as otherwise provided by law, notice, given in writing or by electronic transmission, of each meeting of stockholders shall be given not less than ten (10) nor more than sixty (60) days before the date of the meeting to each stockholder entitled to vote at such meeting, such notice to specify the place, if any, date and hour, in the case of special meetings, the purpose or purposes of the meeting, and the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present in person and vote at any such meeting. If mailed, notice is given when deposited in the United States mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the corporation. Notice of the time, place, if any, and purpose of any meeting of stockholders may be waived in writing, signed by the person entitled to notice thereof or by electronic transmission by such person, either before

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or after such meeting, and will be waived by any stockholder by his attendance thereat in person, by remote communication, if applicable, or by proxy, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Any stockholder so waiving notice of such meeting shall be bound by the proceedings of any such meeting in all respects as if due notice thereof had been given. (Del. Code Ann., tit. 8, §§ 222, 229, 232)

Section 8.    QUORUM. At all meetings of stockholders, except where otherwise provided by statute or by the Certificate of Incorporation, or by these Bylaws, the presence, in person, by remote communication, if applicable, or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business. In the absence of a quorum, any meeting of stockholders may be adjourned, from time to time, either by the chairman of the meeting or by vote of the holders of a majority of the shares represented thereat, but no other business shall be transacted at such meeting. The stockholders present at a duly called or convened meeting, at which a quorum is present, may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum. Except as otherwise provided by statute, or by the Certificate of Incorporation or these Bylaws, in all matters other than the election of directors, the affirmative vote of a majority of shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the subject matter shall be the act of the stockholders. Except as otherwise provided by statute, the Certificate of Incorporation or these Bylaws, directors shall be elected by a plurality of the votes of the shares present in person, by remote communication, if applicable, or represented by proxy duly authorized at the meeting and entitled to vote generally on the election of directors. Where a separate vote by a class or classes or series is required, except where otherwise provided by the statute or by the Certificate of Incorporation or these Bylaws, a majority of the outstanding shares of such class or classes or series, present in person, by remote communication, if applicable, or represented by proxy duly authorized, shall constitute a quorum entitled to take action with respect to that vote on that matter. Except where otherwise provided by statute or by the Certificate of Incorporation or these Bylaws, the affirmative vote of the majority (plurality, in the case of the election of directors) of shares of such class or classes or series present in person, by remote communication, if applicable, or represented by proxy at the meeting shall be the act of such class or classes or series. (Del. Code Ann., tit. 8, § 216)

Section 9.    ADJOURNMENT AND NOTICE OF ADJOURNED MEETINGS. Any meeting of stockholders, whether annual or special, may be adjourned from time to time either by the chairman of the meeting or by the vote of a majority of the shares present in person, by remote communication, if applicable, or represented by proxy. When a meeting is adjourned to another time or place, if any, notice need not be given of the adjourned meeting if the time and place, if any, thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the corporation may transact any business which might have been transacted at the original meeting. If the adjournment is for more than thirty (30) days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. (Del. Code Ann., tit. 8, § 222(c))

Section 10.    VOTING RIGHTS. For the purpose of determining those stockholders entitled to vote at any meeting of the stockholders, except as otherwise provided by law, only persons in whose names shares stand on the stock records of the corporation on the record date, as provided in Section 12 of these Bylaws, shall be entitled to vote at any meeting of stockholders. Every person entitled to vote or execute consents shall have the right to do so either in person, by remote communication, if applicable, or by an agent or agents authorized by a proxy granted in accordance with Delaware law. An agent so appointed need not be a stockholder. No proxy shall be voted after three (3) years from its date of creation unless the proxy provides for a longer period. (Del. Code Ann., tit. 8, §§ 211(e), 212(b))

Section 11.    JOINT OWNERS OF STOCK. If shares or other securities having voting power stand of record in the names of two (2) or more persons, whether fiduciaries, members of a partnership, joint tenants, tenants in

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common, tenants by the entirety, or otherwise, or if two (2) or more persons have the same fiduciary relationship respecting the same shares, unless the Secretary is given written notice to the contrary and is furnished with a copy of the instrument or order appointing them or creating the relationship wherein it is so provided, their acts with respect to voting shall have the following effect: (a) if only one (1) votes, his act binds all; (b) if more than one (1) votes, the act of the majority so voting binds all; (c) if more than one (1) votes, but the vote is evenly split on any particular matter, each faction may vote the securities in question proportionally, or may apply to the Delaware Court of Chancery for relief as provided in the DGCL, Section 217(b). If the instrument filed with the Secretary shows that any such tenancy is held in unequal interests, a majority or even-split for the purpose of subsection (c) shall be a majority or even-split in interest. (Del. Code Ann., tit. 8, § 217(b))

Section 12.    LIST OF STOCKHOLDERS. The Secretary shall prepare and make, at least ten (10) days before every meeting of stockholders, a complete list of the stockholders entitled to vote at said meeting, arranged in alphabetical order, showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, on a reasonably accessible electronic network, provided that the information required to gain access to such list is provided with the notice of the meeting, or during ordinary business hours, at the principal place of business of the corporation. In the event that the corporation determines to make the list available on an electronic network, the corporation may take reasonable steps to ensure that such information is available only to stockholders of the corporation. The list shall be open to examination of any stockholder during the time of the meeting as provided by law. (Del. Code Ann., tit. 8, § 219)

Section 13.    ACTION WITHOUT MEETING.

(a)    Unless otherwise provided in the Certificate of Incorporation, any action required by statute to be taken at any annual or special meeting of the stockholders, or any action which may be taken at any annual or special meeting of the stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent in writing, or by electronic transmission setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. (Del. Code Ann., tit. 8, § 228)

(b)    Every written consent or electronic transmission shall bear the date of signature of each stockholder who signs the consent, and no written consent or electronic transmission shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated consent delivered to the corporation in the manner herein required, written consents or electronic transmissions signed by a sufficient number of stockholders to take action are delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. (Del. Code Ann., tit. 8, § 228)

(c)    Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing or by electronic transmission and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for such meeting had been the date that written consents signed by a sufficient number of stockholders to take action were delivered to the corporation as provided in Section 228(c) of the DGCL. If the action which is consented to is such as would have required the filing of a certificate under any section of the DGCL if such action had been voted on by stockholders at a meeting thereof, then the certificate filed under such section shall state, in lieu of any statement required by such section concerning any vote of stockholders, that written consent has been given in accordance with Section 228 of the DGCL.

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(d)    A telegram, cablegram or other electronic transmission consenting to an action to be taken and transmitted by a stockholder or proxyholder, shall be deemed to be written, signed and dated for the purposes of this section, provided that any such telegram, cablegram or other electronic transmission sets forth or is delivered with information from which the corporation can determine (i) that the telegram, cablegram or other electronic transmission was transmitted by the stockholder or proxyholder or by a person or persons authorized to act for the stockholder and (ii) the date on which such stockholder or proxyholder or authorized person or persons transmitted such telegram, cablegram or electronic transmission. The date on which such telegram, cablegram or electronic transmission is transmitted shall be deemed to be the date on which such consent was signed. No consent given by telegram, cablegram or other electronic transmission shall be deemed to have been delivered until such consent is reproduced in paper form and until such paper form shall be delivered to the corporation by delivery to its registered office in the state of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to a corporation’s registered office shall be made by hand or by certified or registered mail, return receipt requested. Notwithstanding the foregoing limitations on delivery, consents given by telegram, cablegram or other electronic transmission may be otherwise delivered to the principal place of business of the corporation or to an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded if, to the extent and in the manner provided by resolution of the board of directors of the corporation. Any copy, facsimile or other reliable reproduction of a consent in writing may be substituted or used in lieu of the original writing for any and all purposes for which the original writing could be used, provided that such copy, facsimile or other reproduction shall be a complete reproduction of the entire original writing. (Del. Code Ann., tit. 8 § 228(d))

Section 14.    ORGANIZATION.

(a)    At every meeting of stockholders, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or, if the President is absent, a chairman of the meeting chosen by a majority in interest of the stockholders entitled to vote, present in person or by proxy, shall act as chairman. The Secretary, or, in his absence, an Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

(b)    The Board of Directors of the corporation shall be entitled to make such rules or regulations for the conduct of meetings of stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, establishing an agenda or order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to stockholders of record of the corporation and their duly authorized and constituted proxies and such other persons as the chairman shall permit, restrictions on entry to the meeting after the time fixed for the commencement thereof, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting on matters which are to be voted on by ballot. The date and time of the opening and closing of the polls for each matter upon which the stockholders will vote at the meeting shall be announced at the meeting. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with rules of parliamentary procedure.

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ARTICLE IV

DIRECTORS

Section 15.    NUMBER AND TERM OF OFFICE. The authorized number of directors of the corporation shall be fixed by the Board of Directors from time to time. Directors need not be stockholders unless so required by the Certificate of Incorporation. If for any cause, the directors shall not have been elected at an annual meeting, they may be elected as soon thereafter as convenient. (Del. Code Ann., tit. 8, §§ 141(b), 211(b), (c))

Section 16.    POWERS. The powers of the corporation shall be exercised, its business conducted and its property controlled by the Board of Directors, except as may be otherwise provided by statute or by the Certificate of Incorporation. (Del. Code Ann., tit. 8, § 141(a))

Section 17.    TERM OF DIRECTORS.

(a)    Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, directors shall be elected at each annual meeting of stockholders for a term of one year. Each director shall serve until his successor is duly elected and qualified or until his death, resignation or removal. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

(b)    No person entitled to vote at an election for directors may cumulate votes to which such person is entitled, unless, at the time of such election, the corporation is subject to Section 2115(b) of the CGCL. During such time or times that the corporation is subject to Section 2115(b) of the CGCL, every stockholder entitled to vote at an election for directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which such stockholder’s shares are otherwise entitled, or distribute the stockholder’s votes on the same principle among as many candidates as such stockholder thinks fit. No stockholder, however, shall be entitled to so cumulate such stockholder’s votes unless (i) the names of such candidate or candidates have been placed in nomination prior to the voting and (ii) the stockholder has given notice at the meeting, prior to the voting, of such stockholder’s intention to cumulate such stockholder’s votes. If any stockholder has given proper notice to cumulate votes, all stockholders may cumulate their votes for any candidates who have been properly placed in nomination. Under cumulative voting, the candidates receiving the highest number of votes, up to the number of directors to be elected, are elected.

Section 18.    VACANCIES.

(a)    Unless otherwise provided in the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other causes and any newly created directorships resulting from any increase in the number of directors shall, unless the Board of Directors determines by resolution that any such vacancies or newly created directorships shall be filled by stockholders, be filled only by the affirmative vote of a majority of the directors then in office, even though less than a quorum of the Board of Directors. Any director elected in accordance with the preceding sentence shall hold office for the remainder of the full term of the director for which the vacancy was created or occurred and until such director’s successor shall have been elected and qualified. A vacancy in the Board of Directors shall be deemed to exist under this Bylaw in the case of the death, removal or resignation of any director. (Del. Code Ann., tit. 8, § 223(a), (b))

(b)    At any time or times that the corporation is subject to §2115(b) of the CGCL, if, after the filling of any vacancy, the directors then in office who have been elected by stockholders shall constitute less than a majority of the directors then in office, then

(i)    any holder or holders of an aggregate of five percent (5%) or more of the total number of shares at the time outstanding having the right to vote for those directors may call a special meeting of stockholders; or

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(ii)    the Superior Court of the proper county shall, upon application of such stockholder or stockholders, summarily order a special meeting of the stockholders, to be held to elect the entire board, all in accordance with Section 305(c) of the CGCL, the term of office of any director shall terminate upon that election of a successor. (CGCL §305(c))

Section 19.    RESIGNATION. Any director may resign at any time by delivering his or her notice in writing or by electronic transmission to the Secretary, such resignation to specify whether it will be effective at a particular time, upon receipt by the Secretary or at the pleasure of the Board of Directors. If no such specification is made, it shall be deemed effective at the pleasure of the Board of Directors. When one or more directors shall resign from the Board of Directors, effective at a future date, a majority of the directors then in office, including those who have so resigned, shall have power to fill such vacancy or vacancies, the vote thereon to take effect when such resignation or resignations shall become effective, and each Director so chosen shall hold office for the unexpired portion of the term of the Director whose place shall be vacated and until his successor shall have been duly elected and qualified. (Del. Code Ann., tit. 8, §§ 141(b), 223(d))

Section 20.    REMOVAL.

(a)    Subject to any limitations imposed by applicable law (and assuming the corporation is not subject to Section 2115 of the CGCL), the Board of Directors or any director may be removed from office at any time (i) with cause by the affirmative vote of the holders of a majority of the voting power of all then-outstanding shares of capital stock of the corporation entitled to vote generally at an election of directors or (ii) without cause by the affirmative vote of the holders of sixty-six and two-thirds percent (66-2/3%) of the voting power of all then-outstanding shares of capital stock of the corporation, entitled to vote generally at an election of directors.

(b)    During such time or times that the corporation is subject to Section 2115(b) of the CGCL, the Board of Directors or any individual director may be removed from office at any time without cause by the affirmative vote of the holders of at least a majority of the outstanding shares entitled to vote on such removal; provided, however, that unless the entire Board is removed, no individual director may be removed when the votes cast against such director’s removal, or not consenting in writing to such removal, would be sufficient to elect that director if voted cumulatively at an election which the same total number of votes were cast (or, if such action is taken by written consent, all shares entitled to vote were voted) and the entire number of directors authorized at the time of such director’s most recent election were then being elected.

Section 21.    MEETINGS.

(a)    Regular Meetings. Unless otherwise restricted by the Certificate of Incorporation, regular meetings of the Board of Directors may be held at any time or date and at any place within or without the State of Delaware which has been designated by the Board of Directors and publicized among all directors, either orally or in writing, including a voice-messaging system or other system designated to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means. No further notice shall be required for a regular meeting of the Board of Directors. (Del. Code Ann., tit. 8, § 141(g))

(b)    Special Meetings. Unless otherwise restricted by the Certificate of Incorporation, special meetings of the Board of Directors may be held at any time and place within or without the State of Delaware whenever called by the Chairman of the Board, the President or any director. (Del. Code Ann., tit. 8, § 141(g))

(c)    Meetings by Electronic Communications Equipment. Any member of the Board of Directors, or of any committee thereof, may participate in a meeting by means of conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting by such means shall constitute presence in person at such meeting. (Del. Code Ann., tit. 8, § 141(i))

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(d)    Notice of Special Meetings. Notice of the time and place of all special meetings of the Board of Directors shall be orally or in writing, by telephone, including a voice messaging system or other system or technology designed to record and communicate messages, facsimile, telegraph or telex, or by electronic mail or other electronic means, during normal business hours, at least twenty-four (24) hours before the date and time of the meeting. If notice is sent by US mail, it shall be sent by first class mail, postage prepaid at least three (3) days before the date of the meeting. Notice of any meeting may be waived in writing or by electronic transmission at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends the meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. (Del. Code Ann., tit. 8, § 229)

(e)    Waiver of Notice. The transaction of all business at any meeting of the Board of Directors, or any committee thereof, however called or noticed, or wherever held, shall be as valid as though had at a meeting duly held after regular call and notice, if a quorum be present and if, either before or after the meeting, each of the directors not present who did not receive notice shall sign a written waiver of notice or shall waive notice by electronic transmission. All such waivers shall be filed with the corporate records or made a part of the minutes of the meeting. (Del. Code Ann., tit. 8, § 229)

Section 22.    QUORUM AND VOTING.

(a)    Unless the Certificate of Incorporation requires a greater number, a quorum of the Board of Directors shall consist of a majority of the exact number of directors fixed from time to time by the Board of Directors in accordance with the Certificate of Incorporation; provided, however, at any meeting, whether a quorum be present or otherwise, a majority of the directors present may adjourn from time to time until the time fixed for the next regular meeting of the Board of Directors, without notice other than by announcement at the meeting. (Del. Code Ann., tit. 8, § 141(b))

(b)    At each meeting of the Board of Directors at which a quorum is present, all questions and business shall be determined by the affirmative vote of a majority of the directors present, unless a different vote be required by law, the Certificate of Incorporation or these Bylaws. (Del. Code Ann., tit. 8, § 141(b))

Section 23.    ACTION WITHOUT MEETING. Unless otherwise restricted by the Certificate of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting, if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and such writing or writings or transmission or transmissions are filed with the minutes of proceedings of the Board of Directors or committee. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form. (Del. Code Ann., tit. 8, § 141(f))

Section 24.    FEES AND COMPENSATION. Directors shall be entitled to such compensation for their services as may be approved by the Board of Directors, including, if so approved, by resolution of the Board of Directors, a fixed sum and expenses of attendance, if any, for attendance at each regular or special meeting of the Board of Directors and at any meeting of a committee of the Board of Directors. Nothing herein contained shall be construed to preclude any director from serving the corporation in any other capacity as an officer, agent, employee, or otherwise and receiving compensation therefor. (Del. Code Ann., tit. 8, § 141(h))

Section 25.    COMMITTEES.

(a)    Executive Committee. The Board of Directors may appoint an Executive Committee to consist of one (1) or more members of the Board of Directors. The Executive Committee, to the extent permitted by law and provided in the resolution of the Board of Directors shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to (i) approving or adopting, or recommending to the stockholders, any action or

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matter expressly required by the DGCL to be submitted to stockholders for approval, or (ii) adopting, amending or repealing any bylaw of the corporation. (Del. Code Ann., tit. 8, § 141(c))

(b)    Other Committees. The Board of Directors may, from time to time, appoint such other committees as may be permitted by law. Such other committees appointed by the Board of Directors shall consist of one (1) or more members of the Board of Directors and shall have such powers and perform such duties as may be prescribed by the resolution or resolutions creating such committees, but in no event shall any such committee have the powers denied to the Executive Committee in these Bylaws. (Del. Code Ann., tit. 8, § 141(c))

(c)    Term. The Board of Directors, subject to any requirements of any outstanding series of Preferred Stock and the provisions of subsections (a) or (b) of this Bylaw may at any time increase or decrease the number of members of a committee or terminate the existence of a committee. The membership of a committee member shall terminate on the date of his death or voluntary resignation from the committee or from the Board of Directors. The Board of Directors may at any time for any reason remove any individual committee member and the Board of Directors may fill any committee vacancy created by death, resignation, removal or increase in the number of members of the committee. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee, and, in addition, in the absence or disqualification of any member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. (Del. Code Ann., tit. 8, §141(c))

(d)    Meetings. Unless the Board of Directors shall otherwise provide, regular meetings of the Executive Committee or any other committee appointed pursuant to this Section 25 shall be held at such times and places as are determined by the Board of Directors, or by any such committee, and when notice thereof has been given to each member of such committee, no further notice of such regular meetings need be given thereafter. Special meetings of any such committee may be held at any place which has been determined from time to time by such committee, and may be called by any director who is a member of such committee, upon notice to the members of such committee of the time and place of such special meeting given in the manner provided for the giving of notice to members of the Board of Directors of the time and place of special meetings of the Board of Directors. Notice of any special meeting of any committee may be waived in writing at any time before or after the meeting and will be waived by any director by attendance thereat, except when the director attends such special meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. Unless otherwise provided by the Board of Directors in the resolutions authorizing the creation of the committee, a majority of the authorized number of members of any such committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of such committee. (Del. Code Ann., tit. 8, §§ 141(c), 229)

Section 26.    ORGANIZATION. At every meeting of the directors, the Chairman of the Board of Directors, or, if a Chairman has not been appointed or is absent, the President, or if the President is absent, the most senior Vice President, (if a director) or, in the absence of any such person, a chairman of the meeting chosen by a majority of the directors present, shall preside over the meeting. The Secretary, or in his absence, any Assistant Secretary directed to do so by the President, shall act as secretary of the meeting.

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ARTICLE V

OFFICERS

Section 27.    OFFICERS DESIGNATED. The officers of the corporation shall include, if and when designated by the Board of Directors, the Chairman of the Board of Directors, the Chief Executive Officer, the President, one or more Vice Presidents, the Secretary, the Chief Financial Officer, the Treasurer and the Controller, all of whom shall be elected at the annual organizational meeting of the Board of Directors. The Board of Directors may also appoint one or more Assistant Secretaries, Assistant Treasurers, Assistant Controllers and such other officers and agents with such powers and duties as it shall deem necessary. The Board of Directors may assign such additional titles to one or more of the officers as it shall deem appropriate. Any one person may hold any number of offices of the corporation at any one time unless specifically prohibited therefrom by law. The salaries and other compensation of the officers of the corporation shall be fixed by or in the manner designated by the Board of Directors. (Del. Code Ann., tit. 8, §§ 122(5), 142(a), (b))

Section 28.    TENURE AND DUTIES OF OFFICERS.

(a)    General. All officers shall hold office at the pleasure of the Board of Directors and until their successors shall have been duly elected and qualified, unless sooner removed. Any officer elected or appointed by the Board of Directors may be removed at any time by the Board of Directors. If the office of any officer becomes vacant for any reason, the vacancy may be filled by the Board of Directors. (Del. Code Ann., tit. 8, § 141(b), (e))

(b)    Duties of Chairman of the Board of Directors. The Chairman of the Board of Directors, when present, shall preside at all meetings of the stockholders and the Board of Directors. The Chairman of the Board of Directors shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. If there is no President, then the Chairman of the Board of Directors shall also serve as the Chief Executive Officer of the corporation and shall have the powers and duties prescribed in paragraph (c) of this Section 28. (Del. Code Ann., tit. 8, § 142(a))

(c)    Duties of President. The President shall preside at all meetings of the stockholders and at all meetings of the Board of Directors, unless the Chairman of the Board of Directors has been appointed and is present. Unless some other officer has been elected Chief Executive Officer of the corporation, the President shall be the chief executive officer of the corporation and shall, subject to the control of the Board of Directors, have general supervision, direction and control of the business and officers of the corporation. The President shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(d)    Duties of Vice Presidents. The Vice Presidents may assume and perform the duties of the President in the absence or disability of the President or whenever the office of President is vacant. The Vice Presidents shall perform other duties commonly incident to their office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(e)    Duties of Secretary. The Secretary shall attend all meetings of the stockholders and of the Board of Directors and shall record all acts and proceedings thereof in the minute book of the corporation. The Secretary shall give notice in conformity with these Bylaws of all meetings of the stockholders and of all meetings of the Board of Directors and any committee thereof requiring notice. The Secretary shall perform all other duties provided for in these Bylaws and other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors shall designate from time to time. The President may direct any Assistant Secretary to assume and perform the duties of the Secretary in the absence or disability of the Secretary, and each Assistant Secretary shall perform other duties commonly incident to the

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office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

(f)    Duties of Chief Financial Officer. The Chief Financial Officer shall keep or cause to be kept the books of account of the corporation in a thorough and proper manner and shall render statements of the financial affairs of the corporation in such form and as often as required by the Board of Directors or the President. The Chief Financial Officer, subject to the order of the Board of Directors, shall have the custody of all funds and securities of the corporation. The Chief Financial Officer shall perform other duties commonly incident to his office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. The President may direct the Treasurer or any Assistant Treasurer, or the Controller or any Assistant Controller to assume and perform the duties of the Chief Financial Officer in the absence or disability of the Chief Financial Officer, and each Treasurer and Assistant Treasurer and each Controller and Assistant Controller shall perform other duties commonly incident to the office and shall also perform such other duties and have such other powers as the Board of Directors or the President shall designate from time to time. (Del. Code Ann., tit. 8, § 142(a))

Section 29.    DELEGATION OF AUTHORITY. The Board of Directors may from time to time delegate the powers or duties of any officer to any other officer or agent, notwithstanding any provision hereof.

Section 30.    RESIGNATIONS. Any officer may resign at any time by giving notice in writing or by electronic transmission notice to the Board of Directors or to the President or to the Secretary. Any such resignation shall be effective when received by the person or persons to whom such notice is given, unless a later time is specified therein, in which event the resignation shall become effective at such later time. Unless otherwise specified in such notice, the acceptance of any such resignation shall not be necessary to make it effective. Any resignation shall be without prejudice to the rights, if any, of the corporation under any contract with the resigning officer. (Del. Code Ann., tit. 8, § 142(b))

Section 31.    REMOVAL. Any officer may be removed from office at any time, either with or without cause, by the affirmative vote of a majority of the directors in office at the time, or by the unanimous written consent of the directors in office at the time, or by any committee or superior officers upon whom such power of removal may have been conferred by the Board of Directors.

ARTICLE VI

EXECUTION OF CORPORATE INSTRUMENTS AND VOTING

OF SECURITIES OWNED BY THE CORPORATION

Section 32.    EXECUTION OF CORPORATE INSTRUMENTS. The Board of Directors may, in its discretion, determine the method and designate the signatory officer or officers, or other person or persons, to execute on behalf of the corporation any corporate instrument or document, or to sign on behalf of the corporation the corporate name without limitation, or to enter into contracts on behalf of the corporation, except where otherwise provided by law or these Bylaws, and such execution or signature shall be binding upon the corporation. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158)

All checks and drafts drawn on banks or other depositaries on funds to the credit of the corporation or in special accounts of the corporation shall be signed by such person or persons as the Board of Directors shall authorize so to do.

Unless authorized or ratified by the Board of Directors or within the agency power of an officer, no officer, agent or employee shall have any power or authority to bind the corporation by any contract or engagement or to pledge its credit or to render it liable for any purpose or for any amount. (Del. Code Ann., tit. 8, §§ 103(a), 142(a), 158))

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Section 33.    VOTING OF SECURITIES OWNED BY THE CORPORATION. All stock and other securities of other corporations owned or held by the corporation for itself, or for other parties in any capacity, shall be voted, and all proxies with respect thereto shall be executed, by the person authorized so to do by resolution of the Board of Directors, or, in the absence of such authorization, by the Chairman of the Board of Directors, the Chief Executive Officer, the President, or any Vice President. (Del. Code Ann., tit. 8, § 123)

ARTICLE VII

SHARES OF STOCK

Section 34.    FORM AND EXECUTION OF CERTIFICATES. Certificates for the shares of stock of the corporation shall be in such form as is consistent with the Certificate of Incorporation and applicable law. Every holder of stock in the corporation shall be entitled to have a certificate signed by or in the name of the corporation by the Chairman of the Board of Directors, or the President, Chief Executive Officer or any Vice President and by the Chief Financial Officer, the Treasurer or Assistant Treasurer or the Secretary or Assistant Secretary, certifying the number of shares owned by him in the corporation. Any or all of the signatures on the certificate may be facsimiles. In case any officer, transfer agent, or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued with the same effect as if he were such officer, transfer agent, or registrar at the date of issue. Each certificate shall state upon the face or back thereof, in full or in summary, all of the powers, designations, preferences, and rights, and the limitations or restrictions of the shares authorized to be issued or shall, except as otherwise required by law, set forth on the face or back a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. Within a reasonable time after the issuance or transfer of uncertificated stock, the corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to this section or otherwise required by law or with respect to this section a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights. (Del. Code Ann., tit. 8, § 158)

Section 35.    LOST CERTIFICATES. A new certificate or certificates shall be issued in place of any certificate or certificates theretofore issued by the corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. The corporation may require, as a condition precedent to the issuance of a new certificate or certificates, the owner of such lost, stolen, or destroyed certificate or certificates, or the owner’s legal representative, to agree to indemnify the corporation in such manner as it shall require or to give the corporation a surety bond in such form and amount as it may direct as indemnity against any claim that may be made against the corporation with respect to the certificate alleged to have been lost, stolen, or destroyed. (Del. Code Ann., tit. 8, § 167)

Section 36.    TRANSFERS.

(a)    Transfers of record of shares of stock of the corporation shall be made only upon its books by the holders thereof, in person or by attorney duly authorized, and upon the surrender of a properly endorsed certificate or certificates for a like number of shares. (Del. Code Ann., tit. 8, § 201, tit. 6, § 8- 401(1))

(b)    The corporation shall have power to enter into and perform any agreement with any number of stockholders of any one or more classes of stock of the corporation to restrict the transfer of shares of stock of the corporation of any one or more classes owned by such stockholders in any manner not prohibited by the DGCL. (Del. Code Ann., tit. 8, § 160 (a))

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Section 37.    FIXING RECORD DATES.

(a)    In order that the corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, subject to applicable law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b)    In order that the corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. Any stockholder of record seeking to have the stockholders authorize or take corporate action by written consent shall, by written notice to the Secretary, request the Board of Directors to fix a record date. The Board of Directors shall promptly, but in all events within ten (10) days after the date on which such a request is received, adopt a resolution fixing the record date. If no record date has been fixed by the Board of Directors within ten (10) days of the date on which such a request is received, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c)    In order that the corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than sixty (60) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. (Del. Code Ann., tit. 8, § 213)

Section 38.    REGISTERED STOCKHOLDERS. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of Delaware. (Del. Code Ann., tit. 8, §§ 213(a), 219)

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ARTICLE VIII

OTHER SECURITIES OF THE CORPORATION

Section 39.    EXECUTION OF OTHER SECURITIES. All bonds, debentures and other corporate securities of the corporation, other than stock certificates (covered in Section 34), may be signed by the Chairman of the Board of Directors, the President, the Chief Executive Officer or any Vice President, or such other person as may be authorized by the Board of Directors, and the corporate seal impressed thereon or a facsimile of such seal imprinted thereon and attested by the signature of the Secretary or an Assistant Secretary, or the Chief Financial Officer or Treasurer or an Assistant Treasurer; provided, however, that where any such bond, debenture or other corporate security shall be authenticated by the manual signature, or where permissible facsimile signature, of a trustee under an indenture pursuant to which such bond, debenture or other corporate security shall be issued, the signatures of the persons signing and attesting the corporate seal on such bond, debenture or other corporate security may be the imprinted facsimile of the signatures of such persons. Interest coupons appertaining to any such bond, debenture or other corporate security, authenticated by a trustee as aforesaid, shall be signed by the Chief Financial Officer or the Treasurer or an Assistant Treasurer of the corporation or such other person as may be authorized by the Board of Directors, or bear imprinted thereon the facsimile signature of such person. In case any officer who shall have signed or attested any bond, debenture or other corporate security, or whose facsimile signature shall appear thereon or on any such interest coupon, shall have ceased to be such officer before the bond, debenture or other corporate security so signed or attested shall have been delivered, such bond, debenture or other corporate security nevertheless may be adopted by the corporation and issued and delivered as though the person who signed the same or whose facsimile signature shall have been used thereon had not ceased to be such officer of the corporation.

ARTICLE IX

DIVIDENDS

Section 40.    DECLARATION OF DIVIDENDS. Dividends upon the capital stock of the corporation, subject to the provisions of the Certificate of Incorporation and applicable law, if any, may be declared by the Board of Directors pursuant to law at any regular or special meeting. Dividends may be paid in cash, in property, or in shares of the capital stock, subject to the provisions of the Certificate of Incorporation and applicable law. (Del. Code Ann., tit. 8, §§ 170, 173)

Section 41.    DIVIDEND RESERVE. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum or sums as the Board of Directors from time to time, in their absolute discretion, think proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interests of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created. (Del. Code Ann., tit. 8, § 171)

ARTICLE X

FISCAL YEAR

Section 42.    FISCAL YEAR. The fiscal year of the corporation shall be fixed by resolution of the Board of Directors.

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ARTICLE XI

INDEMNIFICATION

Section 43.    INDEMNIFICATION OF DIRECTORS, OFFICERS, EMPLOYEES AND OTHER AGENTS.

(a)    Directors and Officers. The corporation shall indemnify its directors and officers to the fullest extent not prohibited by the DGCL or any other applicable law; provided, however, that the corporation may modify the extent of such indemnification by individual contracts with its directors and officers; and, provided, further, that the corporation shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the corporation, (iii) such indemnification is provided by the corporation, in its sole discretion, pursuant to the powers vested in the corporation under the DGCL or any other applicable law or (iv) such indemnification is required to be made under subsection (d). A director’s entitlement to indemnification under this Article XI includes his or her capacity both as a member of the Board or Directors and as a member of any committee, including the audit committee, of the Board of Directors.

(b)    Employees and Other Agents. The corporation shall have power to indemnify its employees and other agents as set forth in the DGCL or any other applicable law. The Board of Directors shall have the power to delegate the determination of whether indemnification shall be given to any such person to such officers or other persons as the Board of Directors shall determine.

(c)    Expenses. The corporation shall advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, member of a committee of the Board of Directors or officer, of the corporation, or is or was serving at the request of the corporation as a director or officer of another corporation, limited liability company, partnership, joint venture, trust or other enterprise, or as a member or manager of a limited liability company, as a partner of a partnership or as a trustee of a trust, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or officer in connection with such proceeding provided, however, that if the DGCL requires, an advancement of expenses incurred by a director or officer in his or her capacity as a director or officer (and not in any other capacity in which service was or is rendered by such indemnitee, including, without limitation, service to an employee benefit plan) shall be made only upon delivery to the corporation of an undertaking (hereinafter an “undertaking”), by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal (hereinafter a “final adjudication”) that such indemnitee is not entitled to be indemnified for such expenses under this Section 43 or otherwise.

Notwithstanding the foregoing, unless otherwise determined pursuant to paragraph (e) of this Section 43, no advance shall be made by the corporation to an officer of the corporation (except by reason of the fact that such officer is or was a director of the corporation in which event this paragraph shall not apply) in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made (i) by a majority vote of directors who were not parties to the proceeding, even if not a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or such directors so direct, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation.

(d)    Enforcement. Without the necessity of entering into an express contract, all rights to indemnification and advances to directors and officers under this Bylaw shall be deemed to be contractual rights and be effective to the same extent and as if provided for in a contract between the corporation and the director or

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officer. Any right to indemnification or advances granted by this Section 43 to a director or officer shall be enforceable by or on behalf of the person holding such right in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. The claimant in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting the claim. In connection with any claim for indemnification, the corporation shall be entitled to raise as a defense to any such action that the claimant has not met the standards of conduct that make it permissible under the DGCL or any other applicable law for the corporation to indemnify the claimant for the amount claimed. In connection with any claim by an officer of the corporation (except in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such executive officer is or was a director of the corporation) for advances, the corporation shall be entitled to raise a defense as to any such action clear and convincing evidence that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the corporation, or with respect to any criminal action or proceeding that such person acted without reasonable cause to believe that his conduct was lawful. Neither the failure of the corporation (including its Board of Directors, independent legal counsel or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in the DGCL or any other applicable law, nor an actual determination by the corporation (including its Board of Directors, independent legal counsel or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that claimant has not met the applicable standard of conduct. In any suit brought by a director or officer to enforce a right to indemnification or to an advancement of expenses hereunder, the burden of proving that the director or officer is not entitled to be indemnified, or to such advancement of expenses, under this Section 43 or otherwise shall be on the corporation.

(e)    Non-Exclusivity of Rights. The rights conferred on any person by this Bylaw shall not be exclusive of any other right which such person may have or hereafter acquire under any applicable statute, provision of the Certificate of Incorporation, Bylaws, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding office. The corporation is specifically authorized to enter into individual contracts with any or all of its directors, officers, employees or agents respecting indemnification and advances, to the fullest extent not prohibited by the DGCL, or by any other applicable law.

(f)    Survival of Rights. The rights conferred on any person by this Bylaw shall continue as to a person who has ceased to be a director officer, employee or other agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

(g)    Insurance. To the fullest extent permitted by the DGCL or any other applicable law, the corporation, upon approval by the Board of Directors, may purchase insurance on behalf of any person required or permitted to be indemnified pursuant to this Section 43. The corporation shall promptly notify its directors and officers of any change, lapse or cancellation of such insurance coverage.

(h)    Amendments. Any repeal or modification of this Section 43 shall only be prospective and shall not affect the rights under this Bylaw in effect at the time of the alleged occurrence of any action or omission to act that is the cause of any proceeding against any agent of the corporation.

(i)    Saving Clause. If this Bylaw or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the corporation shall nevertheless indemnify each director and officer to the full extent not prohibited by any applicable portion of this Section 43 that shall not have been invalidated, or by any other applicable law. If this Section 43 shall be invalid due to the application of the indemnification provisions of another jurisdiction, then the corporation shall indemnify each director and officer to the full extent under any other applicable law.

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(j)    Certain Definitions. For the purposes of this Bylaw, the following definitions shall apply:

(1)    The term “proceeding” shall be broadly construed and shall include, without limitation, the investigation, preparation, prosecution, defense, settlement, arbitration and appeal of, and the giving of testimony in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative.

(2)    The term “expenses” shall be broadly construed and shall include, without limitation, court costs, attorneys’ fees, witness fees, fines, amounts paid in settlement or judgment and any other costs and expenses of any nature or kind incurred in connection with any proceeding.

(3)    The term the “corporation” shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Section 43 with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.

(4)    References to a “director,” “executive officer,” “officer,” “employee,” or “agent” of the corporation shall include, without limitation, situations where such person is serving at the request of the corporation as, respectively, a director, manager, partner, executive officer, officer, employee, member, trustee or agent of another corporation, limited liability company, partnership, joint venture, trust or other enterprise. References to “director” and “directors” include directors in their capacities as members of the Board of Directors and as members of any committee (including the audit committee) of the Board of Directors.

(5)    References to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to “serving at the request of the corporation” shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the corporation” as referred to in this Section 43.

ARTICLE XII

NOTICES

Section 44.    NOTICES.

(a)    Notice to Stockholders. Written notice to stockholders of stockholder meetings shall be given as provided in Section 7 herein. Without limiting the manner by which notice may otherwise be given effectively to stockholders under any agreement or contract with such stockholder, and except as otherwise required by law, written notice to stockholders for purposes other than stockholder meetings may be sent by United States mail or nationally recognized overnight courier, or by facsimile, telegraph or telex or by electronic mail or other electronic means. (Del. Code Ann., tit. 8, §§ 222, 232)

(b)    Notice to Directors. Any notice required to be given to any director may be given by the method stated in subsection (a), or as provided for in Section 21 of these Bylaws. If such notice is not delivered personally, it shall be sent to such address as such director shall have filed in writing with the Secretary, or, in the absence of such filing, to the last known post office address of such director.

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(c)    Affidavit of Mailing. An affidavit of mailing, executed by a duly authorized and competent employee of the corporation or its transfer agent appointed with respect to the class of stock affected or other agent, specifying the name and address or the names and addresses of the stockholder or stockholders, or director or directors, to whom any such notice or notices was or were given, and the time and method of giving the same, shall in the absence of fraud, be prima facie evidence of the facts therein contained. (Del. Code Ann., tit. 8, § 222)

(d)    Methods of Notice. It shall not be necessary that the same method of giving notice be employed in respect of all recipients of notice, but one permissible method may be employed in respect of any one or more, and any other permissible method or methods may be employed in respect of any other or others.

(e)    Notice to Person with Whom Communication Is Unlawful. Whenever notice is required to be given, under any provision of law or of the Certificate of Incorporation or Bylaws of the corporation, to any person with whom communication is unlawful, the giving of such notice to such person shall not be required and there shall be no duty to apply to any governmental authority or agency for a license or permit to give such notice to such person. Any action or meeting which shall be taken or held without notice to any such person with whom communication is unlawful shall have the same force and effect as if such notice had been duly given. In the event that the action taken by the corporation is such as to require the filing of a certificate under any provision of the DGCL, the certificate shall state, if such is the fact and if notice is required, that notice was given to all persons entitled to receive notice except such persons with whom communication is unlawful.

ARTICLE XIII

AMENDMENTS

Section 45.    AMENDMENTS. The Board of Directors is expressly empowered to adopt, amend or repeal Bylaws of the corporation. The stockholders shall also have power to adopt, amend or repeal the Bylaws of the corporation; provided, however, that, in addition to any vote of the holders of any class or series of stock of the corporation required by law or by this Certificate of Incorporation, the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws of the corporation.

ARTICLE XIV

LOANS TO OFFICERS

Section 46.    LOANS TO OFFICERS. The corporation may lend money to, or guarantee any obligation of, or otherwise assist any officer or other employee of the corporation or of its subsidiaries, including any officer or employee who is a Director of the corporation or its subsidiaries, whenever, in the judgment of the Board of Directors, such loan, guarantee or assistance may reasonably be expected to benefit the corporation. The loan, guarantee or other assistance may be with or without interest and may be unsecured, or secured in such manner as the Board of Directors shall approve, including, without limitation, a pledge of shares of stock of the corporation. Nothing in these Bylaws shall be deemed to deny, limit or restrict the powers of guaranty or warranty of the corporation at common law or under any statute. (Del. Code Ann., tit. 8, §143)

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